UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Prudential Financial, Inc.

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OUR PURPOSE IS TO MAKE LIVES BETTER BY SOLVING THE FINANCIAL CHALLENGES OF OUR CHANGING WORLD.

Prudential's commitment to its stakeholders is to lead in the development of financial, social and community prosperity. Sustainable, long-term shareholder value creation is the mark of our success.

To achieve this commitment, we provide:

Shareholders

Board accountability, transparency and integrity on behalf of Prudential's owners.

Employees

A culturally diverse and inclusive workplace that encourages employees to make the fullest use of their respective talents, with opportunities for professional enrichment.

Customers

A risk-smart business model that directs capital and capabilities to serve customers across a broad socioeconomic spectrum, creating financial opportunity for more people, institutions and communities.

Society

Strategic use of human and financial capital to promote inclusive economic growth.

At Prudential, we keep our promises

HUMAN CAPITAL

Prudential's Board and the Corporate Governance and Business Ethics Committee has oversight of talent, diversity and inclusion, and culture.

Our talent is our point of differentiation in the market and foundation for our success. Our investment in attracting, developing and retaining our colleagues is vital to the creation and protection of Prudential's long-term shareholder value.

Attract

Prudential attracts talented individuals who share our commitment to create accessible financial solutions to meet the long-term objectives of our global customers.

Over 50,000 Global Employees

Building a diverse and inclusive organization is a component of our strategic business initiative.

U.S. Employee Profile

	Women	People of Color
Management	48%	29%
Nonmanagement	65%	34%
Total Company	53%	31%

Pay Equity

We determine compensation levels for new hires based on individual qualifications and roles, versus how they may have been compensated in the past. The Board reviews annually the status of our pay practices and the Company's diversity and inclusion efforts.

Develop

Cultivating talent is a Company-wide priority. Prudential's employee resources foster career development, offer training opportunities for all associates along the career spectrum, and provide vibrant health and wellness programs for employees and their families.

Career Development

Prudential's "Skills Accelerator" enables employees to assess current skills, map them against the Company's future needs and build a plan for acquiring future-ready skills. This process results in a workforce that is better able to serve customers and address complex financial challenges.

Education

On-Demand. myLearning Pathway, a digital, mobile-enabled learning interface, curates high-quality, on-demand, learning resources. Over 3,000 employees have leveraged this active, effective and customized learning asset.

Live Curriculum. Learning opportunities support employees' ongoing professional development needs. Courses of study include applied strategic thinking, dynamic problem solving and advanced presentation skills.

Tuition Assistance & Industry Study Programs. Prudential offers employees financial support to advance their educational goals and increase their business knowledge.

Health & Wellness

Creating a culture where all colleagues feel supported and valued is paramount to our corporate mission. Prudential's holistic approach to employee well-being recognizes that individual success may require support in other aspects of our employees' lives.

Programs that promote personal well-being include:

- On-site health clinics
- Dependent Care Expense Reimbursement & Dependent Care Flexible Spending Account
- Mothers at Work Program
- Prudential LifeSolutions for Behavioral Health Services
- Health Coaching

Retain

Employee retention is a result of a rigorous talent acquisition process, provision of opportunities for professional enrichment throughout our employees' careers, and an inclusive culture. This environment results in a proactive focus on strategy, customers, operations and risk.

Employee Retention

11.6% Turnover Rate for U.S. employees. Below the national insurance and financial services rate.

Biannual Employee Engagement Survey

- Active solicitation of global employee feedback addressing our culture, management, career opportunities, compensation and benefits.
- Results influence how we strengthen our culture at Prudential and serve as a catalyst for implementing change within the company.
- Participation by over 80% of employees.

ENVIRONMENT

Operational and investment goals set the standards for Prudential's Global Environmental Commitment. These goals reflect the impact of our ongoing business operations and represent opportunities to earn attractive risk-adjusted returns while meeting our corporate purpose.

Focus Area	Target
Environmental Reporting	Increase robustness of annual reporting to CDP, corporate sustainability reporting and specific asset-level reporting
Responsible Use of Natural Resources	Reduce domestic GHG emissions 65% by 2050
Waste Reduction	Achieve 65% waste diversion by 2025 for Operations in the United States, Brazil, Taiwan, and Korea
Resiliency Preparation	Invest in long-termism and businesses and projects that support resiliency
Education & Engagement	Invite 100% of our top vendors to report on climate change KPIs by 2022

For more details, review the complete commitment and targets at: *www.prudential.com/links/about/our-commitment-environment/*

MILESTONES

2019

Q1

- ***Fortune*® Magazine's World's Most Admired Companies** ranks Prudential number 1 in the Insurance/Health category
- **Ethisphere** includes Prudential on its 2019 World's Most Ethical Companies® list, for the fifth consecutive year
- ***Barron's*** lists Prudential as one of the "100 Most Sustainable U.S. Companies"

Q2

- ***Military Times*** names Prudential a "Best for Vets" employer in 2019
- **Points of Light** names Prudential to its Civic 50
- Prudential completes its 24th annual Prudential **Spirit of Community Awards** honoring young volunteers
- Prudential is named to ***Corporate Responsibility Magazine's*** 100 Best Corporate Citizens

Q3

- Named to ***Fortune's*** 2019 Change the World List
- Prudential included in the **Disability Equality Index®** (DEI®) Best Places to Work, receiving a top score of 100%
- Prudential awarded the 2019 Leading Disability Employer Seal by the **National Organization on Disability**
- ***Working Mother*** includes Prudential in its "Top 100 Companies for Working Mothers"

Q4

- Prudential featured in **Catalyst's CEO Champions for Change** Report
- ***Forbes* and JUST Capital** rank Prudential the no. 3 company in the insurance industry

2020

Q1

- Prudential issued first green bond for the Company and for a major U.S. life insurer
- Prudential offsets domestic employee air and long-haul train travel making the Company carbon neutral for travel

Prudential Financial, Inc. 751 Broad Street, Newark, NJ 07102

March 26, 2020

Letter from the Board of Directors

to Our Shareholders

The Board values this opportunity to share our perspectives regarding the work we undertook for our shareholders during 2019. Our objective is to guide and oversee management in the creation of long-term value through the execution of an innovative business strategy, a commitment to corporate ethics, careful risk oversight, human capital development, a commitment to sustainability, and creating positive societal impact. In pursuit of these objectives, we are pleased to share with you an overview of the Board’s priorities and actions during the year.

BUSINESS STRATEGY

Our Board is vigilant in the oversight of our firm’s long-term strategy. By focusing on our long-term outlook, we support our common goal of creating enduring value in our firm.

In 2019, the Company extended its growth strategy through the groundbreaking acquisition of Assurance IQ, Inc. (“Assurance”), a direct-to-consumer platform that transforms the buying experience for individuals seeking financial wellness solutions. Assurance accelerates the strategy and growth potential of our businesses, bringing us closer to more people across the entire socioeconomic spectrum to better serve the full range of their needs.

HUMAN CAPITAL MANAGEMENT

Creating value for our employees is crucial to our long-term strategy. The Company adopted the “Skills Accelerator” which enables employees to access current skills, map them against our future needs and build a plan for acquiring future-ready skills. To create the solutions and tools allowing us to meet the needs of our changing world, we are investing in our employees and continuing to build an inclusive culture that inspires leadership, encourages innovative thinking and embraces different perspectives. This philosophy extends to our role in society where our support of global economic progress will benefit the members of tomorrow’s workforce.

Empowering diverse industry talent is a key priority for the Company. Talent development is discussed at every Board meeting, and once per year, the Board devotes time to discuss talent at each business and functional leadership level across the Company. This engagement gives us rich insight into the Company’s talent pool and our leaders’ succession plans.

Our Corporate Social Responsibility Oversight Committee, comprising Board members and Prudential senior executives, evaluates the Company’s commitment to inclusion and actively suggests policy enhancements.

Our commitment to develop a diverse talent pipeline for the future extends beyond Prudential’s walls. We pledged more than $180 million through 2025 to support “opportunity youth”, young people aged 15-29 worldwide who lack access to school, training or employment. Our goal is to level the playing field by creating pathways for these young people to achieve financial wellness, strengthen their communities and help drive the global economy.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement	|	1

Letter from the Board of Directors

CULTIVATING A STRONG ETHICAL CULTURE

Our Corporate Governance and Business Ethics Committee oversees the Company’s overall ethical culture and human rights policy.

We recognize the importance of doing business the right way across our global enterprise. We work with management to set and communicate Prudential’s ethical “tone”, which guides our conduct and protects Prudential’s reputation. We believe employees’ actions are significantly influenced by an organization’s culture and the corporate environment influences how employees make decisions. Directors meet with Prudential’s senior global business leaders throughout the year, including those on the frontline who have direct customer contact. This interaction helps us understand worldwide employee engagement. We maintain a robust ethics and compliance program directed by our Chief Ethics and Compliance Officer, with whom we meet regularly. We assess employee engagement surveys, employee turnover, and the Company’s incentive plans to confirm that the goals and performance are both reasonable and aligned.

CREATING POSITIVE SOCIETAL IMPACT

Our Board recognizes that it takes more than strong financial returns to build a successful business. Since the Company’s founding, we’ve known a key to business success is creating value for all our stakeholders. By leveraging the full breadth of Prudential’s business capabilities, the Company harnesses the power of the capital markets to promote inclusive economic opportunity and sustainable growth. We act as a catalyst for change by finding, funding and incubating solutions to societal and business challenges. The Board is proud that this year we attained our goal of building a $1 billion impact investing portfolio. Through our impact investing and our corporate social responsibility initiatives, we are investing in creating long-term partnerships that help address social challenges and solve complex problems. These efforts are opening the doors to new financial solutions and market opportunities.

ENVIRONMENTAL COMMITMENT

As a leading global insurance provider and asset manager, we believe instilling the principle of environmental stewardship throughout our global businesses benefits our clients, employees, and shareholders – as well as future generations. In 2019, we expanded our Global Environmental Commitment by supporting sustainable investments through a wide range of business, operational and investment goals. We believe transparency in reporting benefits investors. As such, we support and report on the Task Force on Climate-related Financial Disclosure recommendations. Our sustainability report uses both the Global Reporting Initiatives Sustainability Reporting Standards, and the Sustainability Accounting Standards frameworks.

BOARD RISK OVERSIGHT

Managing and monitoring risks are important to our oversight of Prudential. We regularly review the Company’s risk profile, including its approach to capital management, its operational footprint, and its investment risks and strategies. The Board considers the breadth of the Company’s risk management framework when approving its strategy and risk tolerance and verifies strategic plans are commensurate with our ability to identify and manage risk. The Board’s Risk Committee includes the chairs of each of the other Board committees, allowing us to more closely coordinate our risk oversight function. The Risk Committee has metrics in place to monitor and review market, insurance, investment and operational risk.

ENGAGEMENT AND OUTREACH

As a Board, one of our priorities is listening to and considering the views of our shareholders as we make decisions in the Boardroom. We accomplish this through a robust outreach and engagement program. In 2019, we spoke to investors who hold a majority of our outstanding shares. Topics discussed included Prudential’s executive compensation plan, human capital development, corporate culture, sustainability, board leadership structure and succession planning.

2	|	Notice of Annual Meeting of Shareholders and 2020 Proxy Statement

Letter from the Board of Directors

YOUR VIEW IS IMPORTANT TO US

We value your support, and we encourage you to share your opinions with us. You can do so by writing to us at the address below. You can also send an email to the independent directors at independentdirectors@ prudential.com or provide feedback on our executive compensation program via our website at www.prudential.com/executivecomp. If you would like to write to us, you may do so by addressing your correspondence to Prudential Financial, Inc., Board of Directors, c/o Margaret M. Foran, Chief Governance Officer, 751 Broad Street, Newark, NJ 07102. We suggest you view short Board of Director videos featuring Michael A. Todman, a member of Prudential’s Compensation and Finance Committees, Sandra Pianalto, a member of Prudential’s Corporate Governance and Business Ethics and Finance Committees, and Robert M. Falzon, Prudential’s Vice Chairman, on our website at www.prudential.com/directorvideos.

THE BOARD OF DIRECTORS OF PRUDENTIAL FINANCIAL, INC.

Thomas J. Baltimore	George Paz

Gilbert F. Casellas	Sandra Pianalto

Robert M. Falzon	Christine A. Poon

Martina Hund-Mejean	Douglas A. Scovanner

Karl J. Krapek	Michael A. Todman

Peter R. Lighte

Charles F. Lowrey

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement	|	3

Dear Fellow Shareholders:

You are invited to the Annual Meeting of Shareholders on May 12, 2020, at 655 Broad Street, 3rd Floor, Newark, NJ 07102, at 2:00 p.m. We hope that you will attend the meeting, but whether or not you attend, please designate the proxies on the proxy card to vote your shares.

We are once again offering a voting incentive to registered shareholders. Because of your active participation, we continue to support the work of American Forests to protect and restore America’s forest ecosystems.

Every shareholder’s vote is important. Thank you for your commitment to the Company and please vote your shares.

Sincerely,

Charles F. Lowrey

Chairman and Chief Executive Officer

Prudential Financial, Inc.

751 Broad Street

Newark, NJ 07102

4	|	Notice of Annual Meeting of Shareholders and 2020 Proxy Statement

Notice of Annual Meeting of Shareholders of

Prudential Financial, Inc.

Place: Prudential Financial’s office located at 655 Broad Street, 3rd Floor Newark, NJ 07102 Date: May 12, 2020 Time: 2:00 p.m.

AGENDA:

•    Election of 12 directors named in the Proxy Statement;

•    Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020;

•    Advisory vote to approve named executive officer compensation;

•    Shareholder proposal regarding an independent Board Chairman, if properly presented at the meeting; and

•    Shareholders also will act on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Record date: You can vote if you were a shareholder of record on March 13, 2020.

We encourage you to vote your shares before the Annual Meeting. If you are attending the meeting, you will be asked to present your admission ticket and valid, government-issued photo identification, such as a driver’s license, and comply with the special precautions we are taking in light of the coronavirus (COVID-19), as described in the Proxy Statement.

By Order of the Board of Directors,

Margaret M. Foran

Chief Governance Officer,

Senior Vice President and Corporate Secretary

March 26, 2020

Prudential Financial, Inc.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement	|	5

Summary Information

To assist you in reviewing the proposals to be acted upon at the Annual Meeting, we call your attention to the following information about the Company’s 2019 financial performance and key executive compensation actions and decisions, and our key corporate governance policies and practices. The following description is only a summary. For more complete information about these topics, please review the Company’s Annual Report on Form 10-K and this Proxy Statement.

Financial Performance Highlights

We reported net income of $4.19 billion, or $10.11 per share of Common Stock in 2019, compared to $4.07 billion, or $9.50 per share, in 2018, based on U.S. generally accepted accounting principles (“GAAP”).

We reported after-tax adjusted operating income of $4.85 billion, or $11.69 per share of Common Stock in 2019, compared to $5.02 billion, or $11.69 per share, in 2018.(1)

We reported GAAP book value of $155.88 per share of Common Stock as of
December 31, 2019, compared to $116.34 per share as of year-end 2018.

Adjusted book value amounted to $101.04 per share of Common Stock as of December 31, 2019, compared to $96.06 per share as of year-end 2018.(1)

We reported return on average equity based on net income of 7.1% for 2019, compared to 8.2% for 2018. We reported operating return on average equity of 12.1% for 2019, compared to 12.7% for 2018.(1)

We reported assets under management of $1.551 trillion as of December 31, 2019, compared to $1.377 trillion as of year-end 2018.

We paid quarterly Common Stock dividends totaling $4.00 per share during 2019, an increase of 11% from 2018.

(1)

Consolidated adjusted operating income (“AOI”) and operating return on average equity are non-GAAP measures of financial performance. Adjusted book value is a non-GAAP measure of financial position. We use earnings per share (“EPS”) based on AOI, operating return on average equity, and adjusted book value as performance measures in our incentive compensation programs. For a discussion of these measures and for reconciliations to the nearest comparable GAAP measures, see Appendix A to this Proxy Statement.

6	|	Notice of Annual Meeting of Shareholders and 2020 Proxy Statement

Summary Information

Corporate Governance Highlights

In 2019, management and Board members engaged with shareholders who hold a majority of our shares. During these discussions, shareholders were encouraged to identify potential Board candidates and share feedback on the Company, our Board structure, our governance practices and policies, and our compensation framework and programs.

Board of Directors Nominees and Committees

Name/Age	Independent	Director Since	Committee Membership		Other Public Boards
Thomas J. Baltimore, 56, Lead Independent Director (since 2017)	Yes	Oct. 2008	• Executive (Chair) • Compensation	• Investment (Chair) • Risk (Chair)	2
Gilbert F. Casellas, 67	Yes	Jan. 2001	• Corporate Governance & Business Ethics (Chair)	• Executive • Risk	0
Robert M. Falzon, 60	No	Aug. 2019			0
Martina Hund-Mejean, 59	Yes	Oct. 2010	• Audit		1
Karl J. Krapek, 71	Yes	Jan. 2004	• Compensation (Chair) • Executive	• Risk	2
Peter R. Lighte, 71	Yes	Mar. 2016	• Corporate Governance & Business Ethics	• Investment	0
Charles F. Lowrey, 62	No	Dec. 2018	• Executive		0
George Paz, 64	Yes	Mar. 2016	• Audit		1
Sandra Pianalto, 65	Yes	Jul. 2015	• Corporate Governance & Business Ethics	• Finance	3
Christine A. Poon, 67	Yes	Sep. 2006	• Executive • Finance (Chair)	• Investment • Risk	3
Douglas A. Scovanner, 64	Yes	Nov. 2013	• Audit (Chair) • Executive	• Risk	0
Michael A. Todman, 62	Yes	Mar. 2016	• Compensation	• Finance	2

Annual Meeting Proposals

Proposal	Recommendation of Board
Election of directors	FOR each of the nominees
Ratification of independent auditor	FOR
Advisory vote to approve named executive officer compensation	FOR
Shareholder proposal regarding an independent Board Chairman	AGAINST

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement	|	7

Contents

ELECTION OF DIRECTORS

Page

9	Item 1 – Election of Directors

11	Director Nominees

17	Summary of Director Qualifications and Experience

18	Corporate Governance

19	Comprehensive Steps To Achieve Board Effectiveness

22	A Message to Our Shareholders from Prudential’s Lead Independent Director

24	Board Risk Oversight

25	Communication with Directors

26	Committees of the Board of Directors

27	Certain Relationships and Related Party Transactions

36	Compensation of Directors

APPOINTMENT OF THE INDEPENDENT

AUDITORS FOR 2020—RATIFICATION

Page

29	Item 2 – Ratification of the Appointment of the Independent Registered Public Accounting Firm

30	Audit Committee Pre-Approval Policies and Procedures

31	Report of the Audit Committee

Voting Securities and Principal Holders	35

General Information About the Meeting	81

Voting Instructions and Information	81

Board Recommendations	82

Attending the Annual Meeting	83

Submission of Shareholder Proposals and Director Nominations	83

Proxy Statement

The Board of Directors (the “Board”) of Prudential Financial, Inc. (“Prudential Financial” or the “Company”) is providing this Proxy Statement in connection with the Annual Meeting of Shareholders to be held on May 12, 2020, at 2:00 p.m., at Prudential Financial’s office located at 655 Broad Street – 3rd Floor, Newark, NJ 07102, and at any adjournment or postponement thereof. Proxy materials or a Notice of Internet Availability were first sent to shareholders on or about March 26, 2020.

ADVISORY VOTE TO APPROVE NAMED

EXECUTIVE OFFICER COMPENSATION

AND CD&A

Page

32	Item 3 – Advisory Vote to Approve Named Executive Officer Compensation

38	Compensation Discussion and Analysis

2019 Named Executive Officers (NEOs)

39	Compensation Highlights

41	What We Do – What We Don’t Do

43	How We Make Compensation Decisions

45	Components of Our Executive Compensation Program

61	Supplemental CEO Pay Analysis

63	CEO Pay Ratio

64	Executive Compensation

64	2019 Summary Compensation Table

68	Grants of Plan-Based Awards

71	Pension Benefits

75	Nonqualified Deferred Compensation

SHAREHOLDER PROPOSAL REGARDING AN INDEPENDENT BOARD CHAIRMAN

Page

33	Item 4 – Shareholder Proposal Regarding an Independent Board Chairman

8	|	Notice of Annual Meeting of Shareholders and 2020 Proxy Statement

Item 1–Election of Directors

Our Board of Directors has nominated 12 directors for election at this Annual Meeting to hold office until the next annual meeting and the election of their successors. All of the nominees are currently directors. Each agreed to be named in this Proxy Statement and to serve if elected. All of the nominees attended the 2019 Annual Meeting.

We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

Director Criteria, Qualifications, Experience and Tenure

Prudential Financial is a financial services company that offers a variety of products and services, including life insurance, annuities, retirement-related services, mutual funds, and investment management. The Corporate Governance and Business Ethics Committee performs an assessment of the skills and the experience needed to properly oversee the interests of the Company. Generally, the Committee reviews both the short- and long-term strategies of the Company to determine what current and future skills and experience are required of the Board in exercising its oversight function and in the context of the Company’s strategic priorities. The Committee then compares those skills to the skills of the current directors and potential director candidates. The Committee conducts targeted efforts to identify and recruit individuals who have the qualifications identified through this process, keeping in mind its commitment to diversity.

BOARD HIGHLIGHTS

BOARD DIVERSITY

While the Company does not have a formal policy on Board diversity, our Corporate Governance Principles and Practices place great emphasis on diversity, and the Committee actively considers diversity in recruitment and nominations of directors and assesses its effectiveness in this regard when reviewing the composition of the Board. The current composition of our Board reflects those efforts and the importance of diversity to the Board.

•	80% of our nonemployee directors are diverse

3	director nominees have worked outside the United States
2	director nominees are African-American
1	director nominee is Asian-American
2	director nominees are Hispanic
3	director nominees are Women
1	director nominee is LGBT

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement	|	9

Item 1—Election of Directors: Director Nominees

Our Board believes that a balance of director diversity and tenure is a strategic asset to our investors. The range of our Board’s tenure encompasses directors who have historic institutional knowledge of Prudential and the competitive environment, complemented by newer directors with varied backgrounds and skills. This robustness of our refreshment strategy combines experience and continuity with new perspectives.

It is of critical importance to the Company that the Committee recruit directors who help achieve the goal of a well-rounded, diverse Board that functions respectfully as a unit.

The Committee expects each of the Company’s directors to have proven leadership skills, sound judgment, integrity and a commitment to the success of the Company. In evaluating director candidates and considering incumbent directors for nomination to the Board, the Committee considers each nominee’s independence, financial literacy, personal and professional accomplishments, and experience in light of the needs of the Company. For incumbent directors, the factors also include attendance, past performance on the Board and contributions to the Board and their respective committees.

Below each nominee’s biography, we have included an assessment of the skills and experience of such nominee. We have also included a chart that covers the assessment for the full Board.

10	|	Notice of Annual Meeting of Shareholders and 2020 Proxy Statement

Item 1—Election of Directors: Director Nominees

Director Nominees

The Board of Directors recommends that shareholders vote “FOR” each of the nominees.

Thomas J. Baltimore Age: 56 Director Since: October 2008 Lead Independent Director since May 2017	Prudential Committees: • Executive (Chair) • Compensation • Investment (Chair) • Risk (Chair)	Public Directorships: • AutoNation, Inc. • Park Hotels & Resorts, Inc.
Former Directorships Held During the Past Five Years: • Duke Realty Corporation (April 2017) • RLJ Lodging Trust (May 2016)

Mr. Baltimore has been Chairman, President and CEO of Park Hotels & Resorts, Inc. (a NYSE-listed lodging real estate investment trust) since January 2017. Between May 2016 and January 2017, Mr. Baltimore was President and CEO of the planned Hilton Real Estate Investment Trust. Previously, he was President and CEO of RLJ Lodging Trust (a NYSE-listed real estate investment company) from May 2011 to May 2016. He served as Co-Founder and President of RLJ Development, LLC (RLJ Lodging’s predecessor company) from 2000 to May 2011. He served as VP, Gaming Acquisitions, of Hilton Hotels Corporation from 1997 to 1998 and later as VP, Development and Finance, from 1999 to 2000. He also served in various management positions with Host Marriott Services, including VP, Business Development, from 1994 to 1996.

Skills & Qualifications • Business Head/Administration • Business Operations • Corporate Governance	• Investments • Real Estate • Risk Management	• Talent Management
Gilbert F. Casellas Age: 67 Director Since: January 2001 (Director of Prudential Insurance since April 1998)	Prudential Committees: • Corporate Governance and Business Ethics (Chair) • Executive • Risk

Mr. Casellas served as Chairman of OMNITRU (a consulting and investment firm) from 2011 to 2017. He was VP, Corporate Responsibility, of Dell Inc. (a global computer manufacturer) from 2007 to 2010. He served as Member of Mintz Levin Cohn Ferris Glovsky & Popeo, PC from June 2005 to October 2007. He served as President of Casellas & Associates, LLC (a consulting firm) from 2001 to 2005. During 2001, he served as President and CEO of Q-linx, Inc. and served as President and COO of The Swarthmore Group, Inc. from January 1999 to December 2000. Mr. Casellas served as Chairman, U.S. EEOC from 1994 to 1998 and General Counsel, U.S. Department of the Air Force, from 1993 to 1994.

Skills & Qualifications • Business Ethics • Business Head/Administration • Business Operations	• Corporate Governance • Environmental/Sustainability/ Corporate Responsibility • Government/Public Policy	• Investments • Risk Management • Talent Management

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement	|	11

Item 1—Election of Directors: Director Nominees

Robert M. Falzon Age: 60 Director Since: August 2019

Mr. Falzon has been Vice Chairman of Prudential Financial since December 2018 and oversees the finance, risk, investments, actuarial, communications, information & technology, and corporate social responsibility functions. Previously, he served as EVP and CFO of Prudential Financial from 2013 to 2018, and has been a member of the Company’s Executive Leadership Team since 2013. Mr. Falzon also served as SVP and Treasurer of Prudential Financial from 2010 to 2013. Mr. Falzon has been with Prudential since 1983, serving in various positions including Managing Director at PGIM Real Estate (“PGIM RE”), head of PGIM RE’s Global Merchant Banking Group and CEO of its European business. He was also Senior Portfolio Manager, a member of PGIM RE’s Global Investment and Management Committees, Chairman of the Global Real Estate Securities Investment Committee and the Currency Hedging Committee, and a member of the Investment Committee for Prudential Investment Management.

Skills & Qualifications • Business Ethics • Business Head/Administration • Business Operations • Corporate Governance • Environmental/Sustainability/Corporate Responsibility	• Finance/Capital Allocation • Financial Services Industry • Government/Public Policy • Insurance Industry • International	• Investments • Real Estate • Risk Management • Talent Management • Technology/Systems

Martina Hund-Mejean Age: 59 Director Since: October 2010	Prudential Committees: • Audit	Public Directorships:* • Colgate-Palmolive Company

Ms. Hund-Mejean served as CFO and as a member of the Management Committee at MasterCard Worldwide (a technology company in the global payments industry) from 2007 to 2019. Ms. Hund-Mejean served as SVP and Corporate Treasurer at Tyco International Ltd. from 2003 to 2007; SVP and Treasurer at Lucent Technologies from 2000 to 2002; and held management positions at General Motors Company from 1988 to 2000. Ms. Hund-Mejean began her career as a credit analyst at Dow Chemical in Frankfurt, Germany.

Skills & Qualifications • Business Head/Administration • Business Operations • Corporate Governance • Finance/Capital Allocation	• Financial Services Industry • International • Investments • Risk Management	• Talent Management • Technology/Systems
* Ms. Hund-Mejean was proposed as a member of the board of directors of the Royal Dutch Shell plc, an energy and petrochemical company worldwide, with effect from May 20, 2020.

12	|	Notice of Annual Meeting of Shareholders and 2020 Proxy Statement

Item 1—Election of Directors: Director Nominees

Karl J. Krapek Age: 71 Director Since: January 2004	Prudential Committees: • Compensation (Chair) • Executive • Risk	Public Directorships: • Northrop Grumman Corporation • Pensare Acquisition Corp.

Mr. Krapek served as President and COO of United Technologies Corporation (UTC) from 1999 until his retirement in January 2002. Prior to that time, Mr. Krapek held other management positions at UTC, which he joined in 1982. Mr. Krapek is also the co-founder of The Keystone Companies, which was founded in 2002, and develops residential and commercial real estate.

Skills & Qualifications • Business Head/Administration • Business Operations • Corporate Governance • Environmental/Sustainability/Corporate Responsibility	• Finance/Capital Allocation • International • Real Estate • Risk Management	• Talent Management • Technology/Systems
Peter R. Lighte Age: 71 Director Since: March 2016	Prudential Committees: • Corporate Governance and Business Ethics • Investment

Mr. Lighte served as Vice Chairman, J.P. Morgan Corporate Bank, China (a global financial services company), from 2010 to 2014, and the founding Chairman of J.P. Morgan Chase Bank China, from 2007 to 2010. Prior to that, he headed the International Client Coverage for Treasury and Securities Services in J.P. Morgan’s European Global Operating Services Division and was instrumental in re-establishing its corporate bank in London. Mr. Lighte previously served as President of Chase Trust Bank in Tokyo from 2000 to 2002. He was also the founding representative in Beijing of Manufacturers Hanover Trust Company. Mr. Lighte has also taught at several academic institutions, including Middlebury College and the University of Santa Clara.

Skills & Qualifications • Academia/Education • Business Head/Administration • Business Operations • Corporate Governance	• Finance/Capital Allocation • Financial Services Industry • Government/Public Policy • Insurance Industry	• International • Investments • Risk Management • Talent Management

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement	|	13

Item 1—Election of Directors: Director Nominees

Charles F. Lowrey Age: 62 Director Since: December 2018	Prudential Committees: • Executive

Mr. Lowrey has been Chairman and CEO of Prudential Financial, Inc. since December 2018. Prior to assuming his current roles, Mr. Lowrey served as EVP and Chief Operating Officer of Prudential’s International businesses from 2014 to 2018. Previously, he was EVP and Chief Operating Officer of Prudential’s U.S. Businesses from 2011 to 2014. Mr. Lowrey also served as President and CEO of PGIM, Prudential’s global investment management business, and as CEO of its real estate investment business, PGIM Real Estate. Before joining Prudential in 2001, he was a managing director and head of the Americas for J.P. Morgan’s Real Estate and Lodging Investment Banking group, where he began his investment banking career in 1988. Earlier, he spent four years as a managing partner of an architecture firm he founded in New York City. During this time, he became a registered New York architect.

Skills & Qualifications • Business Ethics • Business Head/Administration • Business Operations • Corporate Governance • Environmental/Sustainability/ Corporate Responsibility	• Finance/Capital Allocation • Financial Services Industry • Insurance Industry • International	• Investments • Real Estate • Risk Management • Talent Management
George Paz Age: 64 Director Since: March 2016	Prudential Committees: • Audit	Public Directorships: • Honeywell International, Inc.
Former Directorships Held during the Past Five Years: • Express Scripts Holding Company (December 2018)

Mr. Paz was Non-Executive Chairman of Express Scripts Holding Company (Express Scripts), a prescription benefit management company, from May 2016 to December 2018 and served as Chairman and CEO of Express Scripts from May 2006 to May 2016 after being appointed CEO in April 2005. Mr. Paz also served as President of Express Scripts from October 2003 to February 2014 and as a director from January 2004 to December 2018. He joined Express Scripts in 1998 as SVP and CFO. Prior to joining Express Scripts, Mr. Paz was a partner at Coopers and Lybrand from 1988 to 1993 and 1996 to 1998 and served as EVP and CFO for Life Partners Group from 1993 to 1995.

Skills & Qualifications • Business Head/Administration • Business Operations • Corporate Governance • Finance/Capital Allocation	• Financial Services Industry • Government/Public Policy • Insurance Industry • Risk Management	• Talent Management • Technology/Systems

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Item 1—Election of Directors: Director Nominees

Sandra Pianalto Age: 65 Director Since: July 2015	Prudential Committees: • Corporate Governance and Business Ethics • Finance	Public Directorships: • Eaton Corporation plc • FirstEnergy Corp. • The J.M. Smucker Company

Ms. Pianalto served as President and CEO of the Federal Reserve Bank of Cleveland (the Cleveland Fed) from February 2003 until her retirement in May 2014. She was the First VP and COO of the Cleveland Fed from 1993 to 2003 and served as its VP and Secretary to the Board of Directors from 1988 to 1993. Ms. Pianalto also served in various supervisory roles at the Cleveland Fed from 1983 to 1988. Prior to joining the Cleveland Fed, Ms. Pianalto was an economist at the Board of Governors of the Federal Reserve System and served on the staff of the Budget Committee of the U.S. House of Representatives.

Skills & Qualifications • Academia/Education • Business Head/Administration • Business Operations	• Corporate Governance • Finance/Capital Allocation • Financial Services Industry	• Government/Public Policy • Risk Management • Talent Management
Christine A. Poon Age: 67 Director Since: September 2006	Prudential Committees: • Executive • Finance (Chair) • Investment • Risk	Public Directorships: • Koninklijke Philips NV • Regeneron Pharmaceuticals • The Sherwin-Williams Company

Ms. Poon has served as Executive in Residence at the Max M. Fisher College of Business at The Ohio State University since September 2015 and served as Professor of Management and Human Resources at The Max M. Fisher College of Business from October 2014 to September 2015. Ms. Poon previously served as Dean and John W. Berry, Sr. Chair in Business at The Max M. Fisher College of Business at The Ohio State University from April 2009 until October 2014. She served as Vice Chairman and Member of the Board of Directors of Johnson & Johnson from 2005 until her retirement in March 2009. Ms. Poon joined Johnson & Johnson in 2000 as Company Group Chair in the Pharmaceuticals Group. She became a member of Johnson & Johnson’s Executive Committee and Worldwide Chair, Pharmaceuticals Group, in 2001, and served as Worldwide Chair, Medicines and Nutritionals, from 2003 to 2005. Prior to joining Johnson & Johnson, she served in various management positions at Bristol-Myers Squibb for 15 years.

Skills & Qualifications • Academia/Education • Business Ethics • Business Head/Administration • Business Operations	• Corporate Governance • Finance/Capital Allocation • Financial Services Industry • International	• Investments • Marketing/Sales • Risk Management • Talent Management

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement	|	15

Item 1—Election of Directors: Director Nominees

Douglas A. Scovanner Age: 64 Director Since: November 2013	Prudential Committees: • Audit (Chair) • Executive • Risk

Mr. Scovanner has been Founder and Managing Member of Comprehensive Financial Strategies, LLC, a management consulting firm, since October 2013. Previously, he served as Chief Financial Officer (1994 to 2012) and EVP (2000 to 2012) of the Target Corporation (a North American retailer). Prior to joining the Target Corporation, Mr. Scovanner held various management positions at The Fleming Companies, Inc., Coca-Cola Enterprises, Inc., The Coca-Cola Company and the Ford Motor Company from 1979 to 1994.

Skills & Qualifications • Business Head/Administration • Business Operations • Corporate Governance	• Finance/Capital Allocation • Financial Services Industry • Investments	• Real Estate • Risk Management • Talent Management
Michael A. Todman Age: 62 Director Since: March 2016	Prudential Committees: • Compensation • Finance	Public Directorships:* • Brown-Forman Corporation • Newell Brands

Mr. Todman served as Vice Chairman of the Whirlpool Corporation (Whirlpool), a global manufacturer of home appliances, from November 2014 to December 2015. Mr. Todman previously served as President of Whirlpool International from 2006 to 2007 and 2010 to 2014, as well as President, Whirlpool North America, from 2007 to 2010. Mr. Todman held several senior positions with Whirlpool over his career, including EVP and President of Whirlpool Europe from 2001 to 2005 and EVP, Whirlpool North America, in 2001.

Skills & Qualifications • Business Head/Administration • Business Operations • Corporate Governance	• Finance/Capital Allocation • Government/Public Policy • International	• Marketing/Sales • Risk Management • Talent Management

*  Mr. Todman was elected as a member of the board of directors of the Carrier Corporation, a spin off company of United Technologies Corporation, which is expected to become a public company on or about April 1, 2020.

16	|	Notice of Annual Meeting of Shareholders and 2020 Proxy Statement

Item 1—Election of Directors: Director Nominees

SUMMARY OF DIRECTOR QUALIFICATIONS AND EXPERIENCE Baltimore, Thomas J., Jr. Casellas, Gilbert F. Falzon, Robert M. Grier, Mark B. Hund-Mejean, Martina Krapek, Karl J. Lighte, Peter R. Lowrey, Charles F. Paz, George Pianalto, Sandra Poon, Christine A. Scovanner, Douglas A. Todman, Michael A. ACADEMIA/EDUCATION Brings perspective regarding organizational management and academic research relevant to our business and strategy BUSINESS ETHICS Ethics play a critical role in the success of our businesses BUSINESS HEAD/ADMINISTRATION Directors with administration experience typically possess strong leadership qualities and the ability to identify and develop those qualities in others BUSINESS OPERATIONS A practical understanding of developing, implementing and assessing our operating plan and business strategy CORPORATE GOVERNANCE Supports our goals of strong Board and management accountability, transparency and protection of shareholder interests ENVIRONMENTAL/SUSTAINABILITY/CORPORATE RESPONSIBILITY Strengthens the Boards oversight and assures that strategic business imperatives and long term value creation are achieved within a responsible, sustainable business model FINANCE/CAPITAL ALLOCATION For evaluating our financial statements and capital structure FINANCIAL EXPERTISE/LITERACY Assists our directors in understanding and overseeing our financial reporting and internal controls FINANCIAL SERVICES INDUSTRY For understanding and reviewing our business and strategy GOVERNMENT/PUBLIC POLICY The Company operates in a heavily regulated industry that is directly affected by governmental actions INSURANCE INDUSTRY For understanding and reviewing our business and strategy INTERNATIONAL For understanding and reviewing our business and strategy INVESTMENTS For evaluating our financial statements and investment strategy MARKETING/SALES Relevant to the Company as it seeks to identify and develop new markets for its financial products and services REAL ESTATE For understanding and reviewing our business and strategy RISK MANAGEMENT Critical to the Boards role in overseeing the risks facing the Company TALENT MANAGEMENT For helping us attract, motivate and retain top candidates for positions at the Company TECHNOLOGY/SYSTEMS Relevant to the Company as it looks for ways to enhance the customer experience and internal operations

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement	|	17

Corporate Governance

The Company is committed to good corporate governance, which helps us compete more effectively, sustain our success and build long-term shareholder value. The Company is governed by a Board of Directors and committees of the Board that meet throughout the year. Directors discharge their responsibilities at Board and committee meetings through ongoing communication with each other and with management throughout the year.

The Board has adopted Corporate Governance Principles and Practices to provide a framework for the effective governance of the Company. The Corporate Governance Principles and Practices are reviewed regularly and updated as appropriate. The full text of the Corporate Governance Principles and Practices, which includes the definition of independence adopted by the Board, the charters of the Corporate Governance and Business Ethics, Compensation and Audit Committees, the Lead Independent Director Charter, the Code of Business Conduct and Ethics and the Related Party Transaction Approval Policy can be found at www.prudential.com/governance. Copies of these documents also may be obtained from the Chief Governance Officer and Corporate Secretary.

Governance is a continuing focus at the Company, starting with the Board and extending to management and all employees. Therefore, the Board reviews the Company’s policies and business strategies and advises and counsels the CEO and the other executive officers who manage the Company’s businesses, including actively overseeing and reviewing, on at least an annual basis, the Company’s strategic plans.

In addition, we solicit feedback from shareholders on corporate governance and executive compensation practices and engage in discussions with various groups and individuals on these matters.

Process for Selecting Directors

The Corporate Governance and Business Ethics Committee screens and recommends candidates for nomination by the full Board. The Company’s By-laws provide that the size of the Board may range from 10 to 15 members, reflecting the Board’s current view of its optimal size. The Committee is assisted with its recruitment efforts by an independent third-party search firm, which recommends candidates who satisfy the Board’s criteria. The search firm also provides research and pertinent information regarding candidates, as requested.

18	|	Notice of Annual Meeting of Shareholders and 2020 Proxy Statement

Corporate Governance

Shareholder Nominations and

Recommendations of Director Candidates

Our By-laws permit a group of up to 20 shareholders who have owned at least 3% of our outstanding capital stock for at least three years to submit director nominees for up to 20% of our Board seats for inclusion in our Proxy Statement if the shareholder(s) and the nominee(s) meet the requirements in our By-laws.

Shareholders who wish to nominate directors for inclusion in our Proxy Statement or directly at an Annual Meeting in accordance with the procedures in our By-laws should follow the instructions under “Submission of Shareholder Proposals and Director Nominations” in this Proxy Statement.

Shareholders who wish to recommend candidates for consideration should send their recommendations to the attention of Margaret M. Foran, Chief Governance Officer, Senior Vice President and Corporate Secretary, at 751 Broad Street, Newark, NJ 07102. The Committee will consider director candidates recommended by shareholders in accordance with the criteria for director selection described under “Director Criteria, Qualifications, Experience and Tenure.”

Director Attendance

During 2019, the Board of Directors held nine meetings. Together, the directors attended 99% of the combined total meetings of the full Board and the committees on which they served in 2019.

Director Independence

The current Board consists of 12 directors, two of whom are currently employed by the Company (Messrs. Lowrey and Falzon). The Board conducted an annual review and affirmatively determined that all of the nonemployee directors (Mses. Hund-Mejean, Pianalto and Poon, and Messrs. Baltimore, Casellas, Krapek, Lighte, Paz, Scovanner and Todman) are “independent” as that term is defined in the listing standards of the NYSE and in Prudential’s Corporate Governance Principles and Practices.

Messrs. Strangfeld and Grier, who departed the Board last year, were both employed by the Company and were not independent.

Independent Director Meetings

The independent directors generally meet in an executive session at both the beginning and end of each regularly scheduled Board meeting, with the Lead Independent Director serving as Chair.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement	|	19

Corporate Governance

Board Leadership

Currently, our Board leadership structure consists of a Lead Independent Director, a Chairman (who is also our CEO) and strong committee chairs. The Board believes that our structure provides independent Board leadership and engagement while providing the benefit of having our CEO, the individual with primary responsibility for managing the Company’s day-to-day operations, chair regular Board meetings as key business and strategic issues are discussed.

The Board regularly reviews its leadership structure and it thoroughly evaluated whether to continue to combine or to split the chair and CEO roles in the months leading up to the Company’s CEO transition in 2018. After considering the perspectives of the independent directors, the views of our significant shareholders, voting results of recent independent chair proposals, academic research, practical experience at peer companies, and benchmarking and performance data, the Board in 2019 determined that having the same individual as both Chairman of the Board and CEO is in the best interests of the Company and its shareholders. The Board will continue to monitor the appropriateness of this structure.

In 2019, directors and our Chief Governance Officer engaged with shareholders who hold a majority of our shares on their views on our Board leadership structure. Our Lead Independent Director and our chair of the Corporate Governance and Business Ethics Committee, as well as the full Board, also met with certain of our shareholders in 2019. The discussions and feedback from these meetings have been shared with the Board and will be considered during the Board’s annual review of the appropriateness of its leadership structure.

Under our Corporate Governance Principles and Practices, the independent directors annually elect a Chairman of the Board and, if the individual elected as Chairman of the Board is the CEO, they also elect an independent director to serve as Lead Independent Director. The Lead Independent Director is generally expected to serve for a term of at least one year, but for no more than three years. Mr. Baltimore was elected as Lead Independent Director for his third and final term in May 2019. A new Lead Independent Director will be elected in May 2020.

Lead Independent Director: Key Responsibilities

•	Calls meetings of the independent directors.

•	Facilitates communication between the independent directors and our Chairman.

•	Provides independent Board leadership.

•	Elected annually and may serve no more than three years.

•	Approves the agenda for all Board meetings and all Board materials.

•	Communicates with shareholders and other key constituents, as appropriate.

•	Meets directly with the management and non-management employees of our firm.

•

Engages with our other independent directors to identify matters for discussion at executive sessions of independent directors and advises our Chairman of any decisions reached, and suggestions made at the executive sessions.

•	In collaboration with the Corporate Governance and Business Ethics Committee, addresses Board effectiveness, performance and composition.

•	Authorized to retain outside advisors and consultants who report directly to the Board on Board-wide issues.

20	|	Notice of Annual Meeting of Shareholders and 2020 Proxy Statement

Corporate Governance

PRUDENTIAL FOLLOWS THE INVESTOR STEWARDSHIP GROUP’S (ISG) CORPORATE GOVERNANCE FRAMEWORK FOR U.S.-LISTED COMPANIES

ISG Principle	Prudential Practice

Principle 1: Boards are accountable to shareholders.

•  All directors stand for election annually

•  Proxy access with market terms

•  Board and Lead Independent Director letters and videos provide large and small investors insight into Board strategy and oversight objectives, and corporate governance practices

Principle 2: Shareholders should be entitled to voting rights in proportion to their economic interest.

•  No dual class structure; each shareholder gets one vote per share

•  Majority voting in uncontested director elections, and directors not receiving majority support must tender their resignation for consideration by the Board

Principle 3: Boards should be responsive to shareholders and be proactive in order to understand their perspectives.

•  Management and Board members met with investors owning a majority of shares outstanding in 2019

•  Engagement topics included sustainability and social strategy, Board composition, leadership and refreshment, succession planning, and executive compensation program

•  At least once a year, investors meet and present to the full Board

Principle 4: Boards should have a strong, independent leadership structure.

•  Strong Lead Independent Director with clearly defined duties that are disclosed to shareholders

•  Board considers appropriateness of its leadership structure at least annually

•  Strong Independent Committee Chairs

•  Proxy Statement discloses why Board believes current leadership structure is appropriate

Principle 5: Boards should adopt structures and practices that enhance their effectiveness.

•  83% of Board members are independent

•  80% of our independent Board members are diverse

•  Annual Board evaluation by independent third party; results and next steps summarized in proxy statement

•  Active Board refreshment plan; six new Board members in last five years

•  Directors attended 99% of combined total Board and applicable committee meetings in 2019, and all directors attended the 2019 Annual Meeting

Principle 6: Boards should develop management incentive structures that are aligned with the long-term strategy of the company.

•  Executive Compensation program received approximately 93% shareholder support in 2019

•  Compensation Committee annually reviews and approves incentive program design, goals and objectives for alignment with compensation and business strategies

•  Annual and long-term incentive programs are designed to reward financial and operational performance that furthers short- and long-term strategic objectives

SHAREHOLDER ENGAGEMENT

  Our year-round engagement program promotes greater communication with our investors.

•	Senior management and Board members met with institutional investors who collectively hold a majority of our shares.

•	At least once a year, investors meet and present to the full Board.

•	Engagement discussions addressed executive compensation, corporate culture, succession planning, sustainability and human capital management.

•	Investor feedback is shared with the entire Board to inform environmental, social and governance policy discussions.

•

The Board of Directors released videos in conjunction with the 2020 Proxy Statement, featuring Sandra Pianalto, member of our Finance and Corporate Governance and Business Ethics committees, Michael A. Todman, member of our Finance and Compensation committees, and Robert M. Falzon, our Vice Chairman. In these videos, the directors share their views regarding Prudential’s Board and corporate governance practices.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement	|	21

A Message to Our Shareholders from Prudential’s Lead Independent Director

A Message to Our Shareholders from Prudential’s Lead Independent Director

Under Prudential’s Corporate Governance Principles, the independent directors of the Board annually elect a Lead Independent Director for a term of at least one year, who may serve for no more than three years. I am honored that my fellow independent directors elected me to serve for the last three years. My term ends in May 2020, effective at our Annual Meeting. Our directors share my commitment to strong, independent leadership, Board effectiveness and oversight. In this context, I would like to share insights from the three years I served as Lead Independent Director.

What are the qualities that make Prudential’s Board unique?

I would describe Prudential’s Board as cohesive and collaborative. Our directors have developed mutual respect due to our common commitment to the Company and its stakeholders. Because we respect each other, we have developed trust.

When contemplating appropriate director candidates, we look for skills that not only reflect today’s business environment, but importantly, individuals who possess experience that will help the Company maintain its leadership position as economic trends, technological advances, and customer demographics evolve.

How does the Board’s diversity cascade throughout the organization?

Diversity at Prudential starts with the Board. Eighty percent of our independent directors and two-thirds of all our directors are diverse.

Prudential has an inclusive culture. We recognize diversity makes Prudential a stronger business, leading employer, and better community partner. Fifty-three percent of our U.S. employees are women and thirty-one percent are people of color.

Recognizing that diversity is imperative to the Company’s vitality, in 2018, we instituted a long-term incentive compensation modifier for the senior vice president level and above that is subject to a performance objective intended to improve the representation of diversity among senior management.

The Board conducts an annual evaluation administered by an independent third party. What are the benefits?

The Corporate Governance and Business Ethics Committee works with an experienced, third-party consultant to complement our internal evaluation efforts by introducing an objective perspective and knowledge of best practices. We believe a rigorous process by an independent third party is an essential component of good governance and benefits our shareholders. The Board evaluation also presents an opportunity for directors to share their opinions about the Board’s performance and areas for improvement.

How has the Board changed during your tenure?

Our Board is adept at succession planning. This is evident in our director tenure, which averages a little more than seven years. Since 2015, we have added directors with finance and capital allocation expertise, Asian market experience, as well as individuals with broad and deep histories overseeing global corporate operations.

Appreciating the value of risk oversight, we created a separate Risk Committee in 2015, where we oversee the governance of risk throughout the enterprise.

And finally, the Board is keenly focused on the organization’s commitment to sustainability. Our Corporate Governance and Business Ethics Committee has oversight for the Company’s environmental policy and social responsibility. In 2019, we strengthened Prudential’s Environmental Commitment with new sustainability goals.

22	|	Notice of Annual Meeting of Shareholders and 2020 Proxy Statement

A Message to Our Shareholders from Prudential’s Lead Independent Director

This Board is focused on addressing the needs of our clients, cultivating an inclusive workplace for our global employees, building a strong and sustainable future, and retaining our leading competitive position. Our people and culture have positioned us to meet these objectives, and we have never been more confident in our ability to create long-term value for our shareholders.

Thomas J. Baltimore

Lead Independent Director

Prudential Lead Independent Director

Thomas J. Baltimore

Mr. Baltimore was elected by Prudential’s independent directors to serve as Lead Independent Director effective May 9, 2017. Tom brings significant experience and knowledge to the Lead Independent Director role. He has served as a Prudential director since 2008. During his tenure, he has chaired the Investment, Executive and Risk Committees, and served on the Compensation and Finance Committees. Due to his Board experience and leadership, Tom understands the Company’s long-term strategic priorities. In addition, he possesses a deep understanding of Prudential and its industry’s legal, regulatory, and competitive frameworks.

During his tenure as Lead Independent Director, Tom has been exceptionally engaged. He worked closely with the Board to oversee Prudential’s successful leadership transition in 2019. Understanding the importance of shareholder communication, when appropriate, Tom also speaks to investors regarding Board strategy. Tom’s three-year term as Lead Independent Director ends in May 2020.

Culture at Prudential

At Prudential, an inclusive culture plays a crucial role in our success as a company. Our growth hinges on our ability to bring energy, diversity and fresh ideas to bear on the needs of an evolving market.

Our Company employs over 50,000 people from around the world to make good on our purpose: making lives better by solving the financial challenges of our changing world. But diversity isn’t enough. To be truly inclusive, employees need the opportunities, resources and comfort level to bring their unique perspectives to the table.

In December 2019, Prudential created an Enterprise Inclusion Council, headed by our Chairman and Chief Executive Officer, Charles Lowrey, and composed of senior leaders and representatives from the Company’s eight business resource groups. Its goals are to ensure clear accountability for inclusion and diversity, and to create a forum that allows leaders to hear and understand the experience of all employees.

We’re committed to ensuring that all Prudential employees are dedicated to, and accountable for, fostering a fully inclusive culture — one where different experiences and perspectives are valued at every level.

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Corporate Governance

Board Risk Oversight

The Board oversees the Company’s risk profile and management’s processes for assessing and managing risk, through both the whole Board and its committees. At least annually, the Board reviews strategic risks and opportunities facing the Company and certain of its businesses. Other important categories of risk are assigned to designated Board committees that report back to the full Board. In general, the committees oversee the following risks:

•

Audit Committee: insurance risk and operational risk, including model risk, as well as risk related to financial controls, legal, regulatory and compliance risk, and the overall risk management governance structure and risk management function;

•	Compensation Committee: the design and operation of the Company’s compensation programs so that they do not encourage unnecessary or excessive risk-taking;

•

Corporate Governance and Business Ethics Committee: the Company’s overall ethical culture, political contributions, lobbying expenses and overall political strategy, as well as the Company’s environmental risk (which includes climate risk), sustainability and corporate social responsibility to minimize reputational risk and focus on future sustainability;

•

Finance Committee: liquidity risk, risk involving our capital management, the incurrence and repayment of borrowings, the capital structure of the enterprise, funding of benefit plans and statutory insurance reserves;

•	Investment Committee: investment risk, market risk and the strength of the investment function; and

•

Risk Committee: the governance of significant risk throughout the Company, the establishment and ongoing monitoring of our risk profile, risk capacity and risk appetite, and coordination of the risk oversight functions of the other Board committees.

In performing its oversight responsibilities, the Board and its committees review policies and guidelines that senior management uses to manage the Company’s exposure to material categories of risk. As these issues sometimes overlap, Board committees hold joint meetings when appropriate and address certain issues at the full Board level. During 2019, the Risk Committee received an update from the Chief Risk Officer on the important strategic issues and risks facing the Company. In addition, the Board and committees review the performance and functioning of the Company’s overall risk management function.

The Risk Committee currently comprises the chairs of each of the other Board committees. The principal activities of the Risk Committee are to: oversee the Company’s assessment and reporting of material risks by reviewing the metrics used by management to quantify risk, applicable risk limit structures and risk mitigation strategies; review the Company’s processes and procedures for risk assessment and risk management, including the related assumptions used across the Company’s businesses and material risk types; and receive reports from management on material and emerging risk topics that are reviewed by the Company’s internal management committees.

The Company, under the Board’s oversight, is organized to promote a strong risk awareness and management culture. The Chief Risk Officer sits on many management committees and heads an independent enterprise risk management department; the General Counsel and Chief Compliance Officer also sit on key management committees and the functions they oversee operate independently of the businesses to separate management and oversight. Employee appraisals evaluate employees with respect to risk and ethics.

Cybersecurity Risk Oversight

In addition, the Board oversees the Company’s cyber risk management program. In order to respond to the threat of security breaches and cyberattacks, we have developed a program, overseen by the Company’s Chief Information Security Officer and our Information Security Office, that is designed to protect and preserve the confidentiality, integrity and continued availability of all information owned by, or in the care of, the Company. This program also includes a cyber incident response plan that provides controls and procedures for timely and accurate reporting of any material cybersecurity incident. The Audit Committee, which is tasked with oversight of certain risk issues, including cybersecurity, receives periodic reports from the Chief Information Security Officer, the Chief Information Officer and the Head of Operational Risk. The Board and the Audit Committee also periodically receive updates about the results of exercises and response readiness assessments led by outside advisors who provide a third-party independent assessment of our technical program and our internal response preparedness. The Audit Committee regularly briefs the full Board on these matters, and the full Board also receives periodic briefings on cyber threats in order to enhance our directors’ literacy on cyber issues.

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Corporate Governance

Executive Compensation Risk Oversight

We monitor the risks associated with our compensation programs and individual executive compensation decisions on an ongoing basis. Each year, management undertakes a review of the Company’s various compensation programs to assess the risks arising from our compensation policies and practices. Management presents these risk assessments to the Compensation Committee. The risk assessments have included a review of the primary design features of the Company’s compensation plans, the process to determine compensation pools and awards for employees and an analysis of how those features could directly or indirectly encourage or mitigate risk-taking. As part of the risk assessments, it has been noted that the Company’s annual incentive plan allows for discretionary negative adjustments to the ultimate outcomes, which serves to mitigate risk-taking.

Moreover, senior management is subject to share ownership and retention policies, and historically a large percentage of senior management compensation has been paid in the form of long-term equity awards. In addition, senior management compensation is paid over a multiple-year cycle, a compensation structure that is intended to align incentives with appropriate risk-taking. The Company’s general risk management controls also serve to preclude decision-makers from taking excessive risk to earn the incentives provided under our compensation plans. The Compensation Committee agreed with the conclusion that the identified risks were within our ability to effectively monitor and manage, and that our compensation programs do not encourage unnecessary or excessive risk-taking and do not create risks that are reasonably likely to have a material adverse effect on the Company.

Succession Planning

The Board is actively engaged and involved in talent management. The Board reviews the Company’s “people strategy” in support of its business strategy at least annually and frequently discusses talent issues at its meetings. This includes a detailed discussion of the Company’s global leadership bench and succession plans with a focus on key positions at the senior officer level. As a result of this approach, the Board was well-positioned to execute on its recent succession plan, including the appointment of Mr. Lowrey as CEO and Chairman and Mr. Falzon as Vice Chairman.

In addition, the committees of the Board regularly discuss the talent pipeline for specific critical roles. High-potential leaders are given exposure and visibility to Board members through formal presentations and informal events. More broadly, the Board is regularly updated on key talent indicators for the overall workforce, including diversity, recruiting and development programs.

Communication with Directors

Shareholders and other interested parties may communicate with any of the independent directors, including Committee Chairs and the Lead Independent Director, by using the following address:

Prudential Financial, Inc.

Board of Directors

c/o Margaret M. Foran, Chief Governance Officer,

Senior Vice President and Corporate Secretary

751 Broad Street

Newark, NJ 07102

Email: independentdirectors@ prudential.com

The Chief Governance Officer and Corporate Secretary of the Company reviews communications to the independent directors and forwards those communications to the independent directors as discussed below. Communications involving substantive accounting or auditing matters will be immediately forwarded to the Chair of the Audit Committee and the Company’s Corporate Chief Ethics Officer consistent with time frames established by the Audit Committee for the receipt of communications dealing with these matters. Communications that pertain to non financial matters will be forwarded promptly. Items that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as: business solicitations or advertisements; product-related inquiries; junk mail or mass mailings; resumes or other job-related inquiries; or spam and overly or overtly hostile, threatening, potentially illegal or similarly unsuitable communications.

Feedback on Executive Compensation: You can also provide feedback on executive compensation at the following website: www.prudential.com/ executivecomp.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement	|	25

Corporate Governance

Committees of the Board of Directors

The Board has established various committees to assist in discharging its duties, including: Audit, Compensation, Corporate Governance and Business Ethics, Executive, Finance, Investment and Risk. The primary responsibilities of each of the committees are set forth below, together with their current membership and the number of meetings held in 2019. Committee charters can be found on our website at www.prudential.com/governance. Each member of the Audit, Compensation, and Corporate Governance and Business Ethics Committees has been determined by the Board to be independent for purposes of the NYSE Corporate Governance listing standards. In addition, directors who serve on the Audit Committee and the Compensation Committee meet additional, heightened independence and qualification criteria applicable to directors serving on these committees under the NYSE listing standards.

Committees	Members in 2019	Description
Audit Committee Meetings in 2019: 11	Douglas A. Scovanner (Chair) Martina-Hund Mejean George Paz

The Audit Committee provides oversight of the Company’s accounting and financial reporting and disclosure processes, the adequacy of the systems of disclosure and internal control established by management, and the audit of the Company’s financial statements. The Audit Committee oversees insurance risk and operational risks, risks related to financial controls, and legal, regulatory and compliance matters, and oversees the overall risk management governance structure and risk management function.

Among other things, the Audit Committee:

(1) appoints the independent auditor and evaluates its qualifications, independence and performance;

(2) reviews the audit plans for and results of the independent audit and internal audits; and

(3) reviews reports related to processes established by management to provide compliance with legal and regulatory requirements.

The Board has determined that all of our Audit Committee members are financially literate and are audit committee financial experts as defined by the SEC.

Compensation Committee Meetings in 2019: 7	Karl J. Krapek (Chair) Thomas J. Baltimore Michael A. Todman

The Compensation Committee oversees the Company’s compensation and benefits policies and programs. For more information on the responsibilities and activities of the Compensation Committee, including the Committee’s processes for determining executive compensation, see the CD&A.

Corporate Governance & Business Ethics Committee Meetings in 2019: 7	Gilbert F. Casellas (Chair) Peter R. Lighte Sandra Pianalto

The Corporate Governance and Business Ethics Committee oversees the Board’s corporate governance procedures and practices, including the recommendations of individuals for the Board, making recommendations to the Board regarding director compensation and overseeing the Company’s ethics and conflict-of-interest policies, its political contributions and lobbying expenses policy, and its strategy and reputation regarding environmental stewardship, sustainability, and corporate social responsibility throughout the Company’s global businesses.

Executive Committee Meetings in 2019: 0	Thomas J. Baltimore (Chair) Gilbert F. Casellas Karl J. Krapek Charles F. Lowrey Christine A. Poon Douglas A. Scovanner	The Executive Committee is authorized to exercise the corporate powers of the Company between meetings of the Board, except for those powers reserved to the Board by our By-laws or otherwise.
Finance Committee Meetings in 2019: 7	Christine A. Poon (Chair) Sandra Pianalto Michael A. Todman	The Finance Committee oversees, takes actions, and approves policies with respect to capital, liquidity, borrowing levels, reserves, benefit plan funding and major capital expenditures.
Investment Committee Meetings in 2019: 4	Thomas J. Baltimore (Chair) Peter R. Lighte Christine A. Poon

The Investment Committee oversees and takes actions with respect to the acquisition, management and disposition of invested assets; reviews the investment performance of the pension plan and funded employee benefit plans; and reviews investment risks and exposures, as well as the investment performance of products and accounts managed on behalf of third parties.

Risk Committee Meetings in 2019: 5	Thomas J. Baltimore (Chair) Gilbert F. Casellas Karl J. Krapek Christine A. Poon Douglas A. Scovanner

The Risk Committee oversees the governance of significant risks throughout the enterprise by coordinating the risk oversight functions of each Board committee and seeing that matters are appropriately elevated to the Board.

In addition to the above Committee meetings, the Board held nine meetings in 2019.

26	|	Notice of Annual Meeting of Shareholders and 2020 Proxy Statement

Corporate Governance

Certain Relationships and Related Party Transactions

The Company has adopted a written Related Party Transaction Approval Policy that applies:

•	to any transaction or series of transactions in which the Company or a subsidiary is a participant;

•	when the amount involved exceeds $120,000; and

•

when a related party (a director or executive officer of the Company, any nominee for director, any shareholder owning an excess of 5% of the total equity of the Company and any immediate family member of any such person) has a direct or indirect material interest (other than solely as a result of being a director or trustee or in any similar position or a less-than-10% beneficial owner of another entity).

The policy is administered by the Corporate Governance and Business Ethics Committee, which will consider relevant facts and circumstances in determining whether or not to approve or ratify such a transaction, and will approve or ratify only those transactions that are, in its judgment, appropriate or desirable under the circumstances.

In the ordinary course of business, we may from time to time engage in transactions with other corporations or financial institutions whose officers or directors are also directors of Prudential Financial. In all cases, these transactions are conducted on an arm’s-length basis. In addition, from time to time executive officers and directors of Prudential Financial may engage in transactions in the ordinary course of business involving services we offer, such as insurance and investment services, on terms similar to those extended to employees of Prudential Financial and its subsidiaries and affiliates generally. The Corporate Governance and Business Ethics Committee has determined that certain types of transactions do not create or involve a direct or indirect material interest, including (i) any sales of financial services or products to a related party in the ordinary course of business on terms and conditions generally available in the marketplace (or at ordinary employee discounts, if applicable) and in accordance with applicable law and (ii) all business relationships between the Company and a 5% shareholder or a business affiliated with a director, director nominee or immediate family member of a director or director nominee made in the ordinary course of business on terms and conditions generally available in the marketplace and in accordance with applicable law.

Pursuant to our policy, the Corporate Governance and Business Ethics Committee determined that there were three transactions that qualified as related party transactions since the beginning of 2019. Michael F. Falzon, the brother of Robert M. Falzon, our Vice Chairman, is our Vice President, Information Systems. In 2019, the total compensation paid to Michael Falzon, including salary, bonus and the grant date value of long-term incentive awards, was less than $605,000. Carley J. Berger, the daughter of Timothy L. Schmidt, our Senior Vice President and Chief Investment Officer, is an associate in the actuarial department. In 2019, the total compensation paid to Ms. Berger, including salary and bonus, was less than $155,000. Joshua D. Howard, the son-in-law of Barbara Koster, former Senior Vice President and Chief Information Officer who retired as of December 31, 2019, is a Vice President of Quantitative Management Associates, a subsidiary of the Company. In 2019, the total compensation paid to Mr. Howard, including salary and bonus, was less than $215,000. In all three cases, the individuals’ compensation was similar to the compensation of other employees holding equivalent positions.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement	|	27

Corporate Governance

Policy on Shareholder Rights Plan

We do not have a shareholder rights plan. The Board will obtain shareholder approval prior to adopting a future shareholder rights plan unless the Board, in the exercise of its fiduciary duties, determines that under the circumstances then existing, it would be in the best interests of the Company and our shareholders to adopt a rights plan without prior shareholder approval. If a rights plan is adopted by the Board without prior shareholder approval, the plan must provide that it will expire within one year of adoption unless ratified by shareholders.

Political Contributions and Lobbying Expenditure Oversight and Disclosure

The Corporate Governance and Business Ethics Committee reviews and approves an annual report on political activities, contributions and lobbying expenses. It monitors and evaluates the Company’s ongoing political strategy as it relates to overall public policy objectives for the next year and provides guidance to the Board. We provide on our website a description of our oversight process for political contributions and a summary of Political Action Committee, or PAC, contributions. We also disclose semiannual information on dues, assessments and contributions of $10,000 or more to trade associations and tax-exempt advocacy groups and a summary of Company policies and procedures for political activity. This disclosure is available at www.prudential.com/governance under the heading “Political Activity & Contributions.”

The 2019 CPA-Zicklin Index of Corporate Political Disclosure and Accountability ranked Prudential as a Trendsetter company, the highest distinction. This is the fifth consecutive year that Prudential has been recognized for its disclosure, accountability, and political spending oversight.

Environmental, Sustainability and Corporate Social Responsibility

The Corporate Governance and Business Ethics Committee has oversight of environmental issues and policies. In addition, three of our Board members sit on the Board’s Corporate Social Responsibility Oversight Committee. These directors inform the Company’s social responsibility efforts in investing for financial and social returns, strategic philanthropy, employee engagement and corporate community involvement. 2019 investments include:

28	|	Notice of Annual Meeting of Shareholders and 2020 Proxy Statement

Item 2–Ratification of the Appointment of the

Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers” or “PwC”) as the Company’s independent registered public accounting firm (“independent auditor”) for 2020. We are not required to have the shareholders ratify the selection of PricewaterhouseCoopers as our independent auditor. We nonetheless are doing so because we believe it is a matter of good corporate practice.

If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers, but may nevertheless retain it as the Company’s independent auditor. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of Prudential Financial and its shareholders. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions by shareholders.

FEES PAID TO PRICEWATERHOUSECOOPERS

The following is a summary and description of fees for services provided by PricewaterhouseCoopers in 2019 and 2018.

Worldwide Fees (in millions)

Service	2019	2018

Audit(1)	$55	$52

Audit-Related(2)	$6	$6

Tax(3)	$2	$3

All Other(4)	$1	$—

Total	$64	$61

(1)

The aggregate fees for professional services rendered for the integrated audit of the consolidated financial statements of Prudential Financial and, as required, audits of various domestic and international subsidiaries, the issuance of comfort letters, agreed-upon procedures required by regulation, consents and assistance with review of documents filed with the SEC.

(2)

The aggregate fees for assurance and related services, including internal control and financial compliance reports, agreed-upon procedures not required by regulation, and accounting consultation on new accounting standards, acquisitions and potential financial reporting requirements.

(3)

The aggregate fees for services rendered for tax return preparation, tax advice related to mergers and acquisitions and other international, federal and state projects, and requests for rulings. In 2018, tax compliance and preparation fees totaled approximately $2 million and tax advisory fees totaled approximately $1 million. In 2019, tax compliance and preparation fees totaled approximately $1.5 million and tax advisory fees totaled approximately $0.5 million.

(4)	The aggregate fees for all other services rendered; representing fees for business advisory services in 2019.

PricewaterhouseCoopers also provides services to domestic and international mutual funds and limited partnerships not consolidated by Prudential Financial, but which are managed by Prudential Financial. PricewaterhouseCoopers identified fees related to audit, audit-related, tax and all other services paid by these entities of $17 million in 2019 and $15 million in 2018.

The Audit Committee has advised the Board of Directors that in its opinion the non-audit services rendered by PricewaterhouseCoopers during the most recent fiscal year are compatible with maintaining its independence.

PwC has been the Company’s independent auditor since it became a public company in 2001 and prior to that, from 1996.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement	|	29

Item 2—Ratification of the Appointment of the Independent Registered Public Accounting Firm

In determining whether to reappoint the independent auditor, the Audit Committee annually considers several factors, including:

•	the length of time the firm has been engaged;

•	the firm’s independence and objectivity;

•	PwC’s capability and expertise in handling the breadth and complexity of Prudential’s global operations, including the expertise and capability of the lead audit partner;

•	historical and recent performance, including the extent and quality of PwC’s communications with the Audit Committee, and the results of a management survey of PwC’s overall performance;

•	data related to audit quality and performance, including recent PCAOB inspection reports on the firm; and

•	the appropriateness of PwC’s fees, both on an absolute basis and as compared with its peers.

In accordance with SEC rules, independent audit partners are subject to rotation requirements limiting their number of consecutive years of service to our Company to no more than five. The process for selecting the Company’s lead audit partner includes Company management and the Audit Committee Chair vetting the independent auditor’s candidates. The full Audit Committee is consulted in connection with the final selection of the lead audit partner.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent auditor. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services so that the independent auditor’s independence is not impaired; describes the Audit, Audit-Related, Tax and All Other services that may be provided and the non-audit services that may not be performed; and sets forth the pre-approval requirements for all permitted services. The policy provides for the general pre-approval of specific types of Audit, Audit-Related and Tax services and a limited fee estimate range for such services on an annual basis. The policy requires specific pre-approval of all other permitted services. The independent auditor is required to report periodically to the Audit Committee regarding the extent of services provided in accordance with their pre-approval and the fees for the services performed to date. The Audit Committee’s policy delegates to its Chair the authority to address requests for pre-approval of services with fees up to a maximum of $250,000 between Audit Committee meetings if the Company’s Chief Auditor deems it reasonably necessary to begin the services before the next scheduled meeting of the Audit Committee, and the Chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may not delegate to management the Audit Committee’s responsibility to pre-approve permitted services of the independent auditor.

All Audit, Audit-Related, Tax and All Other services described above were approved by the Audit Committee before services were rendered.

The Board of Directors recommends that shareholders vote “FOR” ratification of the appointment of PricewaterhouseCoopers as the Company’s Independent Auditor for 2020.

ENHANCING COMMUNICATION THROUGH AUDIT COMMITTEE REPORTING

The Center for Audit Quality and a group of nationally recognized U.S. corporate governance and policy organizations jointly released a paper entitled “Enhancing the Audit Committee Report: A Call to Action,” which encouraged audit committees of public companies to proactively consider strengthening their public disclosures to more effectively convey the critical work of audit committees to investors and stakeholders. Prudential was featured as an example of a company exhibiting voluntary practices strengthening audit committee disclosures.

30	|	Notice of Annual Meeting of Shareholders and 2020 Proxy Statement

Item 2—Ratification of the Appointment of the Independent Registered Public Accounting Firm

REPORT OF THE AUDIT COMMITTEE

Three independent directors comprise the Audit Committee. The Committee operates under a written charter adopted by the Board.

In addition, the Board has determined that all of our Audit Committee members, Messrs. Paz and Scovanner and Ms. Hund-Mejean, satisfy the financial expertise requirements of the NYSE and have the requisite experience to be designated an audit committee financial expert as that term is defined by rules of the SEC.

Management is responsible for the preparation, presentation and integrity of the financial statements of Prudential Financial and for maintaining appropriate accounting and financial reporting policies and practices, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Prudential Financial’s independent auditor, PricewaterhouseCoopers, is responsible for auditing the consolidated financial statements of Prudential Financial and expressing an opinion as to their conformity with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting in accordance with the requirements of the Public Company Accounting Oversight Board (“PCAOB”).

In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of Prudential Financial as of and for the year ended December 31, 2019 and Management’s Annual Report on Internal Control Over Financial Reporting with management and Prudential Financial’s independent auditor. The Audit Committee also discussed with Prudential Financial’s independent auditor the matters required to be discussed by the independent auditor with the Audit Committee under the rules adopted by the PCAOB. For 2019, this included the independent auditor’s communication of its Audit Report, including critical audit matters, to the Audit Committee. These are audit matters relating to accounts or disclosures that are material to Prudential Financial’s financial statements and that involved especially challenging, subjective, or complex auditor judgment.

The Audit Committee received from the independent auditor the written disclosures and letters required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor its independence.

The Audit Committee has discussed with, and received regular status reports from, Prudential Financial’s Chief Auditor and independent auditor on the overall scope and plans for their audits of Prudential Financial, including their scope and plans for evaluating the effectiveness of internal control over financial reporting. The Audit Committee meets with the Chief Auditor and the independent auditor, with and without management present, to discuss the results of their respective audits, in addition to private meetings with the Chief Financial Officer, Chief Risk Officer, General Counsel, Chief Actuary and Chief Compliance Officer. In determining whether to reappoint PricewaterhouseCoopers as Prudential Financial’s independent auditor, the Audit Committee took into consideration a number of factors, including the length of time the firm has been engaged, the firm’s independence and objectivity, PwC’s capability and expertise in handling the breadth and complexity of Prudential’s global operations, including the expertise and capability of the Lead Audit Partner, historical and recent performance, including the extent and quality of PwC’s communications with the Audit Committee, the results of a management survey of PwC’s overall performance, data related to audit quality and performance, including recent PCAOB inspection reports on the firm, and the appropriateness of PwC’s fees, both on an absolute basis and as compared with its peers.

Based on the reports and discussions described in this report and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Prudential Financial and Management’s Annual Report on Internal Control Over Financial Reporting be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

THE AUDIT COMMITTEE

Douglas A. Scovanner (Chair)

Martina Hund-Mejean

George Paz

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement	|	31

Item 3–Advisory Vote to Approve

Named Executive Officer Compensation

The Board is committed to excellence in governance and recognizes our shareholders’ interest in our executive compensation program. As a part of that commitment, and in accordance with SEC rules, our shareholders are being asked to approve a nonbinding advisory resolution on the compensation of our named executive officers, as reported in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to endorse or not endorse our 2019 executive compensation program and policies for our named executive officers through the following resolution:

RESOLVED, that the shareholders of Prudential approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in this Proxy Statement.

This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and practices relating to our named executive officers. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our named executive officers. Because your vote is advisory, it will not be binding upon the Board. The Board and the Compensation Committee will, however, as they have done in prior years, take into account the outcome of the “Say on Pay” vote when considering future compensation arrangements.

At the 2017 Annual Meeting, shareholders approved, on an advisory basis, holding “Say on Pay” votes annually, and the Board has adopted a policy providing for annual “Say on Pay” votes. Accordingly, the next “Say on Pay” vote will occur in 2021.

The Board of Directors recommends that shareholders vote “FOR” the advisory vote to approve our named executive officer compensation.

32	|	Notice of Annual Meeting of Shareholders and 2020 Proxy Statement

Item 4–Shareholder Proposal Regarding an

Independent Board Chairman

In accordance with SEC rules, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent. The Company is not responsible for any inaccuracies it may contain. As explained below, our Board unanimously recommends that you vote “AGAINST” the shareholder proposal.

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California, 90278, beneficial owner of 50 shares of Common Stock, is the proponent of the following shareholder proposal. The proponent has advised us that a representative will present the proposal and related supporting statement at the Annual Meeting.

Independent Board Chairman

Shareholders request our Board of Directors adopt as policy, and amend our governing documents as necessary, to require that the Chairman of the Board be an independent member of the Board whenever possible. Although it would be better to have an immediate transition to an independent Board Chairman, the Board would have the discretion to phase in this policy for the next Chief Executive Officer transition.

If the Board determines that a Chairman, who was independent when selected is no longer independent, the Board shall select a new Chairman who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived in the unlikely event that no independent director is available and willing to serve as Chairman.

Boeing is an example of a company changing course and naming an independent board chairman in October 2019. Boeing did not wait for the next CEO succession. And Boeing is in better shape than Prudential Financial. Boeing stock is up 280% in 5-years. Prudential stock has been flat for 5-years.

This proposal topic received 40%-support at the 2018 annual meeting. This 40% support represented nearly a majority vote from the shareholders who had access to independent proxy voting advice.

And Prudential’s 2018 proxy hyped Prudential’s Lead Director, Thomas Baltimore. The 2018 proxy said, “Mr. Baltimore’s skills, experience, commitment and the time he devotes to serve his role all make him well qualified to serve as our Lead Independent Director.” Unfortunately Mr. Baltimore was rejected by 32% of shares at the 2019 Prudential annual meeting. Mr. Baltimore was also on the Executive Pay Committee and our executive pay had a below average level of support in 2019.

Plus our Chairman and CEO, Charles Lowrey, received our second highest negative vote for a director at the 2019 annual meeting.

Please vote yes: Independent Board Chairman—Proposal 4

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement	|	33

Item 4—Shareholder Proposal Regarding an Independent Board Chairman

Board of Directors’ Statement in Opposition to the Proposal

Your Board recommends a vote against this proposal because it believes that it is in the best interest of our shareholders for the Board to have flexibility to determine the best person to serve as Board Chair, whether that person is an independent director or the CEO.

Every year, the Governance Committee reviews and makes a recommendation on the appropriate governance framework for Board leadership. The Committee takes into consideration governance best practices, the facts and circumstances of our Board and feedback that we receive from our shareholders. Specifically, our Board proactively asks for feedback from our shareholders and regularly meets with our shareholders in various settings. In 2019, directors, as well as the Company’s Chief Governance Officer, engaged with investors regarding many issues, including our Board leadership structure. This feedback was presented to the Board. Many of our shareholders have expressed the opinion that there is no “one size fits all” solution and that the Board’s fiduciary responsibility is best fulfilled by retaining the flexibility to choose the most effective leadership structure for the particular set of facts facing the Company at any point in time. In 2017 and 2018, a majority of our shareholders have voted against proposals that would mandate the Company’s leadership structure and eliminate Board discretion. The Governance Committee has most recently determined that Board leadership is provided through the combination of a unified Chair and CEO, a clearly defined and significant Lead Independent Director role, active and strong committee chairs, and independent-minded, skilled, engaged, diverse and committed directors.

Our Board believes that its current structure and governance allows itself to provide effective oversight of management. Specifically, our Lead Independent Director has significant responsibilities that are described in detail in this Proxy Statement, including approval of all Board agendas and information sent to the Board, shareholder engagement, oversight of the annual Board evaluation process by an independent third party, Board refreshment and succession planning, and guiding the Board’s overall governance processes. In addition, we have posted videos of three of our Directors, who speak on various topics that are critical to the Board.

We also refer you to the Lead Independent Director’s letter, which is contained in this Proxy Statement, as well as the Lead Independent Director Charter at www.prudential.com/governance. The skills, experience, dedication and time commitment of our Lead Independent Director all make him well-qualified to serve in this role.

THEREFORE, YOUR BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

34	|	Notice of Annual Meeting of Shareholders and 2020 Proxy Statement

Voting Securities and Principal Holders

Beneficial Ownership

The following table shows all entities that are the beneficial owners of more than 5% of the Company’s Common Stock:

Name and Address of Beneficial Owner	Amount and Nature		Percent of Class
The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	33,168,857	(1)	8.25%
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	31,743,594	(2)	7.9%

(1)

Based on information as of December 31, 2019 contained in a Schedule 13G/A filed with the SEC on February 12, 2020 by The Vanguard Group. The Schedule 13G/A indicates that The Vanguard Group has sole dispositive power with respect to 32,490,734 of the shares, shared dispositive power with respect to 678,123 of the shares, sole voting power with respect to 599,212 of the shares, and shared voting power with respect to 114,556 of the shares.

(2)

Based on information as of December 31, 2019 contained in a Schedule 13G/A filed with the SEC on February 5, 2020 by BlackRock, Inc. The Schedule 13G/A indicates that BlackRock, Inc. has sole dispositive power with respect to all of the shares, sole voting power with respect to 25,914,589 of the shares, and shared dispositive and voting power with respect to none of the shares.

To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of our Common Stock.

The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 13, 2020, by:

•	each Director and Named Executive Officer, and

•	all current Directors and Executive Officers of Prudential Financial as a group.

Name of Beneficial Owner	Common Stock		Number of shares Subject to Exercisable Options	Total Number of Shares Beneficially Owned(1)	Director Deferred Stock Units / Additional Underlying Units(2)(3)(4)	Total Shares Beneficially Owned Plus Underlying Units
Thomas J. Baltimore, Jr.	500			500	55,015	55,515
Gilbert F. Casellas	500			500	33,226	33,726
Martina Hund-Mejean	128			128	22,527	22,655
Karl J. Krapek	38,455			38,455	7,317	45,772
Peter R. Lighte	80			80	9,590	9,670
George Paz	500			500	9,587	10,087
Sandra Pianalto	451			451	9,117	9,568
Christine A. Poon	11,583			11,583	14,617	26,200
Douglas A. Scovanner	12,000			12,000	17,998	29,998
Michael A.Todman	450			450	9,590	10,040
Mark B. Grier	406,213		482,449	888,662	270,861	1,159,523
Stephen Pelletier	650		69,596	70,246	215,623	285,869
Charles F. Lowrey	79,941		209,544	289,485	287,932	577,417
Robert M. Falzon	79,381	(5)	147,040	226,421	228,422	454,843
Scott G. Sleyster	58,918		154,704	213,622	229,558	443,180
Kenneth Y. Tanji	22,259		74,942	97,201	84,005	181,206
All directors and executive officers as a group (22 persons)	418,530		904,114	1,322,644	1,639,749	2,962,393

(1)	Individual directors and executive officers as well as all directors and executive officers as a group beneficially own less than 1% of the shares of Common Stock outstanding, as of March 13, 2020.

(2)

Includes the following number of shares or share equivalents in deferred units through the Deferred Compensation Plan for Nonemployee Directors and the Prudential Insurance Company of America Deferred Compensation Plan, as to which no voting or investment power exists: Mr. Baltimore, 55,015; Mr. Casellas, 33,226; Ms. Hund-Mejean, 22,527; Mr. Krapek 7,317; Mr. Lighte, 9,590; Mr. Paz, 9,587; Ms. Pianalto, 9,117; Ms. Poon, 14,617; Mr. Scovanner, 17,998; Mr. Todman, 9,590; Mr. Pelletier, 36,439; and Mr. Sleyster 96,607.

(3)

Includes the following shares representing the target number of shares to be received upon the attainment of ROE goals under the performance share program described under “Compensation Discussion and Analysis”: Mr. Grier, 136,312; Mr. Pelletier, 83,636; Mr. Lowrey, 128,668; Mr. Falzon, 101,294; Mr. Sleyster, 61,497; and Mr. Tanji, 36,553.

(4)	Includes the following unvested stock options: Mr. Grier, 134,549; Mr. Pelletier, 95,548; Mr. Lowrey, 159,264; Mr. Falzon, 127,128; Mr. Sleyster, 71,454; and Mr. Tanji, 47,452.

(5)	Includes 1,100 shares held by The Falzon Family Private Foundation.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement	|	35

Compensation of Directors

The Corporate Governance and Business Ethics Committee reviews the compensation of our nonemployee directors periodically (generally every three years) and recommends changes to the Board when it deems appropriate.

The following table describes the components of the nonemployee directors’ compensation for 2019:

Compensation Element	Director Compensation Program
Annual Cash Retainer	$150,000, which may be deferred, at the director’s option
Annual Equity Retainer	$150,000 in restricted stock units that vest after one year (or, if earlier, on the date of the next Annual Meeting)
Board and Committee Fees	None
Chair Fee	$35,000 for the Audit and Risk Committees $30,000 for the Compensation Committee $20,000 for all other committees(1)
Lead Independent Director Fee	$50,000
Meeting Fee for members of the Company’s Corporate Social Responsibility Oversight Committee(2)	$1,250 per meeting (fee contingent on meeting attendance)
New Director Equity Award (one-time grant)	$150,000 in restricted stock units that vest after one year
Stock Ownership Guideline	Ownership of Common Stock or deferred stock units that have a value equivalent to six times the annual cash retainer to be satisfied within six years of joining the Board(3)

(1)	Includes other standing committees and any non-standing committee of the Board that may be established from time to time, but excludes the Executive Committee.

(2)

This is a committee comprising members of management and the Board. This committee typically meets on a separate day following the Board and Board committee meetings. The nonemployee directors on this committee currently consist of Mr. Casellas and Mses. Pianalto and Poon. The Corporate Social Responsibility Oversight Committee met three times in 2019.

(3)

As of December 31, 2019, each of our nonemployee directors satisfied this guideline, with the exception of Ms. Pianalto who joined the Board in July 2015. Ms. Pianalto has six years from the date she joined the Board to fulfill the stock ownership requirement. For purposes of the stock ownership guideline, once a nonemployee director satisfies his or her stock ownership level, the director will be deemed to continue to satisfy the guideline without regard to fluctuation in the value of the Common Stock owned by the director.

We maintain a Deferred Compensation Plan for Nonemployee Directors (the “Plan”). Since 2011, 50% of the annual Board and committee retainer has been awarded in restricted stock units that vest after one year (or if earlier, on the date of the next Annual Meeting). A nonemployee director can elect to invest the cash portion of his or her retainer and fees and equity retainer upon vesting in accounts under the Plan that replicate investments in either shares of our Common Stock or the Fixed Rate Fund, which accrues interest in the same manner as funds invested in the Fixed Rate Fund offered under the Prudential Employee Savings Plan (“PESP”). As elected by the director, the Plan provides for distributions to commence upon or following termination of Board service or while a director remains on the Board.

Each director receives dividend equivalents on the restricted stock units contained in his or her deferral account under the Plan, which are equal in value to the dividends paid on our Common Stock. The dividend equivalents credited to the account are then reinvested in the form of additional stock units.

Under our director compensation program, if a nonemployee director satisfies the stock ownership guideline, the restricted stock units granted as the annual equity retainer are payable upon vesting in cash or shares of our Common Stock (at the director’s option) and may be deferred beyond vesting at the director’s election. If a director does not satisfy the stock ownership guideline, the restricted stock units are automatically deferred until termination of Board service.

DIRECTOR STOCK OWNERSHIP GUIDELINE

Each director is expected, within six years of joining the Board, to own Common Stock or deferred stock units that have a value equivalent to six times his or her annual cash retainer.

36	|	Notice of Annual Meeting of Shareholders and 2020 Proxy Statement

Compensation of Directors

2019 Director Compensation Table

	Fees Earned or Paid in

Name	Cash($)		Stock Awards($)(1)	All Other Compensation($)(2)	Total($)
Thomas J. Baltimore	255,000		150,000		405,000
Gilbert F. Casellas	173,750		150,000	1,100	324,850
Martina Hund-Mejean	150,000		150,000	5,000	305,000
Karl J. Krapek	180,000		150,000	5,000	335,000
Peter R. Lighte	150,000		150,000		300,000
George Paz	150,000		150,000	5,000	305,000
Sandra Pianalto	153,750		150,000	2,600	306,350
Christine A. Poon	172,500		150,000		322,500
Douglas A. Scovanner	185,000		150,000		335,000
John R. Strangfeld	375,000	(3)	0	13,492	388,492
Michael A. Todman	150,000		150,000	5,000	305,000

(1)

Represents amounts that are in units of our Common Stock. The amounts reported represent the aggregate grant date fair value of the restricted stock units granted during the fiscal year, as calculated under the Financial Accounting Standards Board’s Accounting Codification Topic 718 (“ASC Topic 718”). Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our Common Stock on the date of grant, which is then recognized, subject to market value changes, over the requisite service period of the award. The aggregate balance in each of the nonemployee directors’ accounts in the Deferred Compensation Plan denominated in units (which includes all deferrals from prior years and earned units deferred in 2019) and their value as of December 31, 2019 were as follows: Mr. Baltimore: 53,740 and $5,037,588; Mr. Casellas: 32,455 and $3,042,332; Ms. Hund-Mejean: 22,005 and $2,062,749; Mr. Krapek: 10,887 and $1,020,547; Mr. Lighte: 9,368 and $878,156; Mr. Paz: 9,365 and $877,875; Ms. Pianalto: 8,906 and $834,848; Ms. Poon: 14,278 and $1,338,420; Mr. Scovanner: 17,581 and $1,648,043; and Mr. Todman: 9,368 and $878,156.

(2)

For Messrs. Casellas, Krapek, Paz and Todman and Mses. Hund-Mejean and Pianalto, amounts represent matching charitable contributions. For Mr. Strangfeld, amount represents expenses incurred as Non-Executive Chairman, including, transportation, security and communication services.

(3)	John Strangfeld, our former CEO, served as Non-Executive Chairman of the Board through April 5, 2019. In 2019, he was paid $375,000 for his service in this role.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement	|	37

Compensation Discussion and Analysis

In this section, we describe the material components of our executive compensation program for our NEOs, whose compensation is set forth in the 2019 Summary Compensation Table and other compensation tables contained in this Proxy Statement. We also provide an overview of our executive compensation philosophy and our executive compensation program. In addition, we explain how and why the Compensation Committee of our Board (the “Committee”) arrived at the specific compensation decisions involving the NEOs for 2019.

Following completion of the final phases of a multiyear succession plan, moving into 2020 and beyond, our executive team includes:

•   Chairman and CEO: Charles F. Lowrey

•   Vice Chairman: Robert M. Falzon

•   CFO: Kenneth Y. Tanji

•   Head of U.S. Businesses: Andrew F. Sullivan

•   Head of International Businesses: Scott G. Sleyster

With over 125 years of combined service and dedication to Prudential, these leaders are well-equipped to drive our Company’s efforts to make lives better by solving the financial challenges of our changing world.

While implementing our succession plan, the Compensation Committee authorized market-driven, yet relatively modest, increases in compensation for these executives. Initial targets applicable to their new roles were set at lower levels than those of the prior incumbents. In aggregate, target total direct compensation is 25% less.

2019 NAMED EXECUTIVE OFFICERS (NEOs)

For purposes of this CD&A, the Summary Compensation Table, and other tables set forth in this Proxy Statement, our NEOs for the 2019 fiscal year were:

•   Charles F. Lowrey, Chairman & CEO

•   Kenneth Y. Tanji, Executive Vice President & CFO

•   Robert M. Falzon, Vice Chairman

•   Scott G. Sleyster, Executive Vice President & Head of International Businesses

•   Stephen Pelletier, Executive Vice President & Head of U.S. Businesses for the majority of 2019(1)

•   Mark B. Grier, former Vice Chairman(2)

(1)	Mr. Pelletier transferred his functional management responsibilities as Head of U.S. Businesses on December 1, 2019 and will retire from the Company on April 1, 2020.

(2)	Mr. Grier retired from the Company on August 31, 2019.

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Compensation Discussion and Analysis: Executive Summary

COMPENSATION HIGHLIGHTS

•	Pay for Performance. 2019 NEO annual incentive awards averaged 92.2% of target, consistent with the 2019 Company performance factor of 0.925.

•	No Pay Changes. Base salary and target incentive compensation levels for our NEOs were unchanged in 2019.

•	Increased Shareholder Alignment. In 2019, the Committee decided to settle outstanding performance units in our long-term incentive program in shares, which are subject to our 1-year 50% share retention requirement. For future grants, performance shares replace units.

•	Performance Emphasis in Pay Mix. 88% or more of our NEOs’ target total direct compensation is performance based.

•	Resetting Pay Levels. While implementing our succession plan, the Compensation Committee set compensation targets that are, in aggregate, 25% lower.

•	Balance of Absolute and Relative Performance Metrics. The performance metrics under our annual incentive and long-term incentive programs balance our absolute performance and our relative performance versus peer life insurance companies.

•	Diversity and Inclusion Performance Modifier. Prudential’s senior leadership is incentivized to increase the representation of diverse persons among our senior management by the end of 2020.

2019 NEO[1] Total Direct Compensation at a Glance (thousands)

Charles F. Lowrey (Chairman & CEO)
$1,200
$4,525
$8,300
$14,025
$3,168
Cash
$1,358
Deferred(2)
Kenneth Y. Tanji (CFO)
$600
$1,670
$2,600
$4,870
$1,169
Cash
$501
Deferred(2)
Robert M. Falzon (Vice Chairman)
$1,000
$3,700
$6,600
$11,300
$2,590
Cash
$1,110
Deferred(2)
Scott G. Sleyster (EVP and Head of International Businesses)
$700
$2,315
$3,800
$6,815
$1,621
Cash
$695
Deferred(2)
Stephen Pelletier (EVP and former Head of U.S. Businesses)
$770
$3,700
$4,750
$9,220
$2,590
Cash
$1,110
Deferred(2)
Annualized Salary
Annual Incentive Award
Long-Term Award(3)

(1)	Mr. Grier was excluded from this display since he was not employed for the full performance year.

(2)	30% of the Annual Incentive Awards were mandatorily deferred into the Book Value Performance Program.

(3)	Represents Long-Term Incentive Awards granted in 2020 for 2019 performance.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement	|	39

Compensation Discussion and Analysis: Executive Summary

Total Direct Compensation Summary

TARGET COMPENSATION

The figure below illustrates the portions of our NEOs’ target total direct compensation driven by the various performance metrics under our incentive programs.(1) Our programs are designed to align the interests of our executives with the interests of our shareholders and to link the drivers of short-term and long-term value creation with our executive compensation.

(1)

The image above is a graphical representation of the components and drivers of total direct compensation. The illustration represents the average target total direct compensation values for our NEOs (excluding Mr. Grier).

(2)	Represents Book Value Performance Program (11%) and 30% mandatory deferral of Annual Incentive Awards (equates to 11% of target total direct compensation).

Our Annual Incentive Program and Long-Term Incentive Program share one common performance measure: our relative ROE, that is, our ROE as compared to the median ROE of the North American Life Insurance subset of our Peer Group. The Committee believes that our relative ROE is a core value proposition for our shareholders and, accordingly, that relative ROE performance over both the short-term and long-term merits inclusion as a performance measure in each of our incentive programs.

2019 COMPENSATION

The display below depicts the mix of pay delivered to our CEO and the other NEOs for the 2019 performance year, including salary paid in 2019 and incentive awards granted in February 2020 for 2019 performance.

(1)	Represents the average amounts for our NEOs (excluding Mr. Grier)

(2)	Includes mandatory deferral of 30% of the Annual Incentive Awards

40	|	Notice of Annual Meeting of Shareholders and 2020 Proxy Statement

Compensation Discussion and Analysis: Executive Summary

What We Do	What We Don’t Do
Establish target and maximum awards under our Annual Incentive Program.	CEO participation in our severance plan.

Establish target awards in our Long-Term Incentive Program.	Executive officer severance payments and benefits exceeding 2.99 times salary and cash bonus without shareholder approval.
Apply a formulaic framework based on the Company’s financial results relative to pre-established targets for each incentive program.

Exercise limited or no discretion to increase formulaic incentive compensation awards.	Excise tax “gross-ups” upon change in control.

Use balanced performance metrics for annual incentive and performance share awards that consider both the Company’s absolute performance and its relative performance versus peers.	Discounting, reloading or repricing of stock options without shareholder approval.

Rigorous goal setting aligned to our pre-established annual and multiyear financial targets.	“Single-trigger” accelerated vesting of equity-based awards upon change in control.

88% or more of our NEOs’ target total direct compensation is performance-based.	Multiyear guaranteed incentive awards for senior executives.

Defer 30% of our NEOs’ and 10% of other senior executives’ annual incentive awards into the Book Value Performance Program.	Employment agreements with NEOs.

Impose stock ownership requirements, and retention of 50% of equity-based awards.	Employee hedging or pledging of Company securities.

Maintain an enhanced clawback policy covering all executive officer incentive-based awards for material financial restatements and misconduct.

Limit perquisites to items that serve a reasonable business purpose.

Closely monitor risks associated with our compensation programs and individual compensation decisions to confirm that they do not encourage excessive risk-taking.

Tie long-term diversity improvement to our performance share awards.

Consideration of Most Recent “Say on Pay” Vote

Following our 2019 Annual Meeting of Shareholders, the Committee reviewed the results of the shareholder advisory vote on NEO compensation (the “Say on Pay” Vote) that was held at the meeting with respect to the 2018 compensation actions and decisions for Mr. Lowrey and the other NEOs. Approximately 93% of the votes cast on the proposal were voted in support of the compensation of our NEOs. After careful consideration, and given the extensive changes we have made in the recent past, the Committee did not make any changes to our executive compensation program and policies as a result of the most recent Say on Pay vote.

Opportunity for Shareholder Feedback

The Committee carefully considers feedback from our shareholders regarding our executive compensation program. Shareholders are invited to express their views to the Committee as described under “Communication with Directors” in this Proxy Statement. In addition, the advisory vote on the compensation of the NEOs provides shareholders with an opportunity to communicate their views on our executive compensation program.

You should read this CD&A in conjunction with the advisory vote that we are conducting on the compensation of the NEOs (see “Item 3—Advisory Vote to Approve Named Executive Officer Compensation”). This CD&A, as well as the accompanying compensation tables, contains information that is relevant to your voting decision.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement	|	41

Compensation Discussion and Analysis

PHILOSOPHY AND OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAM

The philosophy underlying our executive compensation program is to provide an attractive, flexible, and market-based total compensation program tied to performance and aligned with the interests of our shareholders. Our objective is to recruit and retain the caliber of executive officers and other key employees necessary to deliver sustained high performance to our shareholders, customers, and communities where we have a strong presence. Our executive compensation program is an important component of these overall human resources policies. Equally important, we view compensation practices as a means for communicating our goals and standards of conduct and performance and for motivating and rewarding employees in relation to their achievements.

Overall, the same principles that govern the compensation of all our salaried employees apply to the compensation of our executive officers. Within this framework, we observe the following principles:

•	Retain and hire top-caliber executives: Executive officers should have base salaries and employee benefits that are market-competitive and that facilitate retention and hiring of world-class talent in our critical roles and high-caliber individuals at all levels;

•	Pay for performance: A significant portion of the compensation of our executive officers should vary with business performance and each individual’s contribution to that performance;
•	Reward long-term growth and profitability: Executive officers should be rewarded for achieving long-term results;

•	Align compensation with shareholder interests: The interests of our executive officers should be linked with those of our shareholders through the risks and rewards of the ownership of our Common Stock; and

•	Reinforce succession planning process: The overall compensation program for our executive officers should reinforce our robust succession planning process.

2019 Incentive Programs

To create a strong link between our incentive compensation opportunities and our short-term and longer-term objectives, we use two specific programs: our Annual Incentive Program and our Long-Term Incentive Program.

•

Annual Incentive Program. The Annual Incentive Program is designed to reward strong financial and operational performance that furthers our short-term strategic objectives. Financial performance is primarily determined based on three equally weighted annual performance metrics: (i) EPS as compared to our pre-established EPS target; (ii) year-over-year change in EPS; and (iii) ROE relative to the median ROE of the North American Life Insurance subset of our Peer Group.

•

Long-Term Incentive Program. Our Long-Term Incentive Program consists of three parts that incent long-term value creation: performance shares that reward the achievement of our long-term ROE goals and increases in the market value of our Common Stock (as well as, for awards granted in 2018, increases in our senior management diversity); book value units that reward increases in book value per share; and stock options that reward increases in the market value of our Common Stock.

42	|	Notice of Annual Meeting of Shareholders and 2020 Proxy Statement

Compensation Discussion and Analysis

How We Make Compensation Decisions

In addition to rigorous policies, which ensure a strong and direct link between pay and performance, we are committed to protect and further our shareholders’ interests. Feedback obtained each year through engagement with our shareholders is incorporated into compensation-related decision-making. Our pay governance processes entail the Compensation Committee overseeing clearly defined responsibilities and expectations of management, including our CEO and our Chief Human Resources Officer (“CHRO”), and the Committee’s independent executive compensation consultant, as follows:

(1)	The Committee’s charter, which sets out its full list of duties and responsibilities and addresses other matters, can be found on our website at www.prudential.com/governance.

(2)	Our CEO does not play any role with respect to any matter affecting his own compensation and is not present when the Committee discusses his compensation recommendation.

(3)	Approval by the full Board of Directors is also required.

The Committee has retained FW Cook as its executive compensation consultant. The compensation consultant reports directly to the Committee and provided no services to management in 2019. The compensation consultant’s advisory services primarily include:

•	providing expert input on industry trends, as well as executive compensation developments from a broader perspective;

•	assessing the extent to which our pay levels and practices are competitively aligned with market practice; and

•	facilitating objective, data-based compensation decisions in succession and annual pay planning processes.

The Committee retains sole authority to hire the compensation consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate and replace (or supplement) its engagement with an alternative consultant at any time.

The total amount of fees paid to the compensation consultant for services to the Committee in 2019 was $131,899. The compensation consultant received no other fees or compensation from us, except for $3,400 to participate in a general industry survey of long-term compensation. The Committee has assessed the independence of the compensation consultant pursuant to the listing standards of the NYSE and SEC rules and concluded that no conflict of interest exists that would prevent the compensation consultant from serving as an independent consultant to the Committee.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement	|	43

Compensation Discussion and Analysis

Compensation Peer Group

The Committee uses compensation data compiled from a group of peer companies in the insurance, asset management, and other diversified financial services industries generally selected from the Standard & Poor’s 500 Financials Index (the “Peer Group”). The Committee periodically reviews and updates the Peer Group, as necessary, upon recommendation of the compensation consultant. We believe the Peer Group represents the industries with which we currently compete for executive talent, and also includes our principal business competitors.

Although included within the broad financial services sector, we exclude from the Peer Group companies such as property and casualty insurers and investment banking firms that predominantly offer different products, have substantially different business models and with whom we have less direct competition for executive talent.

Our Peer Group was unchanged in 2019, consisting of the following 20 companies:

North American Life Insurance Companies	Consumer Finance Companies	Asset Management and Custody Banks	Diversified Banks

• AFLAC, Inc. • Lincoln National • Manulife Financial Corporation • MetLife, Inc. • Principal Financial Group • Sun Life Financial Inc.	• American Express Company • Capital One Financial Corporation	• Ameriprise Financial, Inc. • The Bank of New York Mellon Corporation • BlackRock, Inc. • Franklin Resources, Inc. • Northern Trust Corporation • State Street Corporation	• Bank of America Corporation • Citigroup Inc. • JPMorgan Chase & Co. • PNC Financial Services Group, Inc. • U.S. Bancorp • Wells Fargo & Company

Use of Competitive Data

The Committee relies on various sources of compensation information to ascertain the competitive market for our executive officers, including the NEOs.

To assess the competitiveness of our executive compensation program, we analyze Peer Group compensation data obtained from peer company proxy materials as well as compensation and benefits survey data provided by national compensation consulting firms, such as Willis Towers Watson, McLagan Partners, and Mercer. As part of this process, we measure actual pay levels within each compensation component and in the aggregate. We also review the mix of our compensation components with respect to fixed versus variable, short term versus long term, and cash versus equity-based pay. This information is then presented to the Committee for its review and use.

The Committee reviews the compensation of executives in our Peer Group at least once per year. A broad range of data is considered for the Committee to ascertain whether the NEOs are appropriately positioned above or below the median to properly reflect various factors, such as our performance within the Peer Group, the unique characteristics of the individual’s position, and applicable succession and retention considerations.

Generally, differences in the levels of total direct compensation among the NEOs are primarily driven by tenure and an established track record of performance in their current and prior roles along with the scope of their responsibilities, differences in the competitive market pay range for similar positions, and considerations of internal equity.

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Compensation Discussion and Analysis

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

In the following tables, for the principal components of our executive compensation program, we present their purpose, key characteristic and type of performance measured (if applicable). We measure the program’s competitiveness both by comparing relevant market data with the target and actual amounts paid at each executive officer position as well as by salary grades, which are composed of many positions that we consider to have similar responsibilities.

Total Direct Compensation

Compensation Component	Purpose	Key Characteristic	Performance Measured
Base Salary	• Compensate executive officers fairly for the responsibility of the position held	Fixed	Individual
Annual Incentive Awards	• Motivate and reward executive officers for achieving our short-term business objectives • Provide balance by rewarding performance relative to our Peer Group	Variable	Corporate and Individual
Long-Term Incentive Awards

•  Motivate executive officers by linking incentives to the achievement of our multiyear financial and other goals, our relative performance, and the performance of our Common Stock and book value over the long term

•  Reinforce the link between the interests of our executive officers and shareholders

		Variable	Corporate
Other Forms of Compensation

Compensation Component	Purpose	Key Characteristic
Health & Welfare, and Retirement Plans	• Provide benefits that promote employee health and support employees in attaining financial security	Fixed
Perquisites and Other Personal Benefits	• Provide a business-related benefit to our Company, and assist in attracting and retaining executives	Fixed
Post-Employment Compensation	• Provide temporary income following an executive’s involuntary termination of employment, and in the case of a change of control, also provide continuity of management	Fixed

Diversity and Inclusion Performance Modifier

In keeping with our commitment to diversity and inclusion in practice, the performance shares and units awarded to executives at the senior vice president level and above (and equivalents) in 2018 were made subject to a performance objective intended to improve the representation of diverse persons among our senior management over the 2018 through 2020 performance period:

•	If we meet our goal of increased representation of diverse persons by five percentage points or more over this period, payouts will be increased by up to 10%.

•	If there is no change in representation, payouts will be decreased by 5%.

•	If such representation decreases over this period, payouts will be decreased by up to 10%.

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Compensation Discussion and Analysis

Formulaic Framework for Incentive Programs

Awards under each of our incentive programs are funded at the level determined by our financial results relative to pre-established targets and performance relative to peer companies under formulas for each incentive program. The Board believes it generally should exercise limited or no discretion to increase our NEOs’ formula-based awards. For the annual incentive program, the formula uses three equally weighted performance metrics, in each case based on after-tax adjusted operating income: (i) EPS as compared to our pre-established EPS target; (ii) year-over-year change in EPS; and (iii) ROE relative to the median ROE of the North American Life Insurance subset of our Peer Group. Similarly, under our performance shares program, payments are determined based on our average ROE results over the three-year performance period, as compared to both our pre-established ROE goal and the ROE results of the same subset of our Peer Group over that period, giving equal weight to each. The book value performance program tracks our adjusted book value per share.

For purposes of our incentive programs:

•	EPS is Earnings Per Share of Common Stock (diluted), based on after-tax adjusted operating income (“AOI”).

•

ROE is determined using after-tax AOI divided by adjusted book value, and for our peer companies is determined based on the comparable financial metric from each peer company’s quarterly financial reports using a rolling quarterly average (for the annual incentive program, over four quarters, and for the performance shares program, over twelve quarters, each ending September 30).

For more information regarding our 2019 annual measures of EPS, AOI and ROE, as well as adjusted book value, see Appendix A to this Proxy Statement.

To more accurately reflect the operating performance of our business, the Committee has approved a predetermined framework of adjustments to our reported financial results for incentive program purposes. Generally, these adjustments are made to exclude one-time or unusual items and external factors that are inconsistent with the assumptions reflected in our financial plans. The standard adjustments to reported financial results under our formulaic framework may vary from year to year and may have either a favorable or unfavorable impact on EPS and ROE as used in our annual incentive program and performance shares program and adjusted book value per share as used in our book value performance program.

Standard adjustments to reported financial results are made:

•	to exclude the impact of market unlockings in our Individual Annuities, Individual Life and International Insurance businesses (including, for 2019, adjustments to reflect updated estimates of profitability based on market performance in relation to our assumptions);

•	to exclude the impact of changes in our assumptions for investment returns, actuarial experience, and customer behavioral expectations (e.g., mortality, morbidity, lapse, and similar factors and reserve refinements);

•	to exclude integration costs or make other adjustments related to merger and acquisition activity (for 2019, we excluded from our results the net costs related to our acquisition of Assurance);
•	for accounting-related changes not included in our annual operating plan (there were none in 2019);

•	to exclude variable investment income (i.e., earnings from non-coupon investments and prepayment fee and call premium income from fixed maturity investments) outside of a range of -10% to +10% of this income that is included in our annual financial plan (this resulted in an adjustment for 2019, as this income exceeded our expectations by more than 10%); and

•	for other items not considered representative of the results of operations for the period and not included in our financial plan, as approved by the Committee (for 2019, we excluded costs related to certain unplanned corporate initiatives).

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Compensation Discussion and Analysis

Direct Compensation Components

Annually, the Compensation Committee reviews a competitive analysis of total direct compensation for the NEOs. Based on this evaluation, the Committee may selectively adjust the base salary, annual incentive award target, and long-term award target amounts of the NEOs. In determining any adjustments, the Committee takes into account the following factors: level of experience and impact in the role; changes in market data; and compensation positioning overall and by component. Executives new to their current roles are positioned towards the lower end of their competitive range while executives with more experience are generally positioned at the higher end of the range.

BASE SALARY

Base salary is the principal fixed component of the total direct compensation of our executive officers, including the NEOs, and is determined by considering the relative importance of the position, the competitive marketplace, and the individual’s performance and contributions. Base salaries are reviewed annually and, typically, are increased infrequently and then mostly at the time of a change in position or assumption of new responsibilities.

None of the NEOs received an increase to base salary in 2019.

ANNUAL INCENTIVE AWARDS

At least once a year, the Committee reviews the Annual Incentive Program and makes changes as needed. A target annual incentive award established for each NEO annually provides a basis for each NEO’s award opportunity range, which is $0 to a maximum of 2 times the individual’s target.

Actual annual incentive awards for the NEOs are primarily driven by the Final Performance Factor, which follows a formulaic calculation utilizing financial metrics determined at the outset of the performance period. The Committee selects metrics that it believes provide a balanced representation of the Company’s performance in a given year.

In addition to these metrics, the Committee discusses with Mr. Lowrey (who, in turn, discusses with the other NEOs) expectations regarding their individual performance for the year.

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Compensation Discussion and Analysis

2019 NEO Performance Discussion

•

Prudential’s operating return on average equity was 12.1% for 2019, EPS, based on after-tax AOI, was $11.69 for 2019, and adjusted book value per share of our Common Stock was $101.04 at December 31, 2019.

•	Returned $4.1 billion of capital to shareholders in 2019, representing an increase in shareholder distributions of over 37% from 2018.

•

Launched a technology, process and talent transformation initiative to enhance the customer experience and competitive positioning of our businesses, which is expected to result in run-rate cost savings of $500 million by 2022.

•

Acquired Assurance, a leading consumer solutions platform. Assurance leverages data science and technology to distribute third-party life, health, Medicare and property and casualty products directly to retail shoppers primarily through its digital and independent agent channels.

•

Company financial strength and flexibility, including the maintenance of $4.1 billion of “highly liquid assets” at the parent company level, statutory capital above our “AA” financial strength targeted levels for our major U.S. insurance subsidiaries and strong solvency margins in our international insurance subsidiaries, in each case as of December 31, 2019.

•

Key succession planning and talent management initiatives, including Mr. Lowrey assuming leadership of our Board of Directors as Chairman, the appointment of Andrew Sullivan as Executive Vice President and Head of U.S. Businesses, and the appointment of a new Chief Information Officer and Chief Marketing Officer.

•

Inclusion on Ethisphere’s “World’s Most Ethical Companies”® list for the fifth consecutive year and Fortune’s “2019 Change the World List,” and being named one of Forbes’ “Americas Best Employers for Diversity”.

•

Established Prudential’s first Global Environmental Commitment. The Commitment expands our support for sustainability by setting a wide range of business, operational and investment goals designed to reduce the direct impact of Prudential’s business activities around the world and enable Prudential to achieve sustainable and environmentally responsible returns for investors.

•	Met with the investors who own a majority of our shares as part of our 2019 engagement initiative.

•	PGIM assets under management of $1.3 trillion at December 31, 2019, up 13% from a year earlier.

•	Retirement account values of $500 billion at December 31, 2019, up 16% from a year earlier, representing a record level for the business.

•	International Insurance growth in Life Planner count by 6% in 2019, including achieving record levels in Japan and Brazil.

For Mr. Lowrey, the above was weighed with other factors, including the oversight of regulatory matters.

48	|	Notice of Annual Meeting of Shareholders and 2020 Proxy Statement

Compensation Discussion and Analysis

Calculating the 2019 Final Performance Factor for our Annual Incentive Program

The Committee’s principal consideration in determining annual incentive awards was the 2019 Final Performance Factor of 0.925, representing the average of three financial metrics:

•	EPS, on an AOI basis, assessed relative to our EPS target range (the “EPS Target Factor”);

•	Change in EPS, on an AOI basis, versus the prior year (the “EPS Change Factor”); and

•

ROE as compared to the median ROE achieved by the North American Life Insurance subset of the Peer Group (the “Relative ROE Factor”), using, in each case, our January 2020 estimates of 2019 AOI, EPS and ROE.

Standard Adjustments

As discussed above, we make standard adjustments to estimated AOI, EPS, and ROE under our formulaic framework that may vary from year to year and may have a net positive or negative impact on our estimates. For 2019, these standard adjustments resulted in a net positive impact to EPS as described below:

EPS (January Estimate)	$11.69
Market Unlockings	-0.13
Actuarial Assumptions	+0.09
M&A Adjustments	+0.09
Variable Investment Income	-0.56
Other Items	+0.79
EPS (Annual Incentive Program)	$11.97

The market unlockings adjusted our reported results for our Individual Annuities, Individual Life and International Insurance businesses to exclude the impact of actual market performance relative to our plan assumption. The adjustment for 2019 market unlockings decreased EPS under the Annual Incentive Program by approximately $0.13.

Annually, based on Company-specific data, industry data, and the current long-term economic outlook, we update our actuarial assumptions on long-term market returns and customer behavioral expectations (e.g., mortality, morbidity, and lapses). These updates and related refinements result in a cumulative revaluation of our reserves and the carrying values of our deferred acquisition costs. While GAAP requires these updates to be reported in the current period, they are not representative of annual performance since they relate to outcomes in both prior and future years. For these reasons, they are excluded from EPS under the Annual Incentive Program (regardless of whether they are positive or negative). In 2019, the adjustments to account for these updates increased EPS under the Annual Incentive Program by approximately $0.09.

In October 2019, we completed the acquisition of Assurance, which had not been anticipated in our annual financial plan. As a result, we increased EPS under the Annual Incentive Program by approximately $0.09 to exclude the net costs of the acquisition.

We limit the impact of variable investment income on the calculation of EPS under the Annual Incentive Program. We do so by excluding earnings from non-coupon investments and prepayment fee and call premium income that are outside of a range of -10% to +10% from that assumed in our annual financial plan. For 2019, this adjustment decreased EPS under the Annual Incentive Program by approximately $0.56 as these earnings exceeded our expectations by more than 10%.

Other items not considered representative of operating results or included in our annual financial plan are also excluded from EPS under the program. In 2019, we excluded the costs of unplanned corporate initiatives, including a voluntary separation program offered to employees. This adjustment increased EPS under the Annual Incentive Program by approximately $0.79.

In the aggregate, these standard adjustments under our preset formulaic framework had a net positive effect of $0.28 on EPS under the Annual Incentive Program.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement	|	49

Compensation Discussion and Analysis

Using EPS and ROE as adjusted above, we take the following steps to calculate the Final Performance Factor:

Step 1: Establish EPS Target Factor

The following table depicts the EPS scale target range for 2019. This target range is aligned to our publicly disclosed EPS guidance range. Our adjusted EPS for 2019 of $11.97 per share of Common Stock corresponds to an EPS Target Factor of 0.883.

	2019 EPS(1)	EPS Target Factor(2)
	$16.58 or above	1.50
	$13.00	1.05
Target Range	$12.75	1.00
	$12.50	0.95
	$8.93 or below	0.50

(1)	Determined on an AOI basis, subject to certain adjustments.
(2)	The EPS Target Factor is interpolated on a straight-line basis between the EPS data points.

Step 2: Establish EPS Change Factor

Last year, to calculate adjusted EPS for purposes of the Annual Incentive Program for performance year 2018, we decreased EPS by $0.66 to exclude the positive impact on earnings from the Tax Cuts and Jobs Act. This exclusion provided a fair comparison to 2017 results as the Tax Act was adopted into law in December 2017. This year, when calculating this factor, we disregard this exclusion to provide parity with 2019 results and use adjusted EPS for 2018 of $12.28.

Our adjusted EPS for 2019 was $11.97, a decrease of $0.31 per share from our adjusted EPS of $12.28 for 2018. 2019 EPS of $11.97 is 0.975 times 2018 EPS, which corresponds to an EPS Change Factor of 0.975.

Step 3: Establish Relative ROE Factor

Our adjusted ROE for 2019 was 12.6%, which is 1.0 percentage point lower than the median 2019 ROE for the North American Life Insurance subset of the Peer Group. This corresponds to a Relative ROE Factor of 0.917.

ROE +/- Peer Median(1)	Relative ROE Factor(2)
3% or more	1.250
0%	1.00
-3% or less	0.750

(1)	Determined on an AOI basis, subject to certain adjustments as discussed above.
(2)	The Relative ROE Factor is interpolated on a straight-line basis between the ROE +/- Peer Median data points.

Determination of 2019 Final Performance Factor

The following table summarizes the calculation of the Final Performance Factor for 2019.

EPS Target Factor	0.883
EPS Change Factor	0.975
Relative ROE Factor	0.917
Initial Performance Factor	0.925	(1)
Discretionary Adjustments made by Committee for 2019	None
Final Performance Factor	0.925

(1)	Average of EPS Target Factor, EPS Change Factor and Relative ROE Factor.

50	|	Notice of Annual Meeting of Shareholders and 2020 Proxy Statement

Compensation Discussion and Analysis

LONG-TERM INCENTIVE PROGRAM

We provide a long-term incentive opportunity to motivate and reward our executive officers for their contributions toward achieving our business objectives by tying these incentives to the performance of our Common Stock and book value over the long term, to further reinforce the link between the interests of our executive officers and our shareholders, and to motivate our executive officers to improve our multiyear financial performance.

Target Award Opportunities

In February 2020, the Committee established a target long-term award opportunity for each of the NEOs (other than Mr. Grier who retired from the Company in August 2019). To set these long-term award targets, the Committee considered:

•

a competitive market analysis of the NEO’s total compensation and the portion of total compensation provided as long-term incentives, relative to similar roles at companies in our compensation peer group;

•	the Company’s and each NEO’s individual performance and his or her expected future contributions;
•	the NEO’s level of experience in his or her role; and
•	retention considerations.

The specific long-term target award opportunity for each NEO (other than Mr. Grier) is as follows:

Named Executive Officer	Target Long-Term Award Opportunity
Charles F. Lowrey	$8,300,000
Kenneth Y. Tanji	$2,600,000
Robert M. Falzon	$6,600,000
Scott G. Sleyster	$3,800,000
Stephen Pelletier	$4,750,000

Our practice is to grant long-term incentive awards annually in the form of a balanced mix of performance shares, stock options, and book value units to our officers at the level of senior vice president and above, including the NEOs, in amounts that are consistent with competitive practice.

The mix of long-term incentives granted in 2020 to the NEOs is shown in the table below:

Performance Shares	60%
Stock Options	20%
Book Value Units	20%

Long-term incentive awards may also be granted when an individual is promoted to a senior executive position to recognize the increase in the scope of his or her role and responsibilities. From time to time, we may make special awards in the form of restricted stock units to recognize major milestones, or selective awards in situations involving a leadership transition.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement	|	51

Compensation Discussion and Analysis

Performance Shares

Performance shares align the majority of our long-term incentive values to the achievement of our ROE objective and our relative ROE performance as compared to our life insurer peers, in each case over a three-year performance period. Award payouts generally range from 0% to 125% of the target number of shares. The preliminary payout is based on two equally weighted financial metrics: (i) average ROE achievement over the three-year performance period relative to the goals set at the start of the period as established by the Committee and (ii) average ROE achievement over the three-year performance period relative to the median ROE results over this period of the North American Life Insurance subset of the Peer Group. This methodology further solidifies the balance between absolute performance and performance relative to our life insurer peers.

ROE is determined using after-tax AOI divided by adjusted book value. The ROE figures are also subject to the standard adjustments described above.

Dividend equivalents are paid retroactively on the lower of (i) the final number of performance shares paid out and (ii) the target number of shares.

In addition, the February 2018 awards with respect to the 2018 to 2020 performance period granted to officers at the senior vice president level and above and equivalents (including the NEOs) are subject to a modifier that can increase or decrease the payout by up to 10% based on the achievement of our diversity and inclusion goals over the three-year performance period.

Changes to the Performance Shares Program for 2020

Prior to 2020, under our performance shares program, grants were made in the form of both performance shares and performance units. Following a three-year performance period, performance shares were paid out in shares of our Common Stock, and performance units were paid out in cash.

In September 2019, the Committee amended the performance shares program to discontinue granting performance units going forward and to settle any currently outstanding performance units (other than a relatively small number that recipients have elected to defer) in shares of our Common Stock, rather than cash, following the performance period. The Committee also removed its ability to make discretionary adjustments to the amount of performance shares and units awarded to our executives following the performance period. Previously, the Committee had retained discretion to make adjustments by up to 15% of the earned shares and units but had never exercised that discretion at any time over the life of the program.

These changes to the performance shares program were made largely to eliminate the “mark to market” volatility in Prudential Financial’s quarterly operating results stemming from the program. The elimination of discretion does not limit or otherwise affect the Company’s ability to clawback awards for material financial restatements or improper conduct under its enhanced clawback policy (discussed below under “Other Compensation-Related Policies”). This change also does not affect the Committee’s discretion to determine achievement of the diversity and inclusion objective included for the performance shares and units granted in 2018.

52	|	Notice of Annual Meeting of Shareholders and 2020 Proxy Statement

Compensation Discussion and Analysis

Performance Share Awards

The NEOs currently have three performance share/unit(1) awards outstanding. In February 2020, the Committee granted the performance share awards for the 2020 to 2022 performance period. The key features of these three awards are as follows:

Performance Period	Performance Measures	Performance Measure Targets	Shares/Units(1) to Be Awarded Relative to Performance Measure Targets	Actual Number of Shares/Units(1) Awarded
2018–2020	- ROE and - Relative ROE versus life insurer peer group Weighted equally - Diversity and Inclusion Objective

Average ROE of 12.5% for the performance period

and

Average ROE equal to the median performance of the North American Life Insurance subset of the Peer Group for the performance period

Diversity and Inclusion Objective:

Improve representation of diverse persons in senior management by 5 percentage points over 2018 through 2020 performance period

ROE Measure

0% at 10% ROE or below

100% at target ROE of 12.5%

125% at 14% ROE or above

Relative ROE Measure

0% if relative ROE trails peer group by 4% or more

100% if relative ROE equals peer group

125% if relative ROE exceeds peer group by 3% or more

Employee Diversity

–10% if representation decreases by 2 percentage points or more

–5% if no change in representation

+10% if representation increases by 5 percentage points or more

Between 0% and 137.5% of the target award opportunity based on:

•  average ROE relative to performance measure targets (as shown to the left)

and

•  average ROE relative to the median performance of the North American Life Insurance subset of the Peer Group (as shown to the left)

and

•  change in the representation of diverse persons in senior management (as shown to the left)

To be determined by the Committee in February 2021

2019–2021	- ROE and - Relative ROE versus life insurer peer group Weighted equally	Average ROE of 12.5% for the performance period and Average ROE equal to the median performance of the North American Life Insurance subset of the Peer Group for the performance period

ROE Measure

0% at 10% ROE or below

100% at target ROE of 12.5%

125% at 14% ROE or above

Relative ROE Measure

0% if relative ROE trails peer group by 4% or more

100% if relative ROE equals peer group

125% if relative ROE exceeds peer group by 3% or more

Between 0% and 125% of the target award opportunity based on:

•  average ROE relative to performance measure targets (as shown to the left)

and

•  average ROE relative to the median performance of the North American Life Insurance subset of the Peer Group (as shown to the left)

To be determined by the Committee in February 2022

2020–2022	- ROE and - Relative ROE versus life insurer peer group Weighted equally	Average ROE of 12.5% for the performance period and Average ROE equal to the median performance of the North American Life Insurance subset of the Peer Group for the performance period

ROE Measure

0% at 10% ROE or below

100% at target ROE of 12.5%

125% at 14% ROE or above

Relative ROE Measure

0% if relative ROE trails peer group by 4% or more

100% if relative ROE equals peer group

125% if relative ROE exceeds peer group by 3% or more

Between 0% and 125% of the target award opportunity based on:

•  average ROE relative to performance measure targets (as shown to the left)

and

•  average ROE relative to the median performance of the North American Life Insurance subset of the Peer Group (as shown to the left)

To be determined by the Committee in February 2023

(1)	Performance units apply only to awards for the 2018 - 2020 and 2019 - 2021 performance periods.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement	|	53

Compensation Discussion and Analysis

Performance Share Payouts for the 2017–2019 Performance Period

In February 2020, the NEOs received payouts with respect to the performance share and unit awards that were granted in February 2017 for the 3-year performance period ended December 31, 2019. The Committee decided to settle both the performance share and unit awards in Common Stock (aside from a relatively small portion of performance units that the NEOs had previously elected to defer, that remain cash-settled). These awards were paid at 1.087 times the target number of shares and units initially awarded, based 50% on our average ROE performance against our publicly disclosed ROE goal set at the start of the period and 50% on our average ROE performance relative to the North American Life Insurance subset of our Peer Group, in each case for the three-year performance period.

The earnout factor of 1.087 for these awards was determined as follows:

•	As of December 31, 2019, our 3-year average ROE was 13.18%, which corresponds to an Absolute ROE Factor of 1.197 based on the scale depicted below.

Absolute ROE(1)	Absolute ROE Factor(2)
13.5% or more	1.25
12.0%	1.00
10.5%	0.75
9.5% or less	0.00

(1)	Actual figures are subject to standard adjustments as under the Annual Incentive Program for each year and are adjusted to exclude the impact of the Tax Act.
(2)	The Absolute ROE Factor is interpolated on a straight-line basis between the ROE data points.

•

As of September 30, 2019, our 3-year average ROE was 13.1%, which is 0.3 percentage points lower than the median 3-year average ROE for the North American Life Insurance subset of our Peer Group. This corresponds to a Relative ROE Factor of 0.976 based on the scale depicted below.

ROE +/-Peer Median(1)	Relative ROE Factor(2)
3% or more	1.25
0%	1.00
-3%	0.75
-4% or less	0.00

(1)

ROE (calculated to provide parity with peers, using annual results for each of the three years ended September 30, 2017, 2018 and 2019) is not adjusted to exclude the impact of the Tax Act as actual results will reflect investor experience and our peer companies were similarly impacted by the Tax Act.

(2)	The Relative ROE Factor is interpolated on a straight-line basis between the ROE data points.

•	The 1.197 and 0.976 factors were averaged to arrive at the 1.087 earn-out factor.

The final performance share/unit payouts to the NEOs in February 2020 for the 2017 to 2019 performance period were:

Name	Target Number of Shares/Units Awarded	Actual Number of Shares/Units Awarded
Charles F. Lowrey	28,450	30,926
Kenneth Y. Tanji	4,126	4,485
Robert M. Falzon	22,760	24,742
Scott G. Sleyster	14,794	16,082
Stephen Pelletier	25,606	27,834
Mark B. Grier	45,520	49,481

Stock Options

Stock options provide value based solely on stock price appreciation. Stock options are granted with a maximum term of 10 years. One-third of the option grants vest on each of the first three anniversaries of the date of grant. The exercise price is equal to the closing market price of a share of our Common Stock on the NYSE on the date of grant.

Book Value Performance Program

The Book Value Performance Program is intended to link variable pay with adjusted book value per share—a key metric in valuing insurance companies, banks, and investment firms that is closely followed by investors. We calculate adjusted book value

54	|	Notice of Annual Meeting of Shareholders and 2020 Proxy Statement

Compensation Discussion and Analysis

per share by dividing our adjusted book value by the number of shares of our Common Stock outstanding. Our calculations of adjusted book value and adjusted book value per share, as described in Appendix A to this Proxy Statement, exclude certain balance sheet items that are not, and may never be, reflected in the income statement. Unlike the financial measures based on AOI that are used in other aspects of our executive compensation program, the adjusted book value per share metric takes into consideration realized gains and losses in our investment portfolio.

The Tax Cuts and Jobs Act enacted in December 2017 had a beneficial impact on our adjusted book value due to the remeasurement of net deferred tax liabilities resulting from the reduction in the U.S. tax rate. The Committee excludes this benefit from the calculation of adjusted book value per share for purposes of valuing the book value units that were granted prior to enactment of the Tax Cuts and Jobs Act.

The key features of the Book Value Performance Program for our NEOs are:

•	Awards are granted and denominated in book value units that are funded from two sources:

–	the allocation of 20% of a participant’s long-term incentive award value for the year as determined by the Committee; and

–	a mandatory deferral of 30% of a participant’s annual incentive award.

•

Once granted, these units track the value of adjusted book value per share of our Common Stock, which, as shown on Appendix A, excludes total accumulated other comprehensive income and the cumulative effect of foreign currency exchange rate remeasurement.

•	One-third of a participant’s annual award of book value units is distributed in cash in each of the three years following the year of grant.

(1)	Excluding total accumulated other comprehensive income, the cumulative impact of gains and losses resulting from foreign currency exchange rate remeasurement.

(2)	Does not include the impact of changes in share count or adjustments to earnings for purposes of calculating diluted earnings per share.

(3)	Includes realized investment gains and losses and related charges and adjustments, results from divested and run-off businesses, and other impacts.

(4)	Includes amounts related to the cumulative effect of changes in accounting principles and foreign currency exchange rate remeasurement formerly recorded in accumulated other comprehensive income.

(5)	Used for grants of book value units made after the enactment of the Tax Cuts and Jobs Act.

(6)	Used for grants of book value units made prior to the enactment of the Tax Cuts and Jobs Act.

For a reconciliation of Adjusted Book Value to the most comparable GAAP measure, see Appendix A to this Proxy Statement.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement	|	55

Compensation Discussion and Analysis

The NEOs’ awards, distributions and accumulated holdings under the Book Value Performance Program are as follows:

Name	Number of Book Value Units Held at January 1, 2019 (#)	Value of Book Value Units Held at January 1, 2019(1) ($)	Value of Book Value Units Distributed in 2019(2) ($)	Value of Book Value Units Awarded in 2019(3) ($)	Number of Book Value Units Held at December 31, 2019 (#)	Value of Book Value Units Held at December 31, 2019(4) ($)
Charles F. Lowrey	54,472	5,116,665	2,608,046	2,890,061	56,592	5,677,634
Kenneth Y. Tanji	7,470	702,433	341,611	630,154	10,372	1,042,219
Robert M. Falzon	41,869	3,934,906	1,970,395	2,241,080	44,083	4,422,903
Scott G. Sleyster	23,436	2,206,445	1,048,958	940,043	22,003	2,205,874
Stephen Pelletier	52,856	4,971,553	2,445,371	2,180,082	49,366	4,949,363
Mark B. Grier	77,920	7,320,727	3,714,361	3,160,086	70,996	7,115,923

(1)

Represents the aggregate market value of the number of book value units held at January 1, 2019 obtained by multiplying the book value per share of $96.06 as of December 31, 2018 by the number of book value units outstanding for units granted in 2018 and 2019, and multiplying the book value per share (adjusted for the Tax Act) of $92.01 by the number of outstanding book value units granted in 2017.

(2)	Represents the aggregate market value distributed on March 1, 2019.

(3)	Represents the aggregate market value awarded on February 12, 2019.

(4)

Represents the aggregate market value of the number of book value units held at December 31, 2019 obtained by multiplying the book value per share of $101.04 as of December 31, 2019 by the number of book value units outstanding for units granted in 2018 and 2019, and multiplying the book value per share (adjusted for the Tax Act) of $96.68 by the number of outstanding book value units granted in 2017.

Long-Term Incentive Award Decisions for 2019

In February 2020, the Committee granted long-term incentive awards to each of the NEOs (other than Mr. Grier). The award amount was based upon the competitive analysis of long-term incentive compensation and total direct compensation for each of the NEOs. To determine the amount of the specific long-term incentive award for each NEO, the Committee considered each individual’s performance during 2019 and market data for the comparable executive officer position at the companies in the Peer Group, as well as his or her potential future contributions to the Company, the current value of prior year long-term incentive awards and retention considerations.

These awards were granted in the form of performance shares (60%), stock options (20%), and book value units (20%) (in addition to the mandatory deferral of 30% of each NEO’s annual incentive award into the Book Value Performance Program). The Committee determined that this long-term incentive mix would appropriately reward the NEOs for their 2019 performance, motivate them to work towards achieving our long-term objectives, further reinforce the link between their interests and the interests of our shareholders, and provide a balanced portfolio composed of performance shares (which provide value based upon attainment of specific performance goals and performance relative to peers), stock options (which provide value based solely on stock price appreciation) and book value units (which provide value based on changes in our adjusted book value per share).

The following table presents the long-term incentive awards granted to each NEO (other than Mr. Grier) in February 2020 and includes the mandatory deferrals of 30% of their annual incentive award. Awards are expressed as target compensation dollar values in the table. The 2020 awards generally will not be reported in the Summary Compensation Table until the 2021 Proxy Statement. For discussion of the long-term incentive awards granted in February 2019 for 2018 performance and included in this year’s Summary Compensation Table, see the CD&A in our 2019 Proxy Statement.

Name	Compensation Value of Book Value Units ($)(1)	Compensation Value of Stock Options ($)	Compensation Value of Performance Shares ($)	Total ($)
Charles F. Lowrey	3,017,500	1,660,000	4,980,000	9,657,500
Kenneth Y. Tanji	1,021,000	520,000	1,560,000	3,101,000
Robert M. Falzon	2,430,000	1,320,000	3,960,000	7,710,000
Scott G. Sleyster	1,454,500	760,000	2,280,000	4,494,500
Stephen Pelletier	2,060,000	950,000	2,850,000	5,860,000

(1)

Includes amounts that were mandatorily deferred from the Annual Incentive Program (30%) that total $1,357,500 for Mr. Lowrey; $501,000 for Mr. Tanji; $1,110,000 for Mr. Falzon; $694,500 for Mr. Sleyster, and $1,110,000 for Mr. Pelletier.

56	|	Notice of Annual Meeting of Shareholders and 2020 Proxy Statement

Compensation Discussion and Analysis

In February 2020, the Committee provided a cash payment of $5,335,000 to Mark Grier in lieu of long-term incentive awards in consideration of his performance in 2019. This payment recognizes Mr. Grier’s:

•	Delayed retirement until August 31, 2019 that was driven by the leadership succession plan developed by the Board.

•	Efforts in ensuring a successful leadership succession, including the continued transition of his responsibilities to Mr. Falzon.

•	His ongoing representation of the company’s interests in the Pramerica Fosun life insurance joint venture in China.

•	His continued leadership of finance and risk management initiatives and his advocacy on regulatory developments affecting our company and industry.

In making this award, the Committee considered that long-term awards were a significant component of Mr. Grier’s total annual compensation. The $5,335,000 amount was determined based on the compensation value of the long-term incentive awards he would have been eligible to receive in February 2020 had he continued in employment through that date, prorated based upon his actual employment period in 2019. Mr. Grier entered into a restricted covenants agreement, including a covenant not to compete for one year and not to solicit employees for three years. The periods during which these restricted covenants apply under this agreement closely mirror the applicable terms under our long-term incentive awards.

Retirement Plans

We view retirement benefits as a key component of our executive compensation program because they encourage long-term service. Accordingly, we offer our employees, including the NEOs, a comprehensive benefits program that provides the opportunity to accumulate retirement income. This program includes both defined benefit and defined contribution plans, as well as two supplemental retirement plans that allow highly compensated employees (that is, employees whose compensation exceeds the limits established by the Internal Revenue Code for covered compensation and benefit levels) to receive the same benefits they would have earned but for these limitations. Further, we sponsor three supplemental executive retirement plans (“SERPs”) for certain eligible executive officers, including the NEOs, to offset the potential loss or forfeiture of retirement benefits under certain limited circumstances or to provide additional benefits to certain key executives. For descriptions of these plans, including their titles, see “Pension Benefits.”

We also maintain the Prudential Insurance Company of America Deferred Compensation Plan (the “Deferred Compensation Plan”). We offer this plan to our executive officers, including the NEOs, as a competitive practice. For a description of this plan, see “Nonqualified Deferred Compensation.”

Periodically, we compare the competitiveness of our benefits programs for our employees, including retirement benefits, against other employers with whom we broadly compete for talent. It is our objective to provide our employees with a benefits package that is at or around the median of the competitive market when compared to other employers.

Severance and Change in Control Arrangements

Our Board has adopted a policy prohibiting us from entering into any severance or change-in-control agreement with any of our executive officers, including the NEOs, that provides for payments and benefits that exceed 2.99 times the sum of the executive officer’s base salary and most recently earned cash bonus, without shareholder approval or ratification. We do not provide excise tax payments, reimbursements, or “gross-ups” to any of our executive officers.

While our other executive officers are eligible for severance payments in the event of an involuntary termination of employment without “cause,” our CEO is not a participant in the severance program (discussed below) providing this benefit.

To enable us to offer competitive total compensation packages to our executive officers, as well as to promote the ongoing retention of these individuals when considering potential transactions that may create uncertainty as to their future employment with us, we offer certain post-employment payments and benefits to our executive officers, including the NEOs, upon the occurrence of several specified events. These payments and benefits are provided under two separate programs:

•	the Prudential Severance Plan for Senior Executives (the “Severance Plan”); and

•	the Prudential Financial Executive Change in Control Severance Program.

We have not entered into individual employment agreements with our NEOs. Instead, the rights of our NEOs with respect to post-employment compensation upon specific events, including death, disability, severance or retirement, or a change in control of the Company, are covered by these two programs.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement	|	57

Compensation Discussion and Analysis

We use plans, rather than individually negotiated agreements, to provide severance and change-in-control payments and benefits for several reasons. First, a “plan” approach provides us with the flexibility to change the terms of these arrangements from time to time. An employment agreement would require that the affected NEO consent to any changes. Second, this approach is more transparent, both internally and externally. Internal transparency eliminates the need to negotiate severance or other employment separation payments and benefits on a case-by-case basis. In addition, it assures our NEOs that the severance payments and benefits they receive are comparable to one another.

As previously noted, our executive officers, including the NEOs, except for our CEO, are eligible for severance payments and benefits in the event of an involuntary termination of employment without “cause.” These executive officers and our CEO are also eligible for “double-trigger” severance payments and benefits in the event of an involuntary termination of employment without “cause” or a termination of employment with “good reason” in connection with a change in control of the Company. Our equity awards are also designed to be “double-trigger,” so long as such awards are allowed to continue in effect following any change in control transaction on substantially equivalent terms and conditions to those applicable prior to such transaction.

The payment of these awards at target achievement rewards the executive officer for his or her expected performance prior to the change-in-control transaction.

For detailed information on the estimated potential payments and benefits payable to the NEOs in the event of their termination of employment, including following a change in control of the Company, see “Potential Payments Upon Termination or Change in Control.”

Perquisites and Other Personal Benefits

We generally do not provide our executive officers, including the NEOs, with perquisites or other personal benefits, except for the use of Company aircraft, Company-provided cars and drivers, and, in the case of our CEO and Vice Chairman, security services. These items are provided because we believe that they serve a necessary business purpose and represent an immaterial element of our executive compensation program. The cost allocated to the personal use of Company-provided cars and drivers, including commuting expenses, and the incremental cost associated with the security services, to the extent not reimbursed to us, are reported in the Summary Compensation Table. Our executive officers, including the NEOs, are required to reimburse us for the incremental cost of any personal use of Company aircraft.

We do not provide tax reimbursements or any other tax payments with respect to perquisites, including excise tax “gross-ups,” to any of our executive officers.

Perquisites and other personal benefits represent an immaterial element of our executive compensation program.

Other Compensation-Related Policies

In addition to the other components of our executive compensation program, we maintain the policies described below. These policies are consistent with evolving best practices and help confirm that our executive compensation program does not encourage our executive officers to engage in behaviors that are beyond our ability to effectively identify and manage risk.

CLAWBACK POLICY

Our clawback policy covers all executive officers (including the NEOs), applies to all incentive-based compensation (including stock options and other equity awards) paid to or in respect of an executive officer, and includes separate triggers for material financial restatements and improper conduct (including failure to report). The policy provides that if (i) the Company is required to undertake a material restatement of any financial statements filed with the SEC or (ii) an executive officer engages in improper conduct that either has had, or could reasonably be expected to have, a significant adverse reputational or economic impact on the Company or any of its affiliates or divisions, then the Board may, in its sole discretion, after evaluating the associated costs and benefits, seek to recover all or any portion of the incentive-based compensation paid to any such executive officer during the three-year period preceding the restatement, or the occurrence of the improper conduct, as the case may be.

The policy also requires us to disclose to our shareholders, not later than the filing of the next proxy statement, the action taken by the Board, or the Board’s decision not to take action, with regard to compensation recovery following the occurrence of a material restatement or improper conduct, so long as such event has been previously disclosed in our SEC filings.

58	|	Notice of Annual Meeting of Shareholders and 2020 Proxy Statement

Compensation Discussion and Analysis

For purposes of the policy, a “restatement” means any material restatement (occurring after the effective date of the policy) of any of the Company’s financial statements that have been filed with the SEC under the Exchange Act or the Securities Act of 1933, as amended. “Improper conduct” means willful misconduct (including, but not limited to, fraud, bribery or other illegal acts) or gross negligence, which, in either case, includes any failure to report properly, or to take appropriate remedial action with respect to, such misconduct or gross negligence by another person.

OTHER LONG-TERM COMPENSATION RECOVERY POLICIES

We maintain a “resignation notice period” requirement as part of the terms and conditions of all long-term incentive awards granted to certain designated grades of executives, including the NEOs. The requirement is intended to reduce the adverse and disruptive effect of a sudden voluntary departure of an executive subject to the requirement, and requires him or her to provide notice for a specified period prior to the effective date of a voluntary resignation, or otherwise risk forfeiting his or her outstanding long-term incentive awards.

The terms and conditions of long-term incentive awards also provide for forfeiture in the event a recipient violates applicable non-solicitation or noncompetition agreements.

PROCESS FOR APPROVING LONG-TERM INCENTIVE AWARDS

The Committee approves long-term incentive awards (including stock options, book value units, performance shares and restricted stock units) on an annual basis at its regularly scheduled February meeting.

The Committee has delegated authority to management to approve long-term incentive awards for new hires, promotions, and retention purposes within specified limits to employees below the level of senior vice president. The Committee approves any long-term incentive awards to newly hired or promoted senior executives. From time to time, the Committee may make special long-term incentive awards to recognize major milestones or in situations involving a leadership transition.

Under the terms of our 2016 Omnibus Plan, which was approved by shareholders in 2016, stock options are required to have an exercise price equal to the fair market value of our Common Stock on the date of grant, for which we use the NYSE closing market price for that day. The number of shares of our Common Stock subject to a stock option grant to an individual is determined by dividing the compensation value of the grant by the fair value of each stock option based on the closing market price of our Common Stock on the NYSE on the grant date. Similarly, the number of performance shares or restricted stock units awarded to an individual is determined by dividing the compensation value of the award by the closing market price of our Common Stock on the NYSE on the grant date.

STOCK OWNERSHIP GUIDELINES

We have adopted stock ownership guidelines for our executive officers to encourage them to build their ownership position in our Common Stock over time by direct market purchases, making investments available through the PESP and the Deferred Compensation Plan, and retaining shares they earn under their long-term incentive awards. The guidelines are framed in terms of stock value as a percentage of base salary as follows:

Position	Stock Value as a Percentage of Base Salary
Chief Executive Officer	700%
Vice Chairman and Executive Vice President	300%
Senior Vice President	200%

Following their promotions in December 2018, Messrs. Lowrey and Tanji continue to make progress toward meeting the stock ownership guidelines applicable to their new roles. Each of the other NEOs meets his ownership guideline. Under the current stock ownership guidelines, once an executive officer attains his or her individual ownership level, he or she will remain in compliance with the guidelines despite future changes in our stock price and base salary, as long as his or her holdings do not decline below the number of shares at the time the stock ownership guidelines were met.

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Compensation Discussion and Analysis

STOCK RETENTION REQUIREMENTS

We have adopted stock retention requirements for our executive officers. Each executive officer is required to retain 50% of the net shares (after payment of the applicable exercise price (if any), fees, and taxes) acquired upon the exercise of stock options or the payment or vesting of any performance shares and restricted stock units. The executive officer is required to hold such shares until the later of one year following the date of acquisition of such shares (even if this one-year holding period extends beyond termination of employment) or the date that he or she satisfies our stock ownership guidelines.

PROHIBITION OF DERIVATIVES TRADING, AND HEDGING AND PLEDGING OF OUR SECURITIES

Our Board has adopted a policy prohibiting all employees, including the NEOs, and members of the Board from engaging in any hedging transactions with respect to any of our equity securities held by them, which includes the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) designed to hedge or offset any decrease in the market value of such equity securities.

Our Board has also adopted a policy prohibiting our Section 16 officers and members of the Board from pledging, or using as collateral, our securities to secure personal loans or other obligations, and includes holding shares of our Common Stock in a margin account.

Policy on Rule 10b5-1 Trading Plans

We have a policy governing the use by executive officers of pre-established trading plans for sales of our Common Stock and exercises of stock options for shares of our Common Stock. We believe our Rule 10b5-1 policy reflects best practice and is effective in complying with legal requirements. Under the policy:

•	All Rule 10b5-1 trading plans must be precleared by our law and compliance departments.

•	A trading plan may be entered into, modified or terminated only during an open trading window and while not in possession of material nonpublic information.

•	No trade may occur for the first 30 days after the trading plan is established. No modification or termination of a plan may affect any trade scheduled to occur within 30 days.

Total Shareholder Return

The chart below shows our absolute Total Shareholder Return (“TSR”) and percentile ranking relative to the 20 companies in our Peer Group over the three time-periods indicated:

	Total Shareholder Return
	1-Year	3-Year	5-Year
Cumulative TSR	20%	0%	23%
Annualized TSR	20%	0%	4%
Percentile Rank	19%	8%	20%

We believe our TSR over this period has been negatively affected by external factors. For example, interest rates in the U.S. and certain other jurisdictions have been at historically low levels. In addition, for much of this period, Prudential was the only life insurer among the Peer Group that was subject to federal regulation as a non bank, systemically important financial institution. The uncertainty concerning the additional regulatory requirements that accompanied this designation may have also negatively impacted our TSR.

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Compensation Discussion and Analysis

SUPPLEMENTAL CEO PAY ANALYSIS

The total compensation of our NEOs as reported in the 2019 Summary Compensation Table is calculated in accordance with SEC rules. Under these rules, we are required to show the grant date fair value of equity and equity-based awards, even though the ability of our executive officers to realize value from such awards is contingent on the achievement of certain performance conditions (including, in the case of stock options, the sustained increase in our stock price). The accompanying chart compares our CEO’s total compensation, as measured based on actual compensation received (or, with regard to pending awards, realizable pay based on the applicable performance elements and stock value at a relatively current time), to the amounts reported for him in the Summary Compensation Table for the periods shown.

The chart illustrates that our executive compensation program is designed so that the amount of compensation that our CEO actually receives, or is expected to receive, may be higher or lower than the amount we are required to report in the Summary Compensation Table, depending on the performance of our Common Stock and our performance relative to our key financial objectives. It demonstrates the strong alignment of the interests of our executive officers with those of our shareholders.

CEO Total Compensation (thousands)

•

Total Compensation based on Grant Date Fair Value is the sum of: base salary; actual annual incentive payout for the performance year (excluding the portion mandatorily deferred into the long-term Book Value Performance Program); and the grant date fair values of the performance shares and units, book value units and stock options awarded each year.

•

Total Compensation based on Realized and Realizable Gains is the sum of: base salary; actual annual incentive payout for the performance year (excluding the portion mandatorily deferred into the long-term Book Value Performance Program); the value of the final performance shares and units distributed following the three-year performance period using the closing price at the end of the period (or, if the performance period has not yet completed, the value of the target number of performance shares and units assuming the December 31, 2019 share price of $93.74); actual payouts for vested tranches of book value units (or estimated values to be paid for unvested tranches assuming the December 31, 2019 book value per share of $101.04); and the intrinsic value of stock options awarded in each year based on the $93.74 share price.

•

The difference between realized/realizable pay vs. grant date fair value is attributable to the decrease in share price which has only partially been offset by an earnout factor of 1.087 times the target number of performance units and shares granted in 2017 and the increase in our book value.

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Compensation Discussion and Analysis

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code limits a publicly held corporation’s ability to take a tax deduction for compensation paid to certain executive officers (“covered employees”) in excess of $1 million. Prior to 2018, certain performance-based compensation was exempt from the $1 million deduction limit. This performance-based exception was repealed for taxable years beginning after December 31, 2017, such that compensation paid to covered employees in excess of $1 million after 2017 is not tax deductible, unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The Company intends to avail itself of this transition relief, to the extent applicable, for compensation paid pursuant to written, binding contracts that were in effect on November 2, 2017. Notwithstanding changes to the tax deductibility requirements of Section 162(m), the Committee continues to believe that a significant portion of our executive officers’ compensation should be tied to measures of performance of our businesses.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review and these discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019.

THE COMPENSATION COMMITTEE

Karl J. Krapek (Chair)

Thomas J. Baltimore

Michael A. Todman

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CEO PAY RATIO

The ratio of our CEO’s annual total compensation ($15,144,335) to that of our median compensated employee ($111,499) for 2019 was:

136 to 1

This ratio is significantly lower than last year’s ratio of 256 to 1, reflecting the change in compensation level from our former to current CEO.

This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of the SEC’s Regulation S-K.

Determining the Median Compensated Employee	Jurisdictions Excluded (# of employees estimated as of 10/1/2017)

To calculate the 2019 CEO pay ratio, we used the same median compensated employee that we used for purposes of calculating the CEO pay ratio for 2017 and 2018, as there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the CEO pay ratio.

As described more completely in our 2018 Proxy Statement, to determine this median compensated employee:

•   We collected compensation data for all employees as of October 1, 2017, excluding employees in countries that, in the aggregate, comprise less than 5% of our global employee population (considered “de minimis” under SEC rules). We also excluded from this population independent contractors and other individuals classified as nonemployees in their respective jurisdictions based on our employment and payroll tax records;

•   We included data for employees in the following six countries, comprising 95.6% of our global employee population: the United States, Japan, Ireland, Taiwan, Brazil, and Korea. This excludes approximately 2,000 employees from 14 jurisdictions, as shown in the table on the right. As of October 1, 2017, Prudential had an aggregate of 44,857 employees, of which 18,311 were U.S. employees and 26,546 were non-U.S. employees. This total excludes independent contractors and other individuals classified as nonemployees, such as certain sales associates;

	Country	Employees (Estimate)
	Poland	406
	Malaysia	381
	Argentina	357
	Italy	330
	United Kingdom	188
	Mexico	139
	Singapore	72
	Germany	58
	Luxembourg	13
	France	10
	Australia	7
	Hong Kong	5
	China	2
	India	2

•   We used “Total Cash Pay” as our compensation measure, which, for these purposes, includes base salary, short-term incentive payments (e.g., payments under our Annual Incentive Program), cash commissions and other similar payments. We annualized Total Cash Pay for permanent employees hired during the period and did not make any cost-of-living adjustments.

Our “median compensated employee” is an individual who earned Total Cash Pay at the midpoint, that is, the point at which half of the global employee population earned more Total Cash Pay and half of the global employee population earned less Total Cash Pay.

Determining Annual Total Compensation

We determined annual total compensation for our median compensated employee by obtaining compensation data for this employee consistent with the methodology we use to calculate total compensation as it appears in the 2019 Summary Compensation Table. Accordingly, it includes base salary earned and paid from January 1, 2019 through December 31, 2019, non-equity incentive plan payments made for the performance period January 1, 2019 through December 31, 2019, equity incentives and options awards granted during the fiscal year, and other compensation earned and/or paid in 2019, such as Company contributions to retirement savings plans. In addition, for purposes of calculating the CEO pay ratio, SEC rules permit us to include in annual total compensation any compensation and benefits made available to employees broadly, such as medical and dental benefits. We elected to include amounts representing employer medical and dental contributions in determining the annual total compensation of our median employee.

We determined annual total compensation for our CEO, Mr. Lowrey, using the amount reported in our 2019 Summary Compensation Table, increased to include an amount representing employer medical and dental contributions for him.

The SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

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Executive Compensation

2019 SUMMARY COMPENSATION TABLE

The following table presents, for the years ended December 31, 2019, 2018, and 2017, the compensation of Mr. Lowrey, our principal executive officer, Mr. Tanji, our principal financial officer, Messrs. Falzon, Sleyster and Pelletier, our three most highly compensated executive officers (other than the principal executive officer and principal financial officer) who were serving as executive officers as of December 31, 2019, and Mr. Grier, who would have been one of such three most highly compensated executive officers had he not retired prior to December 31, 2019.

Name & Principal Position Year Salary ($)(1) Stock Awards ($)(2) Charles F. Lowrey, 2019 1,200,000 4,980,009 Chairman and Chief 2018 794,808 2,499,088 Executive Officer 2017 770,000 3,142,303 Kenneth Y. Tanji,(7) 2019 600,000 1,560,046 Executive Vice President and Chief Financial Officer 2018 446,404 381,597 Robert M. Falzon, 2019 1,000,000 3,960,144 Vice Chairman 2018 783,269 2,104,664 2017 770,000 2,513,842 Scott G. Sleyster,(7) 2019 700,000 2,280,038 Executive Vice President and 2018 549,231 1,578,552 Head of International Businesses Stephen Pelletier, 2019 770,000 2,850,094 Executive Vice President and 2018 770,000 2,499,088 former Chief Operating Officer, 2017 770,000 2,828,183 U.S. Businesses Mark B. Grier, 2019 853,596 4,800,011 Former Vice Chairman 2018 1,190,000 4,209,114 2017 1,190,000 5,027,684

(1)

The amounts reported in the Salary column for 2019 include elective contributions of a portion of their base salary to the SESP by Messrs. Lowrey, Tanji, Falzon, Sleyster, Pelletier, and Grier in the amounts of $36,800, $12,800, $28,800, $16,800, $19,600, and $22,944, respectively.

(2)

The amounts reported in the Stock Awards column represent the aggregate grant date fair value for performance shares and performance units at target in each respective year. The maximum number of performance shares and performance units payable for 2019, 2018, and 2017 is 1.25, 1.375, and 1.25 times the target amounts, respectively.

Based on the fair market value on the date of grant ($93.36 per share), the maximum values for the 2019 stock awards granted to Messrs. Lowrey, Tanji, Falzon, Sleyster, Pelletier, and Grier are $6,225,058, $1,950,104, $4,950,321, $2,850,094, 3,562,618, and $6,000,060, respectively.

(3)

The amounts reported in the Options Awards column represent the aggregate grant date fair value of stock options granted in each respective year for the prior year’s performance as calculated under ASC Topic 718. The assumptions made in calculating the grant date fair value amounts for these stock options are incorporated herein by reference to the discussion of those assumptions found below in the Grants of Plan-Based Awards Table. Note that the amounts reported in this column do not necessarily correspond to the actual economic value that will be received by the NEOs from the options.

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Executive Compensation

Option Awards ($)(3) Non-Equity Incentive Plan Compensation ($)(4) Change in Pension Value ($)(5) All Other Compensation ($)(6) Total ($) 1,666,665 6,085,252 1,128,436 72,577 15,132,940 854,897 5,478,255 661,825 68,585 10,357,459 1,030,568 5,915,828 889,770 50,853 11,799,322 522,102 1,643,475 491,659 50,093 4,867,375 65,242 1,331,611 59,264 19,024 2,303,142 1,325,304 4,754,861 938,263 104,406 12,082,978 719,901 4,120,282 333,217 48,988 8,110,321 824,460 4,259,475 731,136 50,158 9,149,071 763,062 2,750,399 950,152 52,236 7,495,887 269,963 2,668,958 125,875 22,256 5,214,835 953,813 5,110,059 5,081,004 66,252 14,831,221 854,897 5,315,371 9,015,161 71,250 18,525,767 927,500 5,793,200 5,585,850 68,726 15,973,459 1,606,425 6,791,562 2,786,651 255,609 17,093,854 1,439,803 7,354,361 940,560 82,751 15,216,589 1,648,892 7,778,282 1,839,665 76,967 17,561,490

(4)

The aggregate amounts reported in the Non-Equity Incentive Plan Compensation column represent the sum of (i) the annual incentives paid in February of each year for performance in the prior year (which do not include the portion of the total annual incentive mandatorily deferred into the Book Value Performance Program); (ii) the value of the book value units paid in February of each year for performance over the prior 3 years; (iii) the value of the book value units paid in April and December 2017 for Mr. Pelletier in 2017; and (iv) carried interest payments for Messrs. Lowrey and Falzon, as follows:

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Executive Compensation

	2019		2018		2017

Name	Annual Incentive Award	Book Value Units Value Paid	Annual Incentive Award	Book Value Units Value Paid	Annual Incentive Award	Book Value Units Value Paid

Charles F. Lowrey	$3,167,500	$2,780,211	$2,870,000	$2,608,046	$3,108,000	$2,764,738
Kenneth Y. Tanji	$1,169,000	$474,475	$990,000	$341,611	—	—
Robert M. Falzon	$2,590,000	$2,164,861	$2,149,000	$1,970,395	$2,331,000	$1,925,249
Scott G. Sleyster	$1,620,500	$1,129,899	$1,620,000	$1,048,958	—	—
Stephen Pelletier	$2,590,000	$2,520,059	$2,870,000	$2,445,371	$3,290,000	$2,503,200
Mark B. Grier	$3,150,000	$3,641,562	$3,640,000	$3,714,361	$3,962,000	$3,816,282

For Mr. Lowrey, 2019, 2018 and 2017 include the value of carried interest payments of $137,541, $209 and $43,090, respectively.

For Mr. Falzon, 2018 and 2017 include the value of carried interest payments of $887 and $3,226, respectively.

These carried interest payments relate to carried interest programs in our PGIM business. While they are no longer entitled to invest in or be granted new carried interests in these programs, they will continue to receive distributions from these pre-existing arrangements if and when they are earned.

(5)

The amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column represent the change in the actuarial present value of each NEO’s accumulated benefit under the Merged Retirement Plan, the Supplemental Retirement Plan, and the SERPs, as applicable, determined using interest rate and mortality rate assumptions consistent with those used for our consolidated financial statements, as well as above-market earnings on compensation that is deferred on a basis that is not tax-qualified. Mr. Pelletier accrues pension benefits under the Traditional Pension Formula and Messrs. Lowrey, Tanji, Falzon, Sleyster, and Grier accrue pension benefits under the Cash Balance Formula (both formulas are described in the “Pension Benefits” section of this Proxy Statement). In accordance with the provisions of the Traditional Pension Formula, the years of earnings used for determining Average Eligible Earnings change every two years (most recently on January 1, 2018).

For 2019, the amounts reported in this column include payments made from the Merged Retirement Plan of $85,381 for Mr. Grier; payments from the Supplemental Retirement Plan for Messrs. Lowrey, Tanji, Falzon, Sleyster, Pelletier, and Grier of $19,126, $2,442, $12,806, $5,716, $1,968,982, and $981,364, respectively; and above-market interest on the SESP for Messrs. Lowrey, Tanji, Falzon, Sleyster, Pelletier, and Grier of $2,760, $568, $1,404, $1,988, $2,163, and $5,694, respectively.

(6)	The amounts reported in the All Other Compensation column are itemized in the supplemental “All Other Compensation” table below.

(7)	Messrs.Tanji and Sleyster became NEOs initially in 2018.

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Executive Compensation

All Other Compensation

Name	Year	Perquisites(1)	Consulting Fees(2)	PESP Contributions(3)	SESP Contributions(3)	Total

Charles F. Lowrey	2019	$24,577		$11,200	$36,800	$ 72,577
	2018	$36,793		$11,000	$20,792	$ 68,585
	2017	$20,053		$10,800	$20,000	$ 50,853

Kenneth Y. Tanji	2019	$26,093		$11,200	$12,800	$ 50,093
	2018	$ 1,168		$11,000	$ 6,856	$ 19,024

Robert M. Falzon	2019	$64,406		$11,200	$28,800	$104,406
	2018	$17,657		$11,000	$20,331	$ 48,988
	2017	$19,358		$10,800	$20,000	$ 50,158

Scott G. Sleyster	2019	$24,936		$10,500	$16,800	$ 52,236
	2018	$ 1,318		$ 9,969	$10,969	$ 22,256

Stephen Pelletier	2019	$35,452		$11,200	$19,600	$ 66,252
	2018	$40,450		$11,000	$19,800	$ 71,250
	2017	$37,926		$10,800	$20,000	$ 68,726

Mark B. Grier	2019	$21,465	$200,000	$11,200	$22,944	$255,609
	2018	$35,151		$11,000	$36,600	$ 82,751
	2017	$29,367		$10,800	$36,800	$ 76,967

(1)

For all NEOs, the amounts reported in the Perquisites column for 2019 represent the costs of commuting and limited personal use of Company-provided cars and reflect our determination of the costs allocable to the actual commuting and personal use of each individual based on a formula that takes into account various expenses, including costs associated with the driver and fuel. In addition, for Messrs. Lowrey, Falzon and Grier, the amounts reported for 2019 include the incremental cost for security services, which for Mr. Falzon amounted to $46,931.

(2)	Represents fees paid to Mr. Grier for consulting services performed between September 1, 2019 and December 31, 2019, primarily relating to the management of our operations in China.

(3)

The amounts reported in the PESP Contributions and SESP Contributions columns represent our contributions to the account of each NEO under (a) The Prudential Employee Savings Plan (the “PESP”), a defined contribution plan that provides employees with the opportunity to contribute up to 50% of eligible earnings in any combination of before-tax, Roth 401(k) and/or after-tax contributions (subject to Internal Revenue Code limits) and (b) the Prudential Supplemental Employee Savings Plan, a non-qualified plan that provides employees who exceed the Internal Revenue Code earnings limit ($280,000 in 2019) with the opportunity to defer up to 4% of eligible earnings in excess of the earnings limit. We match 100% of the first 4% of an employee’s before-tax or Roth 401(k) deferrals under the PESP and 100% of an employee’s deferrals under the SESP.

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Executive Compensation

Grants of Plan-Based Awards

The following table presents, for each of the NEOs, information concerning awards under our Annual Incentive Program for performance year 2019 and grants of book value units and equity awards made during 2019 for 2018 performance under our Long-Term Incentive Program.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Option Awards; Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name		Grant Date	Number of Book Value Units (#)	Target ($)	Maximum ($)	Target (#)	Maximum (#)
Charles F. Lowrey	Annual incentive	N/A	N/A	5,000,000	10,000,000	N/A	N/A	N/A	N/A	N/A	N/A
	PS	2/12/19	N/A	N/A	N/A	26,671	33,339	N/A	N/A	93.36	2,490,005
	PU	2/12/19	N/A	N/A	N/A	26,671	33,339	N/A	N/A	93.36	2,490,005
	Option	2/12/19	N/A	N/A	N/A	N/A	N/A	83,250	93.36	20.02	1,666,665
	BVU	2/12/19	30,086	2,890,061	N/A	N/A	N/A	N/A	N/A	96.06	N/A
Kenneth Y. Tanji	Annual incentive	N/A	N/A	1,800,000	3,600,000	N/A	N/A	N/A	N/A	N/A	N/A
	PS	2/12/19	N/A	N/A	N/A	8,355	10,444	N/A	N/A	93.36	780,023
	PU	2/12/19	N/A	N/A	N/A	8,355	10,444	N/A	N/A	93.36	780,023
	Option	2/12/19	N/A	N/A	N/A	N/A	N/A	26,079	93.36	20.02	522,102
	BVU	2/12/19	6,560	630,154	N/A	N/A	N/A	N/A	N/A	96.06	N/A
Robert M. Falzon	Annual incentive	N/A	N/A	4,000,000	8,000,000	N/A	N/A	N/A	N/A	N/A	N/A
	PS	2/12/19	N/A	N/A	N/A	21,209	26,511	N/A	N/A	93.36	1,980,072
	PU	2/12/19	N/A	N/A	N/A	21,209	26,511	N/A	N/A	93.36	1,980,072
	Option	2/12/19	N/A	N/A	N/A	N/A	N/A	66,199	93.36	20.02	1,325,304
	BVU	2/12/19	23,330	2,241,080	N/A	N/A	N/A	N/A	N/A	96.06	N/A
Scott G. Sleyster	Annual incentive	N/A	N/A	2,500,000	5,000,000	N/A	N/A	N/A	N/A	N/A	N/A
	PS	2/12/19	N/A	N/A	N/A	12,211	15,264	N/A	N/A	93.36	1,140,019
	PU	2/12/19	N/A	N/A	N/A	12,211	15,264	N/A	N/A	93.36	1,140,019
	Option	2/12/19	N/A	N/A	N/A	N/A	N/A	38,115	93.36	20.02	763,062
	BVU	2/12/19	9,786	940,043	N/A	N/A	N/A	N/A	N/A	96.06	N/A
Stephen Pelletier	Annual incentive	N/A	N/A	4,000,000	8,000,000	N/A	N/A	N/A	N/A	N/A	N/A
	PS	2/12/19	N/A	N/A	N/A	15,264	19,080	N/A	N/A	93.36	1,425,047
	PU	2/12/19	N/A	N/A	N/A	15,264	19,080	N/A	N/A	93.36	1,425,047
	Option	2/12/19	N/A	N/A	N/A	N/A	N/A	47,643	93.36	20.02	953,813
	BVU	2/12/19	22,695	2,180,082	N/A	N/A	N/A	N/A	N/A	96.06	N/A
Mark B. Grier	Annual incentive	N/A	N/A	5,100,000	10,200,000	N/A	N/A	N/A	N/A	N/A	N/A
	PS	2/12/19	N/A	N/A	N/A	25,707	32,134	N/A	N/A	93.36	2,400,006
	PU	2/12/19	N/A	N/A	N/A	25,707	32,134	N/A	N/A	93.36	2,400,006
	Option	2/12/19	N/A	N/A	N/A	N/A	N/A	80,241	93.36	20.02	1,606,425
	BVU	2/12/19	32,897	3,160,086	N/A	N/A	N/A	N/A	N/A	96.06	N/A

(1)

The amounts reported in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns represent the potential amounts for annual incentives for the 2019 performance year. Actual amounts earned by the NEOs are reflected in the Summary Compensation Table. In addition, individual amounts are reported by grant date to represent the value of the book value units awarded to the NEOs under the Omnibus Plan on February 12, 2019, and reflected in the Number of Book Value Units column, based on the adjusted book value per share of the company of $96.06 as originally reported as of December 31, 2018.

(2)

The amounts reported in the Estimated Future Payouts Under Equity Incentive Plan Awards columns represent performance shares and performance units awarded to the NEOs under the Omnibus Plan in 2019. Performance share and performance unit awards are granted for a three-year performance period with payouts determined at the end of the period based on our performance against our ROE goals. The ROE goals for the 2019 grant are within a range of 10% to 14%.

(3)

The amounts reported in the All Other Option Awards column represent the number of stock options granted to each NEO under the Omnibus Plan in 2019. These stock options vest one-third each year on the anniversary of the grant date and expire 10 years from their respective grant date. The exercise price for the February 12, 2019 grant of stock options is the closing price of our Common Stock on the grant date of February 12, 2019 ($93.36 per share).

(4)

The amounts in the Grant Date Fair Value column have been calculated in the case of performance shares and performance units as the target number of performance shares and performance units multiplied by the closing price of our Common Stock on the grant date of February 12, 2019 ($93.36 per share).

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For stock options, the grant date fair values are hypothetical values developed under a binomial option pricing model, which is a complex, mathematical formula to determine the fair value of stock options on the date of grant. The binomial option pricing model is a flexible, lattice-based valuation model that takes into consideration transferability, fixed estimate of volatility, and expected life of the options. As such, the amounts reported in the table are hypothetical values and may not reflect the actual economic value the NEO would realize upon exercise.

We made the following assumptions when calculating the grant date fair value of the stock option grants: exercise price is equal to our share price on the grant date, and for grants made on February 12, 2019, expected life of 5.54 years for each option, expected dividend yield of 4.26%, risk-free rate of return of 2.50%, and expected price volatility of the Company’s Common Stock of 34.63%.

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Executive Compensation

Outstanding Equity Awards

The following table provides information on the NEOs’ outstanding equity awards as of December 31, 2019. The equity awards reported in the Stock Awards columns consist of performance share and performance unit awards. The equity awards reported in the Option Awards columns consist of non-qualified stock options.

		Option Awards[1]				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)[2]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($)[2]
Charles F. Lowrey	2/12/2019	0	83,250	93.36	2/12/2029	66,678	6,250,396
	2/13/2018	10,295	20,590	106.89	2/13/2028	32,148	3,013,554
	2/14/2017	24,537	12,269	110.45	2/14/2027	35,564	3,333,769
	2/9/2016	39,958	0	63.59	2/9/2026
	2/10/2015	45,478	0	78.08	2/10/2025
	2/11/2014	38,962	0	84.53	2/11/2024
Kenneth Y. Tanji	2/12/2019	0	26,079	93.36	2/12/2029	20,888	1,958,041
	2/13/2018	785	1,572	106.89	2/13/2028	4,910	460,263
	2/14/2017	1,779	890	110.45	2/14/2027	5,158	483,511
	2/9/2016	8,833	0	63.59	2/9/2026
	2/10/2015	9,096	0	78.08	2/10/2025
	2/11/2014	5,195	0	84.53	2/11/2024
	2/12/2013	17,442	0	57.00	2/12/2023
	2/14/2012	11,843	0	59.41	2/14/2022
	2/8/2011	9,600	0	64.01	2/8/2021
Robert M. Falzon	2/12/2019	0	66,199	93.36	2/12/2029	53,024	4,970,470
	2/13/2018	8,669	17,339	106.89	2/13/2028	27,074	2,537,917
	2/14/2017	19,630	9,815	110.45	2/14/2027	28,450	2,666,903
	2/9/2016	50,474	0	63.59	2/9/2026
	2/10/2015	20,213	0	78.08	2/10/2025
	2/11/2014	7,504	0	84.53	2/11/2024
Scott G. Sleyster	2/12/2019	0	38,115	93.36	2/12/2029	30,528	2,861,695
	2/13/2018	3,251	6,502	106.89	2/13/2028	20,306	1,903,484
	2/14/2017	6,380	3,190	110.45	2/14/2027	18,494	1,733,628
	2/9/2016	32,808	0	63.59	2/9/2026
	2/10/2015	24,760	0	78.08	2/10/2025
	2/11/2014	8,659	0	84.53	2/11/2024
	2/12/2013	23,983	0	57.00	2/12/2023
	6/12/2012	5,935	0	47.61	6/12/2022
	2/14/2012	16,448	0	59.41	2/14/2022
	2/8/2011	13,334	0	64.01	2/8/2021
Stephen Pelletier	2/12/2019	0	47,643	93.36	2/12/2029	38,160	3,577,118
	2/13/2018	10,295	20,590	106.89	2/13/2028	32,148	3,013,554
	2/14/2017	22,083	11,042	110.45	2/14/2027	32,008	3,000,430
	2/14/2012	8,553	0	59.41	2/14/2022
Mark B. Grier	2/12/2019	0	80,241	93.36	2/12/2029	64,268	6,024,482
	2/13/2018	17,338	34,678	106.89	2/13/2028	54,146	5,075,646
	2/14/2017	39,259	19,630	110.45	2/14/2027	56,900	5,333,806
	2/9/2016	100,947	0	63.59	2/9/2026
	2/10/2015	70,743	0	78.08	2/10/2025
	2/11/2014	60,607	0	84.53	2/11/2024
	2/12/2013	135,660	0	57.00	2/12/2023
	2/14/2012	57,895	0	59.41	2/14/2022

(1)	The options reported in the Option Awards column vest at the rate of one-third per year on the anniversary of the date of grant.

(2)

The Equity Incentive Plan Awards columns reflect the number of outstanding performance shares and performance units that would be received by each NEO at the maximum payout level for the 2019, 2018 and 2017 grants. The dollar values reported represent the estimated value of the outstanding performance shares and performance units at the maximum payout level for the 2019, 2018 and 2017 grants, based on the closing market price for our Common Stock on the last trading day of the year, December 31, 2019 ($93.74 per share). Performance shares and performance units are subject to a three-year performance period with payout determined at the end of the period based on our ROE performance as compared to our pre-set goal and as compared to the ROE performance of life insurer peers, as well as for the 2018 grants, the diversity and inclusion modifier.

Grants were made for three-year performance cycles with the 2017 grant as the 2017-2019 performance cycle, the 2018 grant as the 2018-2020 performance cycle, and the 2019 grant as the 2019-2021 performance cycle.

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Option Exercises and Stock Vested

The following table provides information on the value realized by each of the NEOs as a result of the exercise of stock options and the vesting of stock awards from January 1, 2019 through December 31, 2019.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Charles F. Lowrey	—	$—	22,544	$2,104,708
Kenneth Y. Tanji	—	$—	3,323	$310,235
Robert M. Falzon	—	$—	18,984	$1,772,346
Scott G. Sleyster	12,994	$541,070	12,340	$1,152,062
Stephen Pelletier	18,928	$577,985	21,357	$1,993,890
Mark B. Grier	—	$—	37,967	$3,544,599

(1)

The amounts in the Stock Awards—Number of Shares Acquired on Vesting column represent the payout of shares of our Common Stock for the vesting of the 2016 performance shares grants and payout of the 2016 performance units as cash.

(2)

The amounts in the Stock Awards—Value Realized on Vesting column represent the product of the number of performance shares and performance units released and the closing sale price of our Common Stock on February 12, 2019, $93.36.

Pension Benefits

The following table provides information on the defined benefit retirement plans in which the NEOs participate, including the present value of accumulated benefits as of December 31, 2019, except as noted, payable for each of the NEOs under each of these plans determined using interest rate and mortality rate assumptions consistent with those used in our consolidated financial statements; namely, the RP 2014 generational mortality table with white collar adjustments and an adjustment to reflect recent Prudential-specific experience and an interest discount rate of 3.30%. Cash Balance Formula accounts are assumed to grow with interest based on an assumed 30-year Treasury Rate, but not less than 4.25%, and PSI Cash Balance Formula accounts are assumed to grow with interest at 5.00% until the commencement of pension benefits. No additional earnings or service after December 31, 2019 is included in the calculation of the accumulated benefits.

Name	Plan Name	Number of Years of Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Charles F. Lowrey	Merged Retirement Plan—Cash Balance Formula	18		$2,311,687	—
	Supplemental Retirement Plan—Cash Balance Formula	18		$4,810,177	$ 19,126	(3)
Kenneth Y. Tanji	Merged Retirement Plan—Cash Balance Formula	30	(2)	$1,234,768	—
	Merged Retirement Plan—PSI Cash Balance Formula	n/a	(2)	$ 91,877	—
	Supplemental Retirement Plan—Cash Balance Formula	30	(2)	$ 963,711	$ 2,442	(3)
Robert M. Falzon	Merged Retirement Plan—Cash Balance Formula	36	(2)	$1,805,942	—
	Merged Retirement Plan—PSI Cash Balance Formula	n/a	(2)	$ 94,251	—
	Supplemental Retirement Plan—Cash Balance Formula	36	(2)	$2,736,191	$ 12,806	(3)
Scott G. Sleyster	Merged Retirement Plan—Cash Balance Formula	32		$3,345,058	—
	Supplemental Retirement Plan—Cash Balance Formula	32		$2,144,467	$ 5,716	(3)
Stephen Pelletier	Merged Retirement Plan—Traditional Benefit Formula	21		$1,837,764	—
	Merged Retirement Plan—Cash Balance Formula	n/a	(1)	$ 6,403	—
	Merged Retirement Plan—PSI Cash Balance Formula	n/a	(4)	$ 125,546	—
	Supplemental Retirement Plan—Traditional Pension Formula	21		$3,723,204	$1,968,982	(5)
	PSI Supplemental Retirement Plan for Executives	n/a	(4)	$ 560,349	—
Mark B. Grier	Merged Retirement Plan—Cash Balance Formula	24		$4,631,985	$ 85,381	(6)
	Supplemental Retirement Plan—Cash Balance Formula	24		$ 833,045	$ 981,364	(3)

(1)

This benefit is a result of an allocation of demutualization compensation distributed to all participants in the Merged Retirement Plan in 2002 (“Demutualization Credit”). Ongoing service is not a consideration in determining this benefit for the NEOs.

(2)

Mr. Tanji transferred from Prudential to Prudential Securities Incorporated in 1994 and transferred back to Prudential from Prudential Securities Incorporated in 2002. He began accruing pension benefits under the Traditional Pension Formula and, subsequently, the Cash Balance Formula upon his election of this formula in 2001; in accordance with the Merged Retirement Plan Cash Balance Formula, credited service includes service with the Company’s subsidiaries, in particular Prudential Securities Incorporated. As a result of his transfer, ongoing service is not a consideration in determining his benefit under the PSI Cash Balance Formula.

Mr. Falzon transferred to Prudential from Prudential Securities Incorporated in 1998 and began accruing pension benefits under the Traditional Pension Formula and, subsequently, the Cash Balance Formula upon his election of this formula in 2001; in accordance with the Merged Retirement Plan Cash Balance Formula, credited service includes service with the Company’s subsidiaries, in particular Prudential Securities Incorporated. As a result of his transfer, ongoing service is not a consideration in determining his benefit under the PSI Cash Balance Formula.

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(3)

For Messrs. Lowrey, Tanji, Falzon, and Sleyster, this payment was a distribution from the Supplemental Retirement Plan Cash Balance Formula to pay for accrued FICA taxes due in 2018 on this benefit, and federal, state, and local taxes on the distributed amount. The entire payment was withheld to pay these taxes.

For Mr. Grier, this payment was a complete distribution of the remaining accruals under the Supplemental Retirement Plan for 2018. The benefit accrued during calendar year 2019 will be paid in early 2020 under the terms of the plan.

(4)

Mr. Pelletier transferred to Prudential from Prudential Securities Incorporated in 1998 and began accruing pension benefits under the Traditional Pension Formula. As a result, ongoing service is not a consideration in determining his benefit.

(5)

For Mr. Pelletier, the terms of the Supplemental Retirement Plan require a participant in active service on the first day of the month on or following his or her 65th birthday to receive his or her benefit on that date. In accordance with these terms, Mr. Pelletier received a distribution in 2018, which represented his benefits accrued through his 65th birthday. The Supplemental Retirement Plan benefit accrued during the remainder of 2018 was then paid in early 2019 under the terms of the plan in the amount of $1,968,982. The benefit accrued during the calendar year 2019 will be paid in early 2020 under the terms of the plan.

(6)	Mr. Grier began receiving his pension benefit under the Merged Retirement Plan in the form of a monthly annuity, beginning on September 1, 2019, his Normal Retirement Date under the plan.

THE MERGED RETIREMENT PLAN

Our wholly owned subsidiary, The Prudential Insurance Company of America, sponsors our tax-qualified defined benefit retirement plan, The Prudential Merged Retirement Plan (the “Merged Retirement Plan”), which is available to our executive officers, including the NEOs, and other salaried U.S. employees. The Merged Retirement Plan has two formulas under which participants may have their retirement benefits for ongoing service determined: the “Traditional Pension Formula” or the “Cash Balance Formula.” In addition, employees who previously worked for Prudential Securities Incorporated also have retirement benefits for their service with Prudential Securities Incorporated under a third component of the Merged Retirement Plan: the “PSI Cash Balance Formula.”

Traditional Pension Formula

Under the Traditional Pension Formula, employees are fully vested in their accrued benefits. These benefits (which are subject to Internal Revenue Code limits) are determined using the following formula, which is based on Average Eligible Earnings (as defined) and years of Credited Service (as defined):

(1.35% x Average Eligible Earnings up to Covered Compensation

+

2.00% x Average Eligible Earnings in excess of Covered Compensation)

×

Years of Credited Service up to 25 years

+

(0.75% x Average Eligible Earnings up to Covered Compensation

+

1.00% x Average Eligible Earnings in excess of Covered Compensation)

×

Years of Credited Service for the next 13 years

+

1.00% x Average Eligible Earnings

×

Years of Credited Service in excess of 38 years

For a separation from service in 2019, Average Eligible Earnings are determined by taking the average of earnings (base salary plus annual incentive payment) over the period beginning January 1, 2011, and ending on the date of separation after dropping the lowest two years of earnings in that period. Under the Traditional Pension Formula, the starting point for the averaging period is moved forward two years on January 1 of every even calendar year. “Covered Compensation” for a year is the average of the Social Security wage bases for the 35 years ending in the year the participant will reach Social Security normal retirement age. Benefits are payable as early as age 55 (with a reduction in benefits) as a single life annuity if not married or an actuarially equivalent 50% joint and survivor annuity if married.

Generally, a participant’s benefit will be determined as the greater of:

•	the benefit as determined above calculated at the time of separation from service;

•	the benefit as determined above calculated as of January 1, 2002, plus all or a portion of the Supplemental Retirement Plan benefit calculated as of January 1, 2002; and

•

If the Supplemental Retirement Plan benefit is to be paid in the form of an annuity, the benefit as determined above calculated as of January 1, 2012 (including any adjustment in the benefit on January 1, 2002 as described in the previous bullet), plus all or a portion of the Supplemental Retirement Plan benefit calculated as of January 1, 2012. (Mr. Pelletier elected to receive his Supplemental Retirement Plan benefit in the form of a lump sum; consequently, this provision does not apply to him.)

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Additional benefits are provided to participants who are eligible to retire upon separation from service. A participant is eligible to retire if he or she separates from service either: (a) after attainment of age 55 (with 10 years of vesting service) or age 65 or (b) due to an involuntary termination (other than for cause or exhausting short-term disability benefits) after attainment of age 50 (with 20 years of continuous service).

If a participant is eligible to retire, he or she is eligible for survivor benefits (with no actuarial reduction), a lesser (or no) reduction in benefit for benefit commencement before age 65, and an additional benefit paid to age 65.

The benefits reported in the Pension Benefits Table above are assumed to commence in the form of a 50% joint and survivor annuity on the later of January 1, 2020 and the date the participant is eligible for an unreduced benefit, i.e., the earlier of (i) the first of the month on or following the later of attainment of age 60 and 30 years of service and (ii) the first of the month on or following attainment of age 65 (“Normal Retirement Date”).

Cash Balance Formula

The Cash Balance Formula was added to the Merged Retirement Plan in 2001 for employees hired on or after January 1, 2001, except employees of Prudential Securities Incorporated. At that time, we offered a one-time conversion election for the current Merged Retirement Plan participants with benefits under the Traditional Pension Formula to opt to have their individual retirement benefits determined under the Cash Balance Formula. Participants who made this election to use the Cash Balance Formula are fully vested in their Cash Balance Formula benefit. Otherwise, participants are generally vested in their Cash Balance Formula benefit after three years of service.

Cash Balance Formula benefits (which are subject to Internal Revenue Code limits) are computed using a cash balance methodology that provides for credits to be made to a hypothetical account that is allocated basic credits equal to 2% to 14% (depending on age and service) of base salary and annual incentive payments. Interest credits are made to the hypothetical account each month using an interest rate set each year based on the average yield on 30-year U.S. Treasury securities (constant maturities) for October of the prior year, with a minimum rate of 4.25%. The rate in effect for 2019 was 4.25%.

Active participants on June 30, 2003 received an additional credit equal to his or her Supplemental Retirement Plan Cash Balance Formula benefit determined as of January 1, 2002, if any. Active participants on June 30, 2012 received an additional credit of no more than his or her Supplemental Retirement Plan Cash Balance Formula benefit determined as of April 1, 2012, if any.

Benefits are payable at any time after separation of service as a lump sum amount (based on the account balance) or an actuarially equivalent single life annuity; 50%, 75%, or 100% joint and survivor annuity; or 50% contingent annuity. Employees who made the one-time conversion election to use the Cash Balance Formula (specifically, Messrs. Tanji, Falzon, Sleyster and Grier) have a frozen “Grandfathered Benefit” determined as the accrued benefit under the Traditional Pension Formula as of January 1, 2002. The value of the Grandfathered Benefit, and early retirement subsidies on this benefit, if applicable, are included in determining the payable benefit. As reported in the Pension Benefits Table, cash balance accounts are assumed to grow with interest until, and benefits will commence on:

•	for Mr. Pelletier (whose Cash Balance Formula benefits are due only to the Demutualization Credit), the same date benefits are assumed to commence under the Traditional Pension Formula; and

•	for Messrs. Lowrey, Tanji, Falzon, Sleyster and Grier, the participant’s Normal Retirement Date.

Benefits are assumed to commence in a form that is based on a value comparison between a lump sum and a 50% joint and survivor annuity.

PSI Cash Balance Formula

The PSI Cash Balance Formula applies only to employees who previously worked for Prudential Securities Incorporated. At this time, all participants are fully vested in their PSI Cash Balance Formula benefit. Messrs. Tanji, Falzon and Pelletier are the only NEOs with a benefit under this formula.

PSI Cash Balance Formula benefits (which are subject to Internal Revenue Code limits) are computed using a cash balance methodology that provides for credits to be made to a hypothetical account. Prior to January 1, 2004, the hypothetical accounts

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were allocated basic credits equal to 1.7% to 7% (depending on age and service) of eligible earnings. Since then, interest credits only have been made to the hypothetical account each month using an interest rate set each year, with a minimum rate of 5.00%. The rate in effect for 2019 was 5.00%.

Benefits are payable at any time after separation of service as a lump sum amount (based on the account balance) or an actuarially equivalent single-life annuity; 50%, 75%, or 100% joint and survivor annuity; 50% or 100% contingent annuity; or single-life annuity with five or 10 years guaranteed.

As reported in the Pension Benefits Table, PSI Cash Balance accounts are assumed to grow with interest until, and benefits will commence on:

•	for Messrs. Tanji and Falzon, the participant’s Normal Retirement Date; and

•	for Mr. Pelletier, the same date benefits are assumed to commence under the Traditional Pension Formula.

Benefits are assumed to commence with 90% of participants electing a lump sum and 10% electing a 50% joint and survivor annuity.

THE SUPPLEMENTAL RETIREMENT PLAN AND SERPs

The Supplemental Retirement Plan is a nonqualified retirement plan designed to complement the Merged Retirement Plan by providing benefits to all participants of the Merged Retirement Plan, including the NEOs, who are prohibited from receiving additional benefits under the Merged Retirement Plan because of Internal Revenue Code limits. Benefits under the Supplemental Retirement Plan are generally payable at the earlier of six months after separation from service and age 65. Under a special rule applicable to the Supplemental Retirement Plan, benefits are required to begin to be paid to a home office participant following attainment of age 65, regardless of whether he or she has separated from service.

The Prudential Insurance Supplemental Executive Retirement Plan and the PFI Supplemental Executive Retirement Plan (collectively, the “Prudential SERPs”) provide “Early Retirement Benefits” to certain eligible executives, including the NEOs, subject to the approval of our Board and the Committee. Early Retirement Benefits are designed to recognize the service and contributions of eligible executives who are involuntarily terminated by exempting them from the reduction factor for early retirement between the ages of 55 and 65, a reduction of up to 50%, which would otherwise be applicable under the Traditional Pension Formula and the Grandfathered Benefit under the Cash Balance Formula of the Merged Retirement Plan and the Supplemental Retirement Plan. Benefits under the Prudential SERPs are generally payable at the earlier of six months after separation from service and age 65.

No NEO is currently eligible for benefits under the Early Retirement Benefits provision. Upon an involuntary termination of employment, Messrs. Lowrey, Tanji, Falzon, Pelletier and Grier will not be eligible for benefits under the Early Retirement Benefits provision due to a variety of factors; Mr. Sleyster is potentially eligible for benefits under the Early Retirement Benefits provision. However, were Mr. Sleyster to qualify for Early Retirement Benefits, only the Grandfathered Benefit portion of his benefits would not be subject to reduction.

In 2008, the NEOs (with the exception of Mr. Lowrey) were permitted to make an irrevocable election regarding the form of payment for their pension benefits and each NEO (with the exception of Messrs. Falzon and Sleyster) elected to receive his Supplemental Retirement Plan and Prudential SERPs benefits, if any, in a lump sum.

The Prudential Securities Incorporated Supplemental Retirement Plan for Executives (“PSI SERP”) was designed to make it more attractive to certain key executives to remain employees of Prudential Securities Incorporated and its subsidiaries. Mr. Pelletier is the only NEO that is accruing benefits under the PSI SERP. Mr. Pelletier’s PSI SERP benefit will be paid as an annuity upon separation from service, irrespective of age. The PSI SERP benefit is determined as a target benefit, less the benefit payable from the PSI Cash Balance Formula and an estimated Social Security retirement benefit. The target benefit is 60% of an employee’s average salary times a ratio of service to 30 years. Mr. Pelletier stopped accruing service credit under this plan upon his transfer to Prudential from Prudential Securities Incorporated.

Notwithstanding the foregoing, benefits reported in the Pension Benefits Table are assumed to commence in the form of payment elected for this benefit, either an annuity or a lump sum, and at the same time as under the Merged Retirement Plan benefit to be consistent with assumptions used in the Company’s financial statements.

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Nonqualified Deferred Compensation

The following table provides information on the NEOs’ participation in the Prudential Supplemental Employee Savings Plan (the “SESP”) and the Deferred Compensation Plan:

Name	Plan	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)

Charles F. Lowrey	SESP	$36,800	$36,800	$20,347		$646,545
	Deferred Compensation	$—	$—	$978,228	$—	$14,885,901

Kenneth Y. Tanji	SESP	$12,800	$12,800	$4,058		$138,580
	Deferred Compensation	$297,000	$—	$807,255	$—	$5,634,200

Robert M. Falzon	SESP	$28,800	$28,800	$10,095		$334,981
	Deferred Compensation	$569,369	$—	$758,661	$—	$5,104,741

Scott G. Sleyster	SESP	$16,800	$16,800	$14,879		$463,256
	Deferred Compensation	$324,000	$—	$1,712,945	$—	$15,565,767

Stephen Pelletier	SESP	$19,600	$19,600	$16,151		$504,021
	Deferred Compensation	$—	$—	$1,284,493	$—	$13,351,466

Mark B. Grier	SESP	$22,944	$22,944	$43,181		$1,298,470
	Deferred Compensation	$—	$—	$—	$—	$—

(1)

The amounts reported in the Executive Contributions in Last Fiscal Year column represent elective contributions of a portion of their base salary to the SESP (which amounts are also included in the Salary Column of the Summary Compensation Table) and elective contributions to the Deferred Compensation Plan from the annual Bonus.

(2)

The amounts reported in the Registrant Contributions in Last Fiscal Year column represent the Company’s contributions to each NEO’s SESP account (which amounts are also included in the All Other Compensation column of the Summary Compensation Table).

(3)

The amounts reported in the Aggregate Earnings in Last Fiscal Year column include amounts reported for above-market interest on the SESP in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table. Specifically, $2,760 for Mr. Lowrey, $568 for Mr. Tanji, $1,404 for Mr. Falzon, $1,988 for Mr. Sleyster, $2,163 for Mr. Pelletier, and $5,694 for Mr. Grier.

(4)

The amounts reported in the Aggregate Balance at Last Fiscal Year End column represent balances from the SESP and Deferred Compensation Plan and include various amounts previously reported in the Summary Compensation Table as Salary, Bonus or All Other Compensation.

SESP

The SESP is a nonqualified profit sharing plan designed to provide benefits in excess of amounts permitted to be contributed under the PESP. It allows employees, including the NEOs, to elect to defer from 1% to 4% of their eligible earnings paid after the Code limit is exceeded in the year ($280,000 in 2019) to a hypothetical record-keeping account on a pre-tax basis through payroll deduction. We match 100% of an employee’s deferrals. Eligible earnings for the NEOs under the SESP are limited to base salary only. Interest is earned on a participant’s account at the same rate as the Fixed Rate Fund under the PESP. This rate is generally set quarterly within a calendar year, and the rate in effect for each quarter of 2019 was 3.50%. A participant’s account is distributed to the employee six months after the participant’s separation from service.

DEFERRED COMPENSATION PLAN

The Deferred Compensation Plan is a nonqualified, unfunded plan that provides certain designated executives in the United States, including the NEOs, with the ability to defer taxation on up to 85% of their annual cash incentive awards. Deferrals may be invested in notional funds that generally mirror the PESP fund offerings, including shares of our Common Stock.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement	|	75

Executive Compensation

Post-Employment Compensation Arrangements

While we have not entered into employment agreements with our NEOs, they are eligible to receive certain payments and benefits in the event of a termination of employment, including following a change in control of the Company, under the Severance Plan and Change in Control Program. Our CEO does not participate in the Severance Plan.

In the case of the NEOs, and in many cases subject to the approval of our Board, the various payments and benefits provided under the Severance Plan, the Change in Control Program, the Omnibus Plan and other Company programs, as applicable, are as follows:

	Severance	Annual Incentives	Stock Options	Performance Shares/ Performance Units	Book Value Units	SERP	Additional Retirement Accruals	Health/Life

Voluntary Termination; Early or Normal Retirement	—	Annual Incentive Program	Omnibus Plan	Omnibus Plan	Omnibus Plan	—	Merged Retirement Plan and Supplemental Retirement Plan	—

Involuntary Termination Without Cause	Severance Plan	Annual Incentive Program	Omnibus Plan	Omnibus Plan	Omnibus Plan	Prudential SERP	Merged Retirement Plan and Supplemental Retirement Plan	—

Separation in Connection with Change in Control[1]	Change in Control Program	Change in Control Program and Annual Incentive Program	Change in Control Program and Omnibus Plan	Change in Control Program and Omnibus Plan	Change in Control Program and Omnibus Plan	Prudential SERP	Merged Retirement Plan and Supplemental Retirement Plan	Change in Control Program

Separation Due to Disability	—	Annual Incentive Program	Omnibus Plan	Omnibus Plan	Omnibus Plan	—	Merged Retirement Plan and Supplemental Retirement Plan	Prudential Welfare Benefits Plan

Separation Due to Death	—	Annual Incentive Program	Omnibus Plan	Omnibus Plan	Omnibus Plan	—	Merged Retirement Plan and Supplemental Retirement Plan	—

Explanatory notes:

Voluntary Termination; Early or Normal Retirement

Annual Incentives. Annual Incentive Program: an annual incentive payment based on the current year’s business and individual performance, payable following the completion of the performance year.

Stock Options. Omnibus Plan(1): Vested stock options remain exercisable for a period of up to five years after termination; and unvested stock options continue to vest according to the original vesting schedule.

Performance Shares/Performance Units. Omnibus Plan(1): each grant of performance shares and performance units will be paid out at the end of its respective performance period based on the actual number of shares earned as determined by the Committee.

Book Value Units. Omnibus Plan(1): each grant of book value units vests one-third each year and is paid out annually in cash based on the Company’s adjusted book value per share at the end of the fiscal quarter prior to payment.

(1) Based on approved retirement treatment. However, in the event the participant does not qualify for approved retirement treatment (i) unvested stock options are cancelled and vested stock options are exercisable for up to 90 days after termination and (ii) all outstanding restricted stock units, performance shares, performance units and book value units are generally forfeited.

Additional Retirement Accruals. Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.

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Executive Compensation

Involuntary Termination Without Cause

Severance. Severance Plan: assuming all eligibility conditions are satisfied, severance payments of up to 18 months of salary and annual incentive.

Annual Incentives. Annual Incentive Program: an annual incentive payment based on the current year’s business and individual performance, payable following the completion of the performance year.

Stock Options. Omnibus Plan(2): (i) Vested stock options remain exercisable for a period of up to five years after termination date and unvested stock options continue to vest according to the original vesting schedule.

Performance Shares/Performance Units. Omnibus Plan(2): each grant of performance shares and performance units will be paid out at the end of its respective performance period based on the actual number of shares earned as determined by the Committee.

Book Value Units. Omnibus Plan(2): each grant of book value units vests one-third each year and is paid out annually in cash based on the Company’s adjusted book value per share at the end of the fiscal quarter prior to payment.

(2) Based on approved retirement treatment. However, in the event the participant does not qualify for approved retirement treatment (i) unvested stock options are cancelled and vested stock options are exercisable for up to 90 days after termination, and (ii) generally a pro-rata portion of restricted stock units, performance shares, performance units and book value units will vest.

SERP. Prudential SERP: Mr. Sleyster is retirement-eligible and may receive an Early Retirement Benefit.

Additional Retirement Accruals. Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive. Merged Retirement Plan (Traditional Pension Formula) and Supplemental Retirement Plan (Traditional Pension Formula): additional benefit to Mr. Pelletier based on the amount of severance paid and the period of time over which the severance is based (e.g., 78 weeks). Merged Retirement Plan (Cash Balance Formula) and Supplemental Retirement Plan (Cash Balance Formula): additional benefit to Messrs. Tanji, Falzon and Sleyster based on the amount of severance.

Separation in Connection with Change in Control(3)

Severance. Change in Control Program: (i) a lump-sum payment equal to the sum of two times annual base salary and annual incentive (based on the average of the annual incentive payments for the previous three calendar years); and (ii) a payment equal to the present value of the retirement benefits that would have accrued during the period of time on which the lump-sum payment in (i) is based.

(3) Pursuant to the Change in Control Program, before payments may be made, a change in control must have occurred and the designated executive officer’s employment must, within two years following the change in control, either have terminated involuntarily without “cause” or by the eligible executive officer for “good reason.” An eligible executive officer would have good reason to terminate his or her employment in the event of a material reduction in his or her compensation or the terms and conditions of his or her employment were to adversely change (for example, a reduction in job responsibilities, title, or forced relocation).

Annual Incentives. Change in Control Program and Annual Incentive Program: an annual incentive payment based on the target annual incentive award opportunity in the year termination occurs.

Stock Options. Change in Control Program and Omnibus Plan: accelerated vesting of stock options, only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.

Performance Shares/Performance Units. Change in Control Program and Omnibus Plan: payment of outstanding performance shares and performance units at target in shares within 30 days of a change in control, only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer. For performance shares and performance units granted in 2017 and subsequent years, at the change in control (i) outstanding, unconverted performance shares and performance units will become vested at target and settled in shares, and (ii) outstanding performance shares and performance units that were converted to restricted stock units will become vested and settled in shares, only if such outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.

Book Value Units. Change in Control Program and Omnibus Plan: payment of outstanding book value units in cash based on the Company’s adjusted book value per share at the end of the fiscal quarter ended on or immediately prior to the change in control, only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.

SERP. Prudential SERP: Mr. Sleyster is retirement-eligible and may receive an Early Retirement Benefit.

Additional Retirement Accruals. Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.

Health/Life. Change in Control Program: continued health benefits at active employee contribution levels for a period of 18 months, plus a “gross-up” for any expected tax consequences associated with providing these health benefits.

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Executive Compensation

Separation Due to Disability

Annual Incentives. Annual Incentive Program: an annual incentive payment based on an average of the previous three years’ annual incentive awards.

Stock Options. Omnibus Plan: stock option vesting accelerates with up to three years to exercise.

Performance Shares/Performance Units. Omnibus Plan: all outstanding awards of performance shares and performance units are paid at target in shares of our Common Stock.

Book Value Units. Omnibus Plan: all outstanding awards of book value units are paid out in cash based on the Company’s adjusted book value per share at the end of the fiscal quarter prior to payment.

Additional Retirement Accruals. Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive. Merged Retirement Plan (Cash Balance Formula) and Supplemental Retirement Plan (Cash Balance Formula): Messrs. Lowrey, Tanji, Falzon, and Sleyster would receive additional credits until pension commencement (assumed to be Normal Retirement Date).

Health/Life. Prudential Welfare Benefits Plan: monthly disability payment based on salary plus the greater of the most recently paid annual incentive award or the average of the last three most recently paid annual incentive awards.

Separation Due to Death

Annual Incentives. Annual Incentive Program: an annual incentive payment based on an average of the previous three years’ annual incentive awards.

Stock Options. Omnibus Plan: stock option vesting accelerates with a minimum of one and up to three years to exercise outstanding options.

Performance Shares/Performance Units. Omnibus Plan: all outstanding awards of performance shares and performance units are paid at target in shares of our Common Stock.

Book Value Units. Omnibus Plan: all outstanding awards of book value units are paid out in cash based on the Company’s adjusted book value per share at the end of the fiscal quarter prior to payment.

Additional Retirement Accruals. Merged Retirement Plan and Supplemental Retirement Plan: additional benefit payable to the spouse based on the annual incentive.

78	|	Notice of Annual Meeting of Shareholders and 2020 Proxy Statement

Executive Compensation

Potential Payments upon Termination or Change in Control

The following table presents, for each of the NEOs, the estimated payments and benefits that would have been payable as of the end of 2019 in the event of:

•	voluntary termination of employment;

•	involuntary termination of employment without cause;

•	separation due to a change in control of the Company;

•	separation due to disability; and

•	separation due to death.

Consistent with SEC requirements, these estimated amounts have been calculated as if the NEO’s employment had been terminated as of December 31, 2019, the last business day of 2019, and using the closing market price of our Common Stock on December 31, 2019 ($93.74 per share).

Retirement eligibility differs according to the employment separation event. The following table assumes that benefits are paid in an annuity form and commence on January 1, 2020, unless stated otherwise. The table also assumes Board approval of various payments and Prudential SERP Early Retirement Benefits, as applicable, for all NEOs.

The amounts reported in the following table are hypothetical amounts based on the disclosure of compensation information about the NEOs. Actual payments and benefits will depend on the circumstances and timing of any termination of employment or other triggering event.

ESTIMATED POST-EMPLOYMENT PAYMENTS AND BENEFITS

Name	Type of Payment or Benefit		Voluntary Termination/Early or Normal Retirement ($)	Involuntary Termination Without Cause ($)	Separation Due to Change in Control ($)	Separation Due to Disability ($)	Separation Due to Death ($)

Charles F. Lowrey	Severance Payment				12,969,400(1)

	Annual Incentive		4,525,000(2)	4,525,000(2)	5,000,000	4,175,000	4,175,000

	Long-term Incentive:	Stock Options(3)
		RSUs
		Performance Shares/Units(4)			9,858,823(4)	9,858,823(4)	9,858,823(4)
	Book Value Program	Book Value Units(5)			5,677,634(4)	5,677,634(4)	5,677,634(4)

	Benefits:	SERP
		Health/Life			43,240(6)
		Addtl. Retire Accurals	547,525	547,525	605,000	2,786,872	505,175

	Total		5,072,525	5,072,525	34,154,097	22,498,329	20,216,632

Kenneth Y. Tanji	Severance Payment			2,487,600	3,670,044(1)

	Annual Incentive		1,670,000(2)	1,670,000(2)	1,800,000	1,058,400	1,058,400

	Long-term Incentive:	Stock Options(3)
		RSUs
		Performance Shares/Units(4)			2,287,818(4)	2,287,818(4)	2,287,818(4)
	Book Value Program	Book Value Units(5)			1,042,219(4)	1,042,219(4)	1,042,219(4)

	Benefits:	SERP
		Health/Life			41,397(6)	1,661,273
		Addtl. Retire Accurals	155,310	386,657	167,400	2,093,221	98,431

	Total		1,825,310	4,544,257	9,008,878	8,142,931	4,486,868

Robert M. Falzon	Severance Payment			6,195,000	9,722,638(1)

	Annual Incentive		3,700,000(2)	3,700,000(2)	4,000,000	3,130,000	3,130,000

	Long-term Incentive:	Stock Options(3)
		RSUs
		Performance Shares/Units(4)			7,543,445(4)	7,543,445(4)	7,543,445(4)
	Book Value Program	Book Value Units(5)			4,422,903(4)	4,422,903(4)	4,422,903(4)

	Benefits:	SERP
		Health/Life			28,704(6)
		Addtl. Retire Accurals	400,458	1,070,954	432,928	1,716,167	378,730

	Total		4,100,458	10,965,954	26,150,618	16,812,515	15,475,078

Scott G. Sleyster	Severance Payment			3,710,100	5,794,238(1)

	Annual Incentive		2,315,000(2)	2,315,000(2)	2,500,000	1,773,400	1,773,400

	Long-term Incentive:	Stock Options(3)
		RSUs
		Performance Shares/Units(4)			4,748,775(4)	4,748,775(4)	4,748,775(4)
	Book Value Program	Book Value Units(5)			2,205,874(4)	2,205,874(4)	2,205,874(4)

	Benefits:	SERP		16,437	16,437
		Health/Life			36,002(6)	1,031,658
		Addtl. Retire Accurals	235,325	612,576	254,242	825,069	202,168

	Total		2,550,325	6,654,113	15,555,568	10,584,776	8,930,217

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Executive Compensation

Name	Type of Payment or Benefit		Voluntary Termination/Early or Normal Retirement ($)	Involuntary Termination Without Cause ($)	Separation Due to Change in Control ($)	Separation Due to Disability ($)	Separation Due to Death ($)

Stephen Pelletier	Severance Payment			7,547,550	18,756,838(1)

	Annual Incentive		3,700,000(2)	3,700,000(2)	4,000,000	4,261,700	4,261,700

	Long-term Incentive:	Stock Options(3)
RSUs
		Performance Shares/Units(4)			7,453,642(4)	7,453,642(4)	7,453,642(4)
	Book Value Program	Book Value Units(5)			4,949,363(4)	4,949,363(4)	4,949,363(4)

	Benefits:	SERP
		Health/Life			33,633(6)
		Addtl. Retire Accurals	80,917	3,055,528	568,417	551,989	375,233

	Total		3,780,917	14,303,078	35,761,893	17,216,694	17,039,938

Mark B. Grier	Severance Payment

Annual Incentive

	Long-term Incentive:	Stock Options(3)
RSUs
		Performance Shares/Units(4)			12,777,887(4)	12,777,887(4)	12,777,887(4)
	Book Value Program	Book Value Units(5)			7,115,923(4)	7,115,923(4)	7,115,923(4)

	Benefits:	SERP
Health/Life
Addtl. Retire Accurals

	Total		—	—	19,893,810	19,893,810	19,893,810

1

Includes severance payments equal to two times annual cash compensation (subject to execution of a non-competition agreement), and a cash payment for the pension impact of additional two years of credited service.

2	Includes annual incentive award amount for 2019 performance.
3	For disability and death, accelerated vesting of all stock options with up to three years to exercise.
4	Includes the value of 2017, 2018, and 2019 target performance shares and units paid based on the closing market price of our Common Stock on December 31, 2019 ($93.74 per share).
5

Includes the value of 2017, 2018, and 2019 book value units paid based on the Company’s book value per share as of December 31, 2019 ($101.04 per share for awards granted in 2018 and 2019, $96.68 per share for awards granted in 2017).

6	Reflects the expected contribution subsidy for 18 months and the associated tax gross-up. For this purpose, we have assumed the 2020 premium and contribution rates continue for the full 18 months.

The following items are excluded from the table above:

•

The benefits the NEOs would be entitled to receive under the SESP and the Deferred Compensation Plan (these benefits are disclosed in the Nonqualified Deferred Compensation table contained in this Proxy Statement).

•

Additional payments to the NEOs under the PESP, The Prudential Welfare Benefits Plan and The Prudential Retiree Welfare Benefits Plan (plans providing, among other things, life insurance, disability insurance, medical insurance and/or dental insurance), which do not discriminate in scope, terms, or operation in favor of the NEOs and are generally available to all salaried employees.

•

The effects of an involuntary termination of employment for cause, which will result in a forfeiture of all outstanding vested and unvested performance shares, performance units, book value units, restricted stock units, and stock options, and for Mr. Pelletier, potential forfeiture of the benefit under the PSI SERP. The NEOs will receive no additional payments in the event of a termination of employment for cause.

80	|	Notice of Annual Meeting of Shareholders and 2020 Proxy Statement

General Information About The Meeting

Voting Instructions and Information

Who Can Vote

You are entitled to vote your Common Stock if our records show that you held your shares as of the record date of March 13, 2020. At the close of business on that date, a total of 396,043,986 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock is entitled to one vote at this Annual Meeting. Your voting instructions are confidential and will not be disclosed to persons other than those recording the vote, except if you make a written comment on the proxy card, otherwise communicate your vote to management, as may be required in accordance with the appropriate legal process, or as authorized by you.

Voting Your Proxy

If your Common Stock is held through a broker, bank or other nominee (held in street name), you will receive instructions from such entity that you must follow in order to have your shares voted. If you want to vote in person, you must obtain a legal proxy from your broker, bank or other nominee, bring it to the meeting, and submit it with your vote.

If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, you may instruct the proxies how to vote by following the instructions listed on the Notice of Internet Availability or the proxy card to vote online, or by signing, dating and mailing the proxy card in the postage-paid envelope. Of course, you can always come to the meeting and vote your shares in person.

Whichever method you select to transmit your instructions, the proxies will vote your shares in accordance with those instructions. Except as discussed below with respect to shares held in certain Company plans, if you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors: FOR each director nominee, FOR ratification of the appointment of the independent auditor, FOR the advisory vote to approve named executive officer compensation, and AGAINST the shareholder proposal regarding an independent Board Chairman.

Special Voting Instructions for Plan Shares

If you are a participant in The Prudential Employee Savings Plan (“PESP”) and your account is invested in the PFI Common Stock Fund, you may instruct the PESP Trustee on how to vote the shares of Common Stock credited to your PESP account and held in the Fund on March 11, 2020. The PESP Trustee, the shareholder of record, will vote these shares in accordance with your instructions or, if you do not provide voting instructions, in the same proportion as the PESP Trustee votes the shares for which it received timely voting instructions subject to the terms of the PESP plan document, its trust agreement and applicable law. If you hold shares of Common Stock through your participation in the international portion of the Prudential Stock Purchase Plan, the Prudential International Stock Purchase Plan, or the international portion of the Associates Grants (covering vested shares of Prudential Financial, Inc. Common Stock) under the Prudential Financial, Inc. Omnibus Incentive Plan (collectively, the “Plan”), on March 13, 2020, those shares will be voted by the Plan administrator in accordance with your instructions or, if you do not provide voting instructions, in accordance with the Board of Directors’ recommendation subject to the terms of the Plan and applicable law.

Matters to Be Presented

We are not aware of any matters that will be acted on at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, the proxies can vote your shares at the adjournment or postponement as well.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement	|	81

General Information About The Meeting

Revoking Your Proxy

If you hold your shares in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. If you are a holder of record and wish to revoke your proxy instructions, you must deliver later-dated proxy instructions, advise the Chief Governance Officer and Corporate Secretary in writing before the proxies vote your shares at the Annual Meeting, or attend the Annual Meeting and vote your shares in person.

Quorum

A quorum is required to transact business at our Annual Meeting. Shareholders of record holding shares of stock constituting 50% of the shares entitled to be cast shall constitute a quorum. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced at the meeting. In addition, broker non-votes will be treated as present for purposes of determining whether a quorum is present.

Voting Requirements

You may either vote for, against or abstain on each of the proposals. The affirmative vote of a majority of the votes cast is required to approve each proposal. Broker non-votes and abstentions will have no impact, as they are not counted as votes cast.

Although the advisory vote in Item 3 is non binding, as provided by law, our Board will review the results of the vote and, consistent with our commitment to shareholder engagement, will take the results into account in making a determination concerning our named executive officer compensation. If you hold your shares in street name, and you do not submit voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will not be permitted to vote your shares in their discretion on the election of directors, the advisory vote to approve named executive officer compensation, or the shareholder proposal regarding an independent Board Chairman, but may still be permitted to vote your shares in their discretion on the ratification of the independent auditor.

Election of Directors

At the meeting, each nominee must receive the affirmative vote of a majority of the votes cast with respect to his or her election in order to be elected. If an incumbent nominee is not elected by the requisite vote, he or she must tender his or her resignation, and the Board, through a process managed by the Corporate Governance and Business Ethics Committee, will decide whether to accept the resignation.

BOARD RECOMMENDATIONS

The Board of Directors recommends that you vote “FOR” each of the Director Nominees, “FOR” the ratification of the appointment of the Independent Auditor,

“FOR” the advisory vote to approve named executive officer compensation and “AGAINST”

the shareholder proposal regarding an independent Board Chairman.

82	|	Notice of Annual Meeting of Shareholders and 2020 Proxy Statement

General Information About The Meeting

Cost of Proxy Solicitation

We are providing these proxy materials in connection with the solicitation by the Company’s Board of Directors of proxies to be voted at our Annual Meeting. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit shareholders personally, electronically and by telephone. None of these employees will receive any additional compensation for doing this. We have retained Georgeson, Inc. to assist in the solicitation of proxies for a fee of $25,000 plus reimbursement of expenses. We will, on request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

Attending the Annual Meeting

If you attend the Annual Meeting, you will be asked to present valid, government-issued photo identification, such as a driver’s license. If you are a holder of record, the top half of your proxy card or your Notice of Internet Availability is your admission ticket. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your shares held in street name in person, you must get a legal proxy in your name from the broker, bank or other nominee that holds your shares, and submit it with your vote.

Attendance at the Annual Meeting is limited to shareholders of Prudential as of the record date. Each shareholder may appoint only one proxy holder or representative to attend the Annual Meeting on his or her behalf.

Special Precautions Due to Coronavirus Concerns: In order to protect the health and safety of our employees and shareholders, we are taking special precautions in connection with the Annual Meeting due to the health impact of the coronavirus outbreak (COVID-19). These include limiting the Annual Meeting to the items of business on the Notice of Annual Meeting of Shareholders of Prudential Financial, Inc., which means that there will not be a separate business update provided. In addition, refreshments will not be provided. We also encourage shareholders who intend to attend the Annual Meeting to review the relevant guidance from public health authorities. In the event that we determine that it is necessary or appropriate to take additional steps related to how the Annual Meeting is conducted, including imposing additional attendance restrictions in light of public health concerns, details will be posted in advance on our website and, if possible, filed with the SEC.

Submission of Shareholder Proposals and Director Nominations

Rule 14a-8 Proposals for Inclusion in the Proxy Statement for the 2021 Annual Meeting

In order to submit shareholder proposals for the 2021 Annual Meeting of Shareholders for inclusion in our Proxy Statement pursuant to SEC Rule 14a-8, materials must be received by the Chief Governance Officer and Corporate Secretary at the Company’s principal office (see below), no later than the close of business on November 26, 2020. Proposals submitted for inclusion in our Proxy Statement must comply with all of the requirements of SEC Rule 14a-8. As the rules of the SEC make clear, simply submitting a proposal or nomination does not guarantee its inclusion.

Proxy Access Director Nominations for Inclusion in the Proxy Statement for the 2021 Annual Meeting

We have adopted proxy access, which permits a shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding capital stock for at least three years, to submit director nominees for up to 20% of the Board for inclusion in our Proxy Statement if the shareholder(s) and the nominee(s) meet the requirements in our By-laws. Notice of director nominations submitted under these proxy access By-law provisions must be received no earlier than December 13, 2020 and no later than January 12, 2021. However, if the 2021 Annual Meeting is more than 30 days before or after the first anniversary of the date of this year’s Annual Meeting, such notice must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the 2021 Annual Meeting was mailed or public disclosure of the meeting date was made.

Director nominations submitted pursuant to the proxy access provisions of our By-laws must comply with all of the requirements of our By-laws, a copy of which may be obtained at no cost from the Chief Governance Officer and Corporate Secretary. As our By-laws make clear, simply submitting a proposal or nomination does not guarantee its inclusion.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement	|	83

General Information About The Meeting

Other Proposals or Director Nominations for Presentation at the 2021 Annual Meeting

Our By-laws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the Proxy Statement, but that a shareholder instead wishes to present directly at an Annual Meeting. To be properly brought before the 2021 Annual Meeting, a notice of the nomination or the matter the shareholder wishes to present at the meeting must be delivered to the Chief Governance Officer and Corporate Secretary at the Company’s principal office (see below) not less than 120 or more than 150 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the Company’s By-laws (and not pursuant to SEC Rule 14a-8) must be received no earlier than December 13, 2020 and no later than January 12, 2021. However, if the 2021 Annual Meeting is more than 30 days before or after the first anniversary of the date of this year’s Annual Meeting, such notice must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the 2021 Annual Meeting was mailed or public disclosure of the meeting date was made. All director nominations and shareholder proposals must comply with the requirements of the Company’s By-laws. The Chairman may refuse to acknowledge or introduce any such matter at the 2021 Annual Meeting if notice of the matter is not received within the applicable deadlines or does not comply with the Company’s By-laws. If a shareholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the 2021 Annual Meeting.

All proposals and director nominations should be addressed to: Margaret M. Foran, Chief Governance Officer, Senior Vice President and Corporate Secretary, Prudential Financial, Inc., 751 Broad Street, Newark, NJ 07102.

Eliminating Duplicative Proxy Materials

A single Proxy Statement and Annual Report, along with individual proxy cards, or individual Notices of Internet Availability, will be delivered in one envelope to multiple shareholders having the same last name and address and to individuals with more than one account registered at Computershare with the same address unless contrary instructions have been received from an affected shareholder.

If you would like to enroll in this service or receive individual copies of all documents, now or in the future, please contact Computershare by calling 1-800-305-9404 or writing to Computershare at P.O. Box 50500, Louisville, KY 40233-5000. We will deliver a separate copy of all documents to a shareholder at a shared address to which a single copy of the documents was delivered promptly upon request to the address or telephone number provided above.

Delivery of Proxy Materials

We want to communicate with you in the way that is most convenient for you. You may choose to receive either a full set of printed materials—which will include an Annual Report, Proxy Statement, and proxy card—or an email with instructions for how to view the materials and vote online. To select a method of delivery during the voting season, registered shareholders may follow the instructions when voting online at www.investorvote.com/prudential. Following the 2020 Annual Meeting, you may continue to choose your method of delivery of future documents by visiting www.computershare.com/investor. If you own shares indirectly through a broker, bank, or other nominee, please contact your financial institution for additional information regarding delivery options.

If you do not choose a method of delivery as outlined above, you may receive a one-page Notice of Internet Availability instructing you how to access the materials and vote online in lieu of printed or electronic materials. As a publicly traded company, Prudential is legally required to make these materials available to all shareholders, and it is not possible to opt out of the mailing.

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Shareholders to Be Held on May 12, 2020: Our 2020 Proxy Statement and Annual Report for the year ended December 31, 2019 are available free of charge on our website at www.prudential.com/governance.

Annual Report on Form 10-K

The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K, at your request. Please direct all inquiries to investor.relations@prudential.com or 751 Broad Street, Newark, NJ 07102.

84	|	Notice of Annual Meeting of Shareholders and 2020 Proxy Statement

General Information About The Meeting

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of Prudential Financial under the Securities Act of 1933 or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

Shareholder List

A list of shareholders entitled to vote at the Annual Meeting will be available for examination by shareholders at the Annual Meeting.

Forward-Looking Statements

Certain of the statements included in this Proxy Statement constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our current expectations and beliefs concerning future developments and their potential effects upon the Company. Our actual results may differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Statements” sections included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. We do not undertake to update any particular forward-looking statement included in this Proxy Statement.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement	|	85

APPENDIX A - Non-GAAP Measures

Adjusted operating income (“AOI”) and operating return on average equity are non-GAAP measures of financial performance. Adjusted book value is a non-GAAP measure of financial position. We use earnings per share based on AOI, operating return on average equity, and adjusted book value as performance measures in our incentive compensation programs. Also, we believe that our use of these non-GAAP measures helps investors understand and evaluate the Company’s results of operations and financial position by providing measures that are primarily attributable to our business operations separate from the portion attributable to external and potentially volatile capital and currency market conditions.

Adjusted Operating Income

Adjusted operating income excludes “Realized investment gains (losses), net,” as adjusted, and related charges and adjustments. A significant element of realized investment gains and losses are impairments and credit-related and interest rate-related gains and losses. Impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles, can vary considerably across periods. The timing of other sales that would result in gains or losses, such as interest rate-related gains or losses, is largely subject to our discretion and influenced by market opportunities as well as our tax and capital profile.

Realized investment gains (losses) within certain of our businesses for which such gains (losses) are a principal source of earnings, and those associated with terminating hedges of foreign currency earnings and current period yield adjustments are included in adjusted operating income. Adjusted operating income generally excludes realized investment gains and losses from products that contain embedded derivatives, and from associated derivative portfolios that are part of an asset/liability management program related to the risk of those products. However, the effectiveness of our hedging program will ultimately be reflected in adjusted operating income over time. Adjusted operating income also excludes gains and losses from changes in value of certain assets and liabilities relating to foreign currency exchange movements that have been economically hedged or considered part of our capital funding strategies for our international subsidiaries, as well as gains and losses on certain investments that are designated as trading. Adjusted operating income also excludes the changes in fair value of equity securities that are recorded in net income. Beginning with the second quarter of 2019, market experience updates, reflecting the immediate impacts in current period results from changes in current market conditions on estimates of profitability, are also excluded from adjusted operating income.

Adjusted operating income excludes the results of Divested and Run-off Businesses, which are not relevant to our ongoing operations. Discontinued operations and earnings attributable to noncontrolling interests, each of which is presented as a separate component of net income under GAAP, are also excluded from adjusted operating income. Adjusted operating income also excludes other items, such as certain components of the consideration for the Assurance IQ acquisition, which are recognized as compensation expense over the requisite service periods, as well as changes in the fair value of contingent consideration. The tax effect associated with pre-tax adjusted operating income is based on applicable IRS and foreign tax regulations inclusive of pertinent adjustments.

86	|	Notice of Annual Meeting of Shareholders and 2020 Proxy Statement

Appendix A

Reconciliation of GAAP Net Income to After-Tax Adjusted Operating Income

(in billions)

	Year Ended December 31,

	2019	2018

Net income attributable to Prudential Financial, Inc.	$4.19	$4.07
Income attributable to noncontrolling interests	0.05	0.01

Net income	4.24	4.08

Less: Earnings attributable to noncontrolling interests	0.05	0.01

Income attributable to Prudential Financial, Inc.	4.19	4.07

Less: Equity in earnings of operating joint ventures, net of taxes and earnings attributable to noncontrolling interests	0.05	0.06

Income (after-tax) before equity in earnings of operating joint ventures	4.14	4.01

Less: Reconciling Items:
Realized investment gains (losses), net, and related charges and adjustments(1)	(0.89)	0.15
Market experience updates	(0.46)	0.00
Divested and Run-off Businesses:
Closed Block Division	0.04	(0.06)
Other Divested and Run-off Businesses	0.45	(1.54)
Equity in earnings of operating joint ventures and earnings attributable to noncontrolling interests	(0.10)	(0.09)
Other adjustments(2)	(0.05)	0.00

Total reconciling items, before income taxes	(1.01)	(1.54)

Less: Income taxes, not applicable to adjusted operating income	(0.30)	(0.53)

Total reconciling items, after income taxes	(0.71)	(1.01)

After-tax adjusted operating income	$4.85	$5.02

(1)	Prior period numbers have been reclassified to conform to current period presentation.

(2)

Represents adjustments not included in the above reconciling items. “Other adjustments” include certain components of the consideration for the Assurance acquisition, which are recognized as compensation expense over the requisite service periods, as well as changes in the fair value of contingent consideration.

Reconciliation of GAAP Earnings per Share to After-Tax Adjusted Operating Income Earnings per Share

(shares in millions)

	Year Ended December 31,

	2019	2018
Net income attributable to Prudential Financial, Inc.	$10.11	$9.50
Less: Reconciling Items:
Realized investment gains (losses), net, and related charges and adjustments(1)	(2.16)	0.36
Market experience updates	(1.12)	0.00
Divested and Run-off Businesses:
Closed Block Division	0.09	(0.15)
Other Divested and Run-off Businesses	1.10	(3.60)
Difference in earnings allocated to participating unvested share-based payment awards	0.02	0.03
Other adjustments(2)	(0.11)	0.00
Total reconciling items, before income taxes	(2.18)	(3.36)
Less: Income taxes, not applicable to adjusted operating income	(0.60)	(1.17)
Total reconciling items, after income taxes	(1.58)	(2.19)
After-tax adjusted operating income	$11.69	$11.69
Weighted average number of outstanding Common shares (diluted)	410.9	426.2

(1)	Prior period numbers have been reclassified to conform to current period presentation.

(2)

Represents adjustments not included in the above reconciling items. “Other adjustments” include certain components of the consideration for the Assurance acquisition, which are recognized as compensation expense over the requisite service periods, as well as changes in the fair value of contingent consideration.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement	|	87

Appendix A

Adjusted Book Value

Reconciliation of GAAP Book Value to Adjusted Book Value

(in millions, except for per share data)

		As of December 31,

	2019	2018
GAAP book value (total Prudential Financial, Inc. equity) at end of period	$63,115	$48,617
Less: Accumulated other comprehensive income (AOCI)	$24,039	$10,906
GAAP book value excluding AOCI	$39,076	$37,711
Less: Cumulative effect of foreign currency exchange rate remeasurement	($1,835)	($2,344)
Adjusted book value	$40,911	$40,055
Number of diluted shares at end of period(1)	404.9	422.2
GAAP book value per Common share - diluted(1)(2)	$155.88	$116.34
Adjusted book value per Common share - diluted(1)(2)	$101.04	$96.06

(1)

As of December 31, 2018, exchangeable surplus notes are dilutive when book value per share is greater than $82.16 (equivalent to an additional 6.1 million in diluted shares and an increase of $500 million in equity).

(2)

Includes the cumulative impact of net gains and losses resulting from foreign currency exchange rate remeasurement and associated realized investment gains and losses included in net income (loss) and currency translation adjustments corresponding to realized investment gains and losses.

Operating Return on Average Equity

Operating return on average equity (based on adjusted operating income) is a non-GAAP measure and represents adjusted operating income after-tax divided by average Prudential Financial, Inc. equity excluding accumulated other comprehensive income and adjusted to remove amounts included for foreign currency exchange rate remeasurement and certain deferred taxes. The comparable GAAP measure to operating return on average equity (based on adjusted operating income) is return on average equity (based on net income). Return on average equity (based on net income) represents income after-tax, attributable to consolidated Prudential Financial, Inc., as determined in accordance with U.S. GAAP, divided by average total Prudential Financial, Inc. equity. Return on average equity (based on net income) was 7.1% and 8.2% for the years ended December 31, 2019 and December 31, 2018, respectively.

88	|	Notice of Annual Meeting of Shareholders and 2020 Proxy Statement

GENDER PAY EQUITY STATEMENT

Prudential's Total Rewards is integral to our employee value proposition. This package includes compensation, as well as programs and resources available to our employees.

All roles in our U.S. organization are reviewed against market and benchmarking data. Our compensation structure and benefits package enables Prudential to recruit and promote talent within the context of an individual's background, experience and performance.

**PRUDENTIAL IS COMMITTED TO PAY EQUITY.
THE COMPANY'S POLICIES AND PRACTICES ADDRESS
PAY DISCRIMINATION THROUGHOUT THE EMPLOYEE'S CAREER**

Recruiting

Reduce likelihood that U.S. compensation decisions are perpetuating discriminatory pay practices of former employers.

Nationally, Prudential removed compensation inquiries from its employment applications; and

Stopped considering compensation history when establishing starting pay for new employees, except as required by law.

These practices go beyond simple compliance with the laws of a limited number of states and cities.

Existing Employees

Guided by independent legal counsel, Prudential conducts a review of its U.S. compensation practices to protect against systemic race/ethnicity and gender biased patterns, and takes action as warranted.

Employees can raise issues regarding pay equity with the Ethics Office, Human Resources or their manager.

Pay discrimination concerns are promptly and thoroughly investigated by trained professionals dedicated to reviewing unlawful discrimination claims.

This integrated approach ensures that we proactively review pay equity on an ongoing basis, and that we satisfy our heightened obligations as a federal contractor.

As part of our annual human resources strategy update, our Board reviews the status of our pay practices and the broad range of our diversity and inclusion efforts.

Prudential

PRUDENTIAL IS COMMITTED TO THE FUTURE OF WORK

In the U.S. and around the world, employers are struggling to find skilled talent, while many people lack access to proper training to fill open positions.

In America alone, **6 million people were unemployed** as of July 2019 — **yet 7.3 million job openings remained unfilled.**

Prudential, a leader in the national dialogue to improve policies and practices enabling financial wellness, is working to ensure that global economic progress benefits all members of tomorrow's workforce.

Prudential is dedicated to developing the talent of the future, with a focus on people from traditionally underserved and underrepresented markets. This requires a portfolio of strategic partnerships, supported by a $180 million commitment through 2025 to provide young people with the training and tools to access the job market and get on a path to financial security. Opportunity Youth represent a large untapped talent pool. With an eye towards employer demand, and a strong return on student and employer outcomes, these commitments are allowing innovative models to improve, scale and sustain growth.

$1 Billion Milestone

Prudential has long recognized that its investments could—and should—combine social and financial return. This year, the company reached its goal of building a $1 billion impact investing portfolio by 2020.

These innovative models, which include pioneering organizations like General Assembly, Andela, YouthBuild and Per Scholas, help young adults develop the technical skills they need for the 21st century workforce. Graduates of these programs move from minimum-wage jobs to career-track positions, helping to build an inclusive workforce and ensure sustainable financial wellness for themselves, their families and their communities—and employers are provided with solutions to persistent talent shortages.

Since July 2017, Prudential has recruited 68 candidates from its portfolio of skills-training program partners for internships, contractor positions and full-time hires. Of these candidates, 96 percent were people of color; 62 percent were female. Complemented by ongoing efforts to recruit and retain diverse traditional talent, these non-traditional talent models are empowering and transforming the workforce of the future – both in and outside of Prudential.

Spotlight on Talent

When financial constraints kept Shanelle Forde from finishing her college education, she worked a number of jobs simultaneously to make ends meet. "I also knew that I didn't want to continue like that," she said. Today, Shanelle is a graduate of the software development track at Year Up, a one-year intensive training program that provides skills training and career support to diverse, low-income young adults ages 18-24. After completing a six-month internship with Prudential's Chief Investment Office, Prudential hired Shanelle as a systems development associate.

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Prudential

Admission Ticket Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59 p.m., May 11, 2020, for Registered Shares and by 11:59 p.m., May 6, 2020, for PESP Shares and PSPP Shares. Online Go to www.investorvote.com/prudential — login details are located in the shaded bar below. Vote by telephone Call toll-free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE for the call. Follow the instructions provided by the recorded message. Save paper, time and money! Registered shareholders (Holders of Record) can sign up for electronic Using a black ink pen, mark your votes with an X as shown in this example. X delivery of future proxy materials at Please do not write outside the designated areas. www.investorvote.com/prudential Proxy/Voting Instruction Form IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals – The Board of Directors recommends a vote FOR the election of each director nominee listed in Proposal 1. 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain + 01 - Thomas J. Baltimore, Jr. 06 - Peter R. Lighte 11 - Douglas A. Scovanner 02 - Gilbert F. Casellas 07 - Charles F. Lowrey 12 - Michael A. Todman 03 - Robert M. Falzon 08 - George Paz 04 - Martina Hund-Mejean 09 - Sandra Pianalto 05 - Karl J. Krapek 10 - Christine A. Poon The Board of Directors recommends a vote FOR Proposals 2 and 3. The Board of Directors recommends a vote AGAINST Proposal 4. For Against Abstain For Against Abstain 2. Ratification of the appointment of PricewaterhouseCoopers LLP 4. Shareholder proposal regarding an Independent as our independent registered public accounting firm for 2020. Board Chairman. 3. Advisory vote to approve named executive officer compensation. B Non-Voting Proposal – Please select one option or leave blank if you do not want to participate. I would like a free tote bag from Prudential. I prefer Prudential contribute to a tree planting campaign. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 UPX + 033J2H

ANNUAL MEETING OF SHAREHOLDERS May 12, 2020, 2:00 p.m. 655 Broad Street, Newark, New Jersey 07102 If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits the shareholder. All meeting attendees must present valid government-issued photo identification. For your safety, all personal belongings or effects, including purses, are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The meeting location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. This card covers the total number of shares of Prudential Financial, Inc. Common Stock (“Common Stock”) registered in your name (“Registered Shares”) at Prudential’s transfer agent, Computershare, as of March 13, 2020, and may also cover the total number of shares of Prudential Financial, Inc. Common Stock held in The Prudential Employee Savings Plan (“PESP”) on March 11, 2020. Or, this card may cover the total number of shares of Prudential Financial, Inc. Common Stock for the international portion of the Prudential Stock Purchase Plan, the Prudential International Stock Purchase Plan, or the international portion of the Associates Grants covering vested shares of Prudential Financial, Inc. Common Stock registered in your name with Computershare as of the close of business on the record date of March 13, 2020. You only need to vote once. This card enables you to submit your vote on your Registered Shares; to provide voting instructions to the PESP Trustee for your PESP shares; or to submit voting instructions for your international portion of the Prudential Stock Purchase Plan shares. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 12, 2020. The Proxy Statement and Annual Report to Shareholders are available at www.investorvote.com/prudential. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy/Voting Instruction Form Prudential Financial, Inc. + This proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of Shareholders to be held at 2:00 p.m. on May 12, 2020. The undersigned, having received the Notice of Meeting and Proxy Statement dated March 26, 2020, appoints Margaret M. Foran, Timothy P. Harris and Charles F. Lowrey, each of them as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Common Stock of Prudential Financial, Inc., at the Annual Meeting of Shareholders to be held at 2:00 p.m., May 12, 2020, or at any adjournment or postponement, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card. If no directions are given, the proxies will vote in accordance with Board of Directors’ recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting. Special Voting Instructions for Plan Shares: If you are a participant in The Prudential Employee Savings Plan (“PESP”), or the international portion of the Prudential Stock Purchase Plan, the Prudential International Stock Purchase Plan, or the international portion of the Associates Grants covering vested shares of Prudential Financial, Inc. Common Stock under the Prudential Financial, Inc. Omnibus Incentive Plan, your shares will be voted by the applicable trustee or administrator in accordance with the instructions indicated on the reverse side or received by internet or telephone. If no instructions are specified, your PESP shares will be voted in the same proportion as the PESP Trustee votes the shares for which it received timely voting instructions, and all other shares will be voted by the plan administrator in accordance with the Board of Directors’ recommendations, in each case, subject to the terms of the applicable plan documents and applicable law. Comments — We value your feedback. Please provide any comments you have in the space below. + PAPER PRODUCED UNDER A SUSTAINABLE FOREST MANAGEMENT PROGRAM

Using a black ink pen, mark your votes with an X as shown in this example. X Please do not write outside the designated areas. Proxy/Voting Instruction Form IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals – The Board of Directors recommends a vote FOR the election of each director nominee listed in Proposal 1. 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain + 01 - Thomas J. Baltimore, Jr. 06 - Peter R. Lighte 11 - Douglas A. Scovanner 02 - Gilbert F. Casellas 07 - Charles F. Lowrey 12 - Michael A. Todman 03 - Robert M. Falzon 08 - George Paz 04 - Martina Hund-Mejean 09 - Sandra Pianalto 05 - Karl J. Krapek 10 - Christine A. Poon The Board of Directors recommends a vote FOR Proposals 2 and 3. The Board of Directors recommends a vote AGAINST Proposal 4. For Against Abstain For Against Abstain 2. Ratification of the appointment of PricewaterhouseCoopers LLP 4. Shareholder proposal regarding an Independent as our independent registered public accounting firm for 2020. Board Chairman. 3. Advisory vote to approve named executive officer compensation. B Non-Voting Proposal – Please select one option or leave blank if you do not want to participate. I would like a free tote bag from Prudential. I prefer Prudential contribute to a tree planting campaign. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 UPX + 03888A

ANNUAL MEETING OF SHAREHOLDERS May 12, 2020, 2:00 p.m. 655 Broad Street, Newark, New Jersey 07102 If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits the shareholder. All meeting attendees must present valid government-issued photo identification. For your safety, all personal belongings or effects, including purses, are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The meeting location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy/Voting Instruction Form Prudential Financial, Inc. This proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of Shareholders to be held at 2:00 p.m. on May 12, 2020. The undersigned, having received the Notice of Meeting and Proxy Statement dated March 26, 2020, appoints Margaret M. Foran, Timothy P. Harris and Charles F. Lowrey, each of them as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Common Stock of Prudential Financial, Inc., at the Annual Meeting of Shareholders to be held at 2:00 p.m., May 12, 2020, or at any adjournment or postponement, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card. If no directions are given, the proxies will vote in accordance with Board of Directors’ recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 12, 2020. The Proxy Statement and Annual Report to Shareholders are available at www.prudential.com/governance.